UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Capital One Financial Corporation

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Notice of Capital One Financial Corporation’s

2019 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 2, 2019

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s campus at 1600 Capital One Drive, McLean, Virginia 22102, on May 2, 2019, at 10:00 a.m. local time.

Items of Business

As a stockholder, you will be asked to:

➊	Elect eleven nominated directors, who are listed in the proxy statement, as directors of Capital One;

➋	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019;

➌	Approve, on a non-binding advisory basis, our 2018 Named Executive Officer compensation (“Say on Pay”);

➍	Approve and adopt the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan; and

➎	Consider a stockholder proposal requesting stockholders’ right to act by written consent, if properly presented at the meeting.

Stockholders also will transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 5, 2019 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the Proxy Statement for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote in person at the Annual Stockholder Meeting, you do not need to mail in a proxy card.

Annual Stockholder Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time. Valid government-issued picture identification and proof of stock ownership as of the Record Date must be presented to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy from your bank, broker, trust or other nominee vote. Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at 1600 Capital One Drive, McLean, VA 22102.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

March 20, 2019

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our annual report carefully before voting.

Meeting Information
Date:	Thursday, May 2, 2019
Time:	10:00 a.m. local time
Location:	1600 Capital One Drive, McLean, Virginia, 22102
Record Date:	March 5, 2019

How to Vote

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Stockholder Meeting. Please refer to the section “How do I vote?” on page 122 for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Stockholder Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number printed on your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number printed on your notice, proxy card or voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage- paid envelope.	By following the instructions under “Can I attend the Annual Meeting?” on page 121 and requesting a ballot when you arrive.

On March 20, 2019, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials.

Voting Items

Item 1

Election of Directors

You are being asked to elect the following eleven candidates for director: Richard D. Fairbank, Aparna Chennapragada, Ann Fritz Hackett, Peter Thomas Killalea, Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars, Pierre E. Leroy, François Locoh-Donou, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West. Each director nominee is standing for election to hold office until our next annual stockholder meeting or until his or her successor is duly elected and qualified. For additional information regarding our director nominees, see “Our Board of Directors” beginning on page 10 and “Biographies of Director Nominees” beginning on page 18 of this proxy statement. For a description of our corporate governance practices, see “Corporate Governance at Capital One” beginning on page 10 of this proxy statement.

✓   Our Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	1

Corporate Governance Highlights

Board of Directors Members and Leadership	Board Governance Best Practices

∎  Ten of our eleven director nominees are independent; Chief Executive Officer (“CEO”) and founder is the only member of management who serves as a director

∎  Active and empowered Lead Independent Director elected annually by independent directors

∎  Active and empowered committee chairs, all of whom are independent

∎  Board of Directors (“Board”) consists of directors with a mix of tenures, including long-standing members, relatively new members, and others at different points along the tenure continuum

∎  Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction and give the Board the collective capability necessary to oversee the Company’s activities

∎  Regular discussions regarding Board recruiting, succession and refreshment including director skills and qualifications that support the Company’s long-term strategic objectives

∎  Frequent executive sessions of independent directors that regularly include separate meetings with our Chief Financial Officer (“CFO”), General Counsel, Chief Risk Officer, Chief Audit Officer, Chief Credit Review Officer and Chief Compliance Officer

∎  Annual assessments of the Board and each of its committees, the independent directors and the Lead Independent Director

∎  Active engagement and oversight by the Board of Company strategy, risk and the Company’s political activities and contributions

∎  Direct access by the Board to key members of management at the discretion of independent directors

∎  Annual CEO evaluation process led by the Lead Independent Director

∎  Regular talent and succession planning discussions regarding the CEO and other key executives

∎  Regular meetings between the Board and federal banking regulators

Stockholder Engagement and Stockholder Role in Governance

∎  Regular outreach and engagement throughout the year with stockholders regarding Company strategy and performance by our CEO, CFO and Investor Relations team

∎  Outreach and engagement with governance representatives of our largest stockholders at least two times per year

∎  Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

∎  Board and Governance and Nominating Committee receive and review extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

∎  Majority voting for directors with resignation policy in uncontested elections

∎  Stockholders holding at least 25% of outstanding common stock may request a special meeting

∎  Proxy access on market terms (stockholders holding 3% of outstanding common stock for three years can nominate director candidates)

∎  No supermajority vote provisions for amendments to Bylaws and Certificate of Incorporation or removing a director from office

∎  No stockholder rights plan (commonly referred to as a “poison pill”)

2	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Item 2

Ratification of Selection of our Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2019. For additional information regarding the Audit Committee’s selection of and the fees paid to Ernst & Young LLP, see “Audit Committee Report” on page 102 and “Ratification of Selection of Independent Registered Public Accounting Firm” on page 104 of this proxy statement.

✓  Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Item 3

Advisory Vote on our Named Executive Officer Compensation (“Say on Pay”)

You are being asked to approve on an advisory basis the compensation of our named executive officers. For additional information regarding our executive compensation program and our named executive officer compensation, see “Compensation Discussion and Analysis” beginning on page 48 and “Named Executive Officer Compensation” beginning on page 81 of this proxy statement.

✓  Our Board of Directors unanimously recommends that you vote “FOR” the advisory approval of our 2018 Named Executive Officer Compensation as disclosed in this proxy statement.

Our executive compensation program is designed to attract, retain, motivate and reward leaders who can foster strong business results and promote our long-term success. We believe our executive compensation program strongly links rewards with both business and individual performance over multiple time horizons, which aligns our executives’ interests with those of our stockholders while supporting safety and soundness and appropriately balancing risk.

2018 Company Performance

Each year the Compensation Committee (the “Committee”) and the other independent members of our Board (the “Independent Directors”) review and evaluate the Company’s qualitative and quantitative performance and make determinations regarding the compensation of our named executive officers (“NEOs”) based on Capital One’s pay-for-performance philosophy. The Committee’s top priority is to implement a compensation program that aligns the interests of our NEOs with the interests of our stockholders. The Committee also seeks to directly link the compensation of the NEOs with the Company’s performance, and the executives’ contributions to that performance over appropriate time horizons. The Committee and the Independent Directors have the flexibility to adjust compensation decisions from year to year to take into account Company and individual performance, as well as evolving market practices.

In 2018, Capital One delivered strong financial and operating results including record revenues and profits while continuing to invest in attractive long-term growth opportunities. We improved our franchise, unveiling new products and broadening our brand with marketing and advertising campaigns that drove awareness and growth. We delivered value to our customers and empowered them with great digital experiences and extended billions of dollars of credit to consumers, small business owners and commercial clients while maintaining our focus on risk and resilience. We attracted great talent and our people practices continue to garner recognition. We believe our investments will result in a company with the scale, brand, capabilities, talent and values to succeed as the digital revolution transforms our society and our industry.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	3

In particular, the Committee recognized and considered the following when awarding compensation for the 2018 performance year to our NEOs(1):

∎

Record Diluted Earnings Per Share (“EPS”)(2) of $11.82, or $10.88, net of adjustments, a 40.6% increase from 2017, outpacing all companies in our peer comparator group, driven by strong credit performance and operating results in all of our major lines of business (see “Market Data” beginning on page 76 for a description of our peer comparator group). Record net income of $5.7 billion, driven by record net income in our Domestic Card business.

∎	Revenue Growth of 3.1% compared to 2017, fueled by balanced performance across our major business lines, including record purchase volume growth in our Domestic Card business of 15.4% over 2017.

∎

Return on Average Tangible Common Equity(3) of 18.6%, an increase of 55.0% from 2017 (as adjusted for the impacts of the Tax Cuts and Jobs Act of 2017 (“Tax Act”)), which is above our peer comparator group’s median of 17.1%.

∎

Tangible Book Value per share growth (including the effect of common dividends) of 17.5%, the second-highest of our peer comparator group. Tangible Book Value per share grew from $60.28 to $69.20, with quarterly common dividends totaling $1.60 per common share, driven by strong profitability and capital management.

∎

Total Shareholder Return (“TSR”) of -22.8%, 11.2%, and 8.4% over one-, three-, and five-year periods as compared to the TSR of the KBW Bank Index of -17.7%, 25.4%, and 37.8% over the same time periods.

∎

Execution Against Strategic Corporate Imperatives. We continued to make significant but disciplined investments to transform and reimagine our infrastructure, data, digital tools, and talent. We broadened our brand, enhanced our customer experience and strengthened our risk and control environment. We entered into a new partnership with Walmart, the world’s largest retailer, and invested in attractive growth opportunities that will result in growth and returns in the future.

See “Executive Summary” beginning on page 49 and “Year-End Incentive Opportunity” beginning on page 61 for more information regarding the Company’s 2018 performance.

Highlights of Our 2018 Compensation Programs

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. Key features of our 2018 compensation programs include:

∎	No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is at-risk based on his and the Company’s performance.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

Diluted EPS is presented on both a GAAP and non-GAAP basis. The non-GAAP measures consist of our adjusted results that the Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

The ROTCE presented for 2017 is adjusted to exclude the $1.77 billion impact of the Tax Act. The adjusted amount is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of the Tax Act on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

4	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

∎

Payout of 60% of CEO Compensation Determined by Formula. 60% of CEO compensation granted for 2018 was in the form of performance shares that provide for vesting based entirely on the Company’s performance on an absolute basis and relative to the Company’s peers over a three-year period.

∎

76% of CEO Pay is Equity-Based Compensation. 76% of our CEO’s 2018 total compensation and 55% of all other named executive officer compensation for 2018 was equity-based to align with stockholder interests.

∎	All CEO Compensation Deferred for 3 Years. All CEO compensation is deferred for at least three years.

∎

Awards Based on Company and Individual Performance. All named executive officers receive incentive awards based on Company and/or individual performance. For 2018, 100% of CEO compensation and 80% of the compensation for the other named executive officers was based on Company and/or individual performance.

∎

All Equity Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to enhance alignment between pay and performance and to balance risk. See “Additional Performance Conditions and Recovery Provisions” beginning on page 71 for more information about these provisions.

2018 Compensation Decisions

2018 CEO Performance Year Compensation. The CEO’s compensation for the 2018 performance year was composed of equity awards designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. Mr. Fairbank’s total compensation for performance year 2018 was $17.5 million and consisted of:

∎

Performance Shares granted in February 2018 under which he may receive from 0% to 150% of a target number of 100,268 shares of the Company’s common stock based on the Company’s performance over a three-year period beginning January 1, 2018; and

∎

Year-End Incentive Award totaling $7 million granted in January 2019 in recognition of the Company’s record financial performance in 2018 and consisting of a deferred cash bonus of $4.2 million and a grant of 34,744 cash-settled restricted stock units (“RSUs”) valued at $2.8 million. The deferred cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2022. The award of RSUs will vest in full on February 15, 2022, and settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date.

The chart below shows Mr. Fairbank’s actual total compensation for performance year 2018:

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	5

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. For the years shown in the table, Mr. Fairbank’s total target compensation was $17.5 million. See “2018 CEO Compensation Program” beginning on page 56 for additional information regarding Mr. Fairbank’s 2018 performance year compensation.

Performance Year	Cash Salary	Year-End Incentive		Long-Term Incentives			Total
		Deferred Cash Bonus	Cash- Settled RSUs	Stock-Settled Awards	Performance Shares	Option Awards
2018	$—	$4,200,000	$2,800,019	$—	$10,500,065	$—	$17,500,084

2017	$—	$3,727,500	$2,485,006	$—	$ 8,750,041	$1,750,018	$16,712,565

2016	$—	$2,677,500	$1,785,080	$1,750,026	$ 8,750,002	$1,750,003	$16,712,611

The table above is presented to show how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table required for this proxy statement beginning on page 81 and is therefore not a substitute for the information required in that table. See “Chief Executive Officer Compensation” beginning on page 56 for a description of the compensation paid to our CEO.

2018 NEO Performance Year Compensation. NEO (other than the CEO) compensation for the 2018 performance year was composed of a mix of cash and equity-based compensation consisting of a base salary and an annual year-end incentive opportunity which consisted of a cash incentive and a long-term incentive opportunity. The long-term incentive opportunity was comprised of performance shares and stock-settled RSUs as determined by the Committee. The chart below shows the elements of NEO (other than the CEO) compensation as an approximate percentage of NEO 2018 actual total compensation:

See “NEO Compensation” beginning on page 66 for a description of compensation to the NEOs (other than the CEO).

Say on Pay and Response to Stockholder Feedback

The Committee and the Board of Directors value the input of our stockholders. At our 2018 Annual Stockholder Meeting, more than 85% of our stockholders supported Capital One’s named executive officer compensation. See “Consideration of 2018 Say on Pay Vote” beginning on page 53 for additional information regarding our Say on Pay vote.

In recent years, in response to feedback received from our stockholders, the Committee and the Independent Directors have made significant improvements to Capital One’s executive compensation program, practices and disclosures. The changes aim to simplify the program structure, further align our executive compensation practices with best practices and principles and enhance the transparency of our disclosures:

∎

Increased Alignment of CEO Pay and Performance. Beginning in 2019, the Committee and the Independent Directors increased the alignment of CEO compensation with Company performance and stockholder interests by increasing the percentage of the CEO’s total target compensation tied

6	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

to a year-end evaluation of CEO and Company performance from 40% to 90%. The Committee and the Independent Directors believe that this structure further aligns Mr. Fairbank’s compensation with that of the Company’s peers and provides a greater opportunity for the Committee and the Independent Directors to assess the Company and the CEO’s performance after the completion of the performance year. In addition, this structure enhances the Committee and the Independent Directors’ ability to incorporate feedback from stockholders received during the year to ensure that the CEO’s performance year compensation appropriately reflects the Company’s compensation philosophy, principles and business results. See “2019 CEO Compensation Program” beginning on page 65 for more information.

∎

New Performance Share Award Metrics. Beginning in 2018, the performance shares awarded to the named executive officers vest based on two metrics: Common Dividends + Growth of Tangible Book Value per Share (“D+TBV”) and Adjusted ROTCE, each defined under “Performance Share Award Metrics” on page 59. The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a balanced and rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company.

∎

Simplified NEO Compensation Program. In 2018, the Committee and the Independent Directors modified the compensation program applicable to our NEOs (other than the CEO) to reduce the number of compensation vehicles, eliminating stock options and cash-settled RSUs, and more closely aligning the program vehicles and structure to the programs used by the Company’s peers. For 2018, this resulted in a greater percentage of such NEOs compensation awarded in the form of performance shares and an increase of NEO (other than the CEO) total target compensation linked to Company and individual performance from 65% to 80%. See “2018 NEO Compensation Program” beginning on page 66 for more information.

∎

Enhanced Disclosures. We provided greater transparency regarding the Committee’s use of discretion, particularly regarding the Company’s performance and the year-end incentive awards granted to the NEOs, and introduced disclosure regarding the Company’s approach to environmental and social matters in addition to further detailing our governance principles and practices.

Item 4

Approval and Adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan

You are being asked to approve and adopt the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan. For additional information regarding the proposal, see “Approval and Adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan” beginning on page 107 of this proxy statement.

✓  Our Board of Directors unanimously recommends a vote “FOR” the approval and adoption of our Fifth Amended and Restated 2004 Stock Incentive Plan as disclosed in this proxy statement.

Item 5

Stockholder Proposal Requesting Stockholders’ Right to Act by Written Consent

You are being asked to vote on a stockholder proposal requesting stockholders’ right to act by written consent. For additional information regarding the proposal, see “Stockholder Proposal Requesting Stockholders’ Right to Act by Written Consent” beginning on page 117 of this proxy statement.

✗   Our Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	7

8	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Section V - Equity Compensation Plans	97

Equity Compensation Plan Information	97

1999 Directors Plan	97

Section VI - Security Ownership	98

Security Ownership of Certain Beneficial Owners	98

Security Ownership of Directors and Named Executive Officers	99

Section 16(a) Beneficial Ownership Reporting Compliance	100

Section VII - Compensation Committee Report	101

Section VIII - Audit Committee Report	102

Section IX - Election of Directors (Item 1 on Proxy Card)	103

Section X - Ratification of Selection of Independent Registered Public Accounting Firm (Item 2 on Proxy Card)	104

Section XI - Advisory Approval of Capital One’s 2018 Named Executive Officer Compensation (Item 3 on Proxy Card)	106

Section XII - Approval and Adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan (Item 4 on Proxy Card)	107

Section XIII - Stockholder Proposal Requesting Stockholders’ Right to Act by Written Consent (Item 5 on Proxy Card)	117

Section XIV - Other Business	120

Other Business	120

Annual Report to Stockholders	120

Stockholder Proposals for 2020 Annual Stockholder Meeting	120

Section XV - Frequently Asked Questions	121

Appendix A - Information Regarding Non-GAAP Financial Measures	125

Appendix B - Capital One Financial Corporation Fifth Amended and Restated Stock Incentive Plan	128

Forward-Looking Statements

This document contains “forward-looking statements” – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the Forward-Looking Statements in our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	9

Section I - Corporate Governance at Capital One

Overview of Corporate Governance at Capital One

Capital One is dedicated to strong and effective corporate governance that provides our Board of Directors (“Board”) with the appropriate framework to engage in ongoing oversight of the Company’s activities. Our Board believes that robust, dynamic corporate governance policies and practices are the foundation of an effective and well-functioning board, and are vital to preserving the trust of our stakeholders, including customers, stockholders, regulators, suppliers, associates and the general public.

Information About Our Corporate Governance Policies and Guidelines

The Board has adopted Corporate Governance Guidelines to formalize its governance practices and provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, promotes responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives. To maintain and enhance independent oversight, our Board regularly renews and refreshes its governance policies and practices as changes in corporate strategy, the regulatory environment and financial market conditions occur, and in response to investor feedback and engagement.

The Board has also adopted Capital One’s Code of Business Conduct and Ethics (“Code of Conduct”), which applies to Capital One’s directors, executives and associates, including Capital One’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Principal Accounting Officer and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing, and integrity, and guides the ethical actions and working relationships of Capital One’s directors, executives and associates in their interactions with investors, current and potential customers, fellow associates, competitors, governmental entities, the media, and other third parties with whom Capital One has contact.

We encourage you to visit the “Corporate Governance” section of our website at www.capitalone.com. Select “About,” then “Investors,” to open the section where you can find our Corporate Governance Guidelines, Code of Conduct, Committee Charters, Certificate of Incorporation, and Amended and Restated Bylaws (“Bylaws”). For a description of the key governance practices of our Board, see “Key Board Governance Practices” beginning on page 25.

Our Board of Directors

Our Perspectives on Overall Board Composition and Refreshment

In recent years, the investor community has become increasingly focused on the composition of corporate boards and policies and practices that encourage board refreshment. At Capital One, we appreciate that our investors share our passion for cultivating a board that encompasses the optimal mix of diverse backgrounds, experiences, skills, expertise, qualifications, and an unwavering commitment to integrity and good judgment, in order to thoughtfully advise and guide management as they work to achieve our long-term strategic objectives.

The Governance and Nominating Committee, under the direction of its Chair, who also currently serves as the Company’s Lead Independent Director, assesses the composition of and criteria for membership on the Board and its committees on an ongoing basis. In fulfilling this responsibility, the Governance and Nominating Committee has taken a long-term view and continuously assesses the resiliency of the Board over the next ten to fifteen years in alignment with the Company’s strategic direction to determine what actions may be desirable to best position the Board for success. The Governance and Nominating Committee considers a variety of factors, including the Company’s long-term strategy, the skills and experiences that directors provide to the Board (including in the context of the Company’s strategy), the performance of the Board and the Company, the Board’s director retirement policy (as described in the Company’s Corporate Governance Guidelines), the Board’s view that a resilient board should include members across a continuum of tenure, and the belief that valuable insights can be gained from gender and ethnic diversity among the Board’s members. Over the last few years, the Governance and Nominating Committee has held discussions regarding director recruiting plans on a quarterly

10	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

basis, and has provided regular updates to the Board on those plans. In support of the Board’s long-term resiliency efforts, four new independent directors (representing more than 25% of the Board) have been appointed in the last five years.

As a result of these long-term strategic resiliency assessments, the Governance and Nominating Committee has articulated a set of principles on board composition, which include:

Board Skills

∎   Consider the collective set of skills that allows the Board to cover all vectors of effective challenge of management, especially in the areas of business strategy, financial performance, enterprise risk management, cyber risk, technology innovation, and executive talent and leadership

∎   Ensure collective Board skill sets evolve with corporate strategy

Industry Experience

∎  Seek and retain Board members with industry experience, both banking and technology, that align with our long-term strategy, understanding that such experience is critical to providing effective challenge

∎   Recognize that the financial services industry is complex and understand the importance of having directors who have witnessed the extended nature of the banking business and credit cycles and can share the wisdom of those experiences

Board Size

∎   Consider the appropriate size of the Board in relation to promoting active engagement, open discussion and effective challenge of management

∎   Continuously assess the depth of successors available to assume Board leadership positions for both expected and unexpected departures

Tenure

∎  Believe that it is critical to have members across a continuum of director tenure in order to ensure the effective oversight of a large financial institution, which must simultaneously embrace innovation and changing market and customer expectations and prudently preserve the safety and soundness of the institution through long-term business and credit cycles

∎  Seek to have a mix of long-standing members, relatively new members, and remaining members at different points along the tenure continuum to cultivate Board membership that collectively represents members who have actively overseen the Company’s strategic journey through various business cycles, who have sufficient experience to assume Board leadership positions, and who bring fresh ideas and perspectives

Diversity

∎   Believe having a Board with members who demonstrate a diversity of thought, perspectives, skills, backgrounds and experiences is important to building an effective and resilient board, and as a result, have a goal of identifying candidates that can contribute to that diversity in a variety of ways, including ethnically and gender diverse candidates

Evergreen Recruiting

∎  Engage in a continuous process of identifying and assessing potential director candidates in light of the Board’s collective set of skills and future needs

∎   Recognize that recruiting new directors is not one-dimensional and that effective Board members are those who have relevant backgrounds and expertise combined with a broad business acumen; strategic leadership; a commitment to risk management; an understanding of the intricacies of a large, public company; and a dedication to the Company and its stockholders, the Board as a whole, and to the individual members that comprise the Board

Staged Refreshment

∎   Take a long-term perspective, working back from a destination, to enable thoughtful director refreshment that meets strategic needs while avoiding disruption

∎  Take a planned approach to changes in board membership, considering the timing of new director onboarding relative to planned retirements and departures

∎   Recognize that new directors need time to become familiar with the Company’s business model and strategy and become deeply grounded in these matters to be well-positioned to challenge management effectively

∎  Acknowledge that relationships among Board members develop organically over time and recognize the importance of protecting and nurturing the open, values-based culture that the Board enjoys to appropriately oversee and challenge management

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The Board leverages several long-standing practices and processes to support Board refreshment in keeping with the principles articulated above, including:

∎	Annual assessments of the Lead Independent Director (see “Annual Assessment of the Lead Independent Director” on page 25 for more information).

∎	Annual evaluations of the Board and its committees (see “Annual Board and Committee Evaluations” beginning on page 26 for more information).

∎	Annual assessments of individual directors (see “Annual Assessment of Director Nominees” on page 28 for more information).

Our Director Nominees

Our Board is presenting the following 11 nominees for election as directors at the Annual Stockholder Meeting. All of the nominees currently serve as directors on our Board and, other than Mr. Leenaars (who was appointed to our Board effective January 1, 2019) and Mr. Locoh-Donou (who was appointed to our Board effective March 1, 2019), all were elected by our stockholders at our 2018 Annual Stockholder Meeting. For a description of the specific experience and qualifications of each of our nominees, see “Biographies of Director Nominees” beginning on page 18.

Name	Age	Occupation	Director Since	Independent	Other Public Boards
Richard D. Fairbank	68	Chairman, Chief Executive Officer and President, Capital One Financial Corporation	1994	No	0

Aparna Chennapragada	42	Vice President, Augmented Reality, Google	2018	✓	0

Ann Fritz Hackett	65	Partner and Co-Founder, Personal Pathways, LLC	2004	✓	1

Peter Thomas Killalea	51	Owner and President, Aoinle, LLC; Former Vice President of Technology, Amazon.com	2016	✓	3

Eli Leenaars	57	Vice Chairman of the Global Wealth Management Division, UBS Group AG	2019	✓	0

Pierre E. Leroy	70	Managing Partner, Aspiture, LLC; Former Executive Chair and Chief Executive Officer, Vigilant Solutions; Former Division President, Deere & Co.	2005	✓	0

François Locoh-Donou	47	President, Chief Executive Officer, and Director, F5 Networks, Inc.	2019	✓	1

Peter E. Raskind	62	Former Chairman, President and Chief Executive Officer, National City Corporation	2012	✓	0

Mayo A. Shattuck III	64	Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group	2003	✓	3

Bradford H. Warner	67	Former President of Premier and Small Business Banking, Bank of America Corporation	2008	✓	0

Catherine G. West	59	Former Special Advisor, Promontory Financial Group; Former Associate Director and Chief Operating Officer, Consumer Financial Protection Bureau	2013	✓	0

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We would like to extend our appreciation to director Benjamin P. Jenkins, who will retire from our Board effective May 2, 2019 in accordance with our Corporate Governance Guidelines. Mr. Jenkins has been a director of Capital One since 2013, providing our Board and management with extensive knowledge and valuable insights from his over 38 years of experience in corporate banking, banking operations, investment banking, and management of customer relationships. We are deeply grateful to Mr. Jenkins for his many valuable contributions to Capital One and wish him well in his future endeavors.

We would also like to extend our appreciation to director Lewis Hay, III, who has decided not to stand for re-election to the Board at the 2019 Annual Stockholder Meeting due to other demands on his time. Mr. Hay has been a director of Capital One since 2003, providing our Board and management with extensive knowledge and insights on the complex strategic, operational, management, regulatory, financial, and governance issues faced by large public companies such as Capital One. We thank Mr. Hay for his commitment to Capital One over his 16 years of service and wish him well in his future endeavors.

Director Nominee Highlights (excluding our CEO)

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What We Look For in Individual Director Nominees

The evaluation and selection of director nominees is a key aspect of the Governance and Nominating Committee’s regular evaluation of the composition of, and criteria for membership on, the Board. When considering director nominees, including incumbent directors eligible for re-election, nominees to fill vacancies on the Board, and nominees recommended by stockholders, the Governance and Nominating Committee focuses on the development of a Board composed of directors that meet the criteria set forth below.

Personal Characteristics	Commitment to the Company

∎  High personal and professional ethics, integrity and honesty, good character and judgment

∎  Independence and absence of any actual or perceived conflicts of interest

∎  The ability to be an independent thinker and willingness to provide effective challenge to management

∎  A willingness to commit the time and energy to satisfy the requirements of Board and committee membership, including the ability to attend and participate in meetings of the Board and committees of which they are a member and the annual meeting of stockholders and be available to management to provide advice and counsel

∎  A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

∎  Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

∎  A willingness to comply with Capital One’s Director Stock Ownership Requirements, Corporate Governance Guidelines and Code of Conduct

Diversity	Skills and Experience

∎  Diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint, as well as the candidate’s gender and ethnicity

∎  While diversity is evaluated in a broad sense based on experience, background and viewpoint, the Governance and Nominating Committee recognizes that Capital One serves diverse communities and customers, and believes that the composition of our Board should appropriately reflect this diversity

∎  The Governance and Nominating Committee is committed to seeking highly qualified women and individuals from minority groups to include in the pool of nominees and has instructed the third-party search firm used in director recruiting efforts to consider these elements accordingly

∎  The value derived from each nominee’s skills, qualifications, experience and ability to impact Capital One’s long-term strategic objectives

∎  Strong educational background

∎  Substantial tenure and breadth of experience in leadership capacities

∎  Business and financial acumen

∎  Understanding of the intricacies of a public company

∎  Experience in risk management

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The Governance and Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board, and has determined that all of our director nominees possess the personal characteristics, level of commitment to the Company, diversity, and skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.

Specific Skills and Experience. The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic goals and objectives, the regulatory environment and financial market conditions. In its review, the Governance and Nominating Committee considers whether the Board continues to possess the appropriate mix of skills and experience to oversee the Company in achieving these goals, and may seek additional directors as a result of this consideration. Our director nominees have specific experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee. These skills are not one-dimensional. Instead, these skills collectively allow our director nominees to leverage strategic and forward thinking, pattern recognition, and strong business acumen to inform Board discussions and create an engaged, effective, and strategically oriented Board.

Skills and Experience of our Director Nominees (excluding our CEO)(1)

(1)	Skills defined below

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Strategic Planning and Transformation	Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning
Banking and Financial Services	Extended board experience or management experience in Retail Banking, Commercial Banking, Consumer Lending, Small Business Banking, Investment Banking, and/or other financial services
Retail and/or Commercial Banking Executive	Executive level experience and oversight of Retail and/or Commercial Banking
Digital, Technology, and Cybersecurity	Leadership and understanding of technology, digital platforms and cyber risk
Technology Executive	Executive level experience with direct oversight and expertise in technology, digital platforms and cyber risk
Risk Management and Compliance	Significant understanding with respect to the identification, assessment and oversight of risk management programs and practices
Public Company Senior Executive Management	Experience as a chief executive officer or other senior executive at a public company
Public Accounting and Financial Reporting	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements
Talent Management, Compensation and Succession Planning	Understanding of the issues involved with executive compensation, succession planning, human capital management, and talent management and development
Public Company Governance	Extended experience serving as a director on a large public company board and/or experience with public company governance issues and policies, including governance best practices
Regulated Industries and Regulatory Issues	Experience with regulated businesses, regulatory requirements, and relationships with state and federal agencies

Other Considerations. For new nominees, the Governance and Nominating Committee may also consider the results of the nominee’s interviews with directors and/or other members of senior management and any background checks the Governance and Nominating Committee deems appropriate. In 2018, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential non-incumbent director candidates based on the criteria and principles described above.

When evaluating incumbent directors, the Governance and Nominating Committee also considers the director’s performance throughout the year, including the director’s attendance, preparation for and participation in Board and committee meetings, the director’s annual evaluation, feedback received from fellow Board members, and the director’s willingness to serve for an additional term, as further described in the section “Annual Assessment of Director Nominees” beginning on page 28.

Process for Stockholder Recommendations of Director Candidates

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and other relevant information as required by Capital One’s Bylaws, and further described in Capital One’s Corporate Governance Guidelines, to the Corporate Secretary at Capital One’s address set forth in the Notice. Capital One’s Corporate Governance Guidelines require the Corporate Secretary to deliver a copy of the submitted information to the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee will consider potential nominees proposed by stockholders on the same basis as it considers other potential nominees.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Our Bylaws permit up to 20 stockholders owning 3% or more of the Company’s outstanding

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common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two (2) individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Director Independence

Except for our CEO, who is the Company’s founder, the Board has affirmatively determined that the other members of our Board are independent under Capital One’s Director Independence Standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. The Board has concluded this based on a thorough assessment of whether each of its non-management members is “independent” under these standards. These standards reflect the director independence requirements set forth in the listing standards of the New York Stock Exchange (“NYSE”) and other applicable legal and regulatory rules, and also describe certain categorical relationships that the Board has determined to be immaterial for purposes of determining director independence. The categorical relationships the Board has deemed immaterial for purposes of determining director independence are: (i) relationships between Capital One and an entity where the director serves solely as a non-management director; (ii) transactions between Capital One and a director or a director’s immediate family (or their primary business affiliations) that fall below the numerical thresholds in the NYSE listing standards (or do not otherwise preclude independence under those standards), and that are ordinary course, on arm’s-length market terms, and, in the case of extensions of credit, followed usual underwriting procedures, contain no other unfavorable features and are in compliance with applicable legal and regulatory rules; and (iii) discretionary contributions to not-for-profit organizations, foundations, or universities in which a director serves as an executive officer that in any of the last three fiscal years do not exceed the greater of $1 million or 2% of the organization’s consolidated gross revenues.

The Board has determined that each of the director nominees (excluding our CEO) is independent under these standards. The Board has also determined that Mr. Hay and Mr. Jenkins are independent under these standards. In making these determinations, the Governance and Nominating Committee and the Board reviewed certain information obtained from non-management directors’ responses to a questionnaire asking about their relationships with Capital One, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain information obtained through internal diligence conducted on Capital One’s businesses related to transactions, relationships or arrangements between Capital One and a non-management director or their immediate family members, primary business or charitable affiliations. Following this review, the Board determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related NYSE standards.

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Biographies of Director Nominees

Director Since: 1994 Age: 68 Capital One Committees: ∎ None Capital One Companies: ∎ Capital One Bank (USA), National Association (Chair) ∎ Capital One, National Association (Chair)

Richard D. Fairbank

Chairman, Chief Executive Officer and President, Capital One Financial Corporation

Mr. Fairbank is founder, Chairman, Chief Executive Officer, and President of Capital One Financial Corporation. As an innovator and entrepreneurial leader, Mr. Fairbank has grown Capital One from a start-up to one of the ten largest banks in America and 100 largest companies in the country as ranked by Fortune Magazine. Mr. Fairbank has been the CEO since the Company’s Initial Public Offering in November 1994 and has served as the Chairman and CEO since February 1995. Since the founding of the Company, Mr. Fairbank has been responsible for overseeing both the Company’s strategic direction as well as management of Capital One’s day-to-day operations, and has driven strong organic business growth and executed a series of strategic acquisitions across retail and direct banking, credit cards, auto lending, and technology. Mr. Fairbank has extensive experience in financial services and has led the development, growth, and transformation of the Company’s business capabilities since its founding, including technology, risk management, brand, customer experience, and talent development and diversity.

Prior to Capital One, Mr. Fairbank was Vice President and head of the banking practice at a national strategy consulting firm. Mr. Fairbank served on MasterCard International’s Global Board of Directors from February 2004 until May 2006.

Additional Public Directorships (current):

∎ None

Director Since: 2018 Age: 42 Capital One Committees: ∎ Compensation Committee ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), National Association

Aparna Chennapragada

Vice President, Augmented Reality, Google

Ms. Chennapragada, a computer scientist and current Vice President at Google, has more than 18 years of experience in leading teams, driving strategy, and developing successful flagship products. As an accomplished executive with experience in technology innovation and development, leading change initiatives, product development, strategy, machine learning, and talent management, she brings significant insights on mobile, artificial intelligence, and technology’s transformational impact on business and consumers.

Ms. Chennapragada has been a leader at Google for more than a decade and has served as Vice President of Product Management since October 2017, where she oversees product management for new product areas in augmented reality. Prior to her current role, Ms. Chennapragada was a Senior Director and Technical Assistant to the CEO at Google from May 2016 to September 2017, where she helped drive various company-wide product efforts and company-wide product strategy reviews. She also served as a Director and Group Product Manager for Google Now from March 2013 to April 2016, was a Senior Product Manager on Google Search from September 2010 to February 2013, and began her career with the company leading a team of 30 research scientists and engineers in the development of new algorithmic features for YouTube and Google from July 2008 to September 2010. Prior to joining Google, Ms. Chennapragada served in various roles at Akamai Technologies, Inc. from September 1999 to June 2008.

Additional Public Directorships (current):

∎ None

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 Lead Independent Director

 Director Since:  2004

 Age:  65

 Capital One Committees:

∎ Compensation Committee

∎ Governance and Nominating
      Committee (Chair)

∎ Risk Committee

 Capital One Companies:

∎ Capital One, National
      Association

Ann Fritz Hackett

Partner and Co-Founder, Personal Pathways, LLC

Ms. Hackett has more than 30 years of experience in developing and leading critical strategic and human capital initiatives. She has worked with boards of directors, chief executive officers and senior executives to identify strategic opportunities and execute solutions during periods of business and financial challenges and transformation. Ms. Hackett also has experience in corporate governance and risk matters as a result of her participation with public company boards of directors and related governance committees, non-profit boards and consulting engagements.

Ms. Hackett is currently a partner of Personal Pathways, LLC, a technology company she co-founded in 2007 to provide companies with a web-based enterprise collaboration insights platform to better advance high performance professional relationships and support the kind of complex problem-solving required in today’s distributed workplace. Prior to her current role at Personal Pathways, in 1996 she founded and served as the President of Horizon Consulting Group, LLC, providing global consumer product and service companies with innovative strategy and human capital initiatives. Prior to launching Horizon Consulting, Ms. Hackett spent 11 years at a leading national strategy consulting firm where she served as Vice President and Partner, served on the Management Committee, led Human Resources, and developed her expertise in strategy, managing cultural change, creating performance management processes and a performance-based culture, developing leadership talent, and planning for executive succession. Ms. Hackett is also a member of Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also previously served as a director of Beam, Inc. (formerly Fortune Brands, Inc.) from December 2007 until April 2014.

Additional Public Directorships (current):

∎ Fortune Brands Home & Security, Inc.

Director Since: 2016 Age: 51 Capital One Committees: ∎ Compensation Committee ∎ Risk Committee Capital One Companies: ∎ Capital One, National Association

Peter Thomas Killalea

Owner and President, Aoinle, LLC; Former Vice President of Technology, Amazon.com

Mr. Killalea, a seasoned technology executive and advisor, has deep expertise in product development, digital innovation, customer experience, and security.

Mr. Killalea is currently the Owner and President of Aoinle, LLC, a consulting firm he founded in November 2014 to provide advice to technology-driven companies. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon, most recently as its Vice President of Technology for the Kindle Content Ecosystem. He led Amazon’s Infrastructure and Distributed Systems team, which later became a key part of the Amazon Web Services Platform. Prior to that, he served as Amazon’s Chief Information Security Officer and Vice President of Security.

Mr. Killalea also currently serves on the editorial board of ACM Queue (Association for Computing Machinery). He previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015.

Additional Public Directorships (current):

∎ Akamai Technologies, Inc.

∎ Carbon Black

∎ MongoDB, Inc.

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Director Since: 2019 (new nominee) Age: 57 Capital One Committees: ∎ Audit Committee ∎ Risk Committee Capital One Companies: ∎ None

Eli Leenaars

Vice Chairman of the Global Wealth Management Division, UBS Group AG

Mr. Leenaars has over 30 years of experience in the financial services sector, including institutional and investment banking, asset management, corporate and retail banking, and in cultivating sophisticated client relationships. A respected expert on the future of digital banking, as well as global industry trends in finance, investment, banking, and leadership, Mr. Leenaars has experience managing businesses through a wide range of matters including complex corporate restructuring, strategic initiatives, and challenging financial environments.

Mr. Leenaars has served as Vice Chairman of the Global Wealth Management Division at UBS Group AG, a Swiss multinational investment bank and financial services company, since April 2015. In this role, he engages on senior relationship management with a focus on UBS’ largest non-U.S. clientele. Prior to joining UBS, Mr. Leenaars enjoyed a 24-year career at ING Group N.V., a Dutch multinational banking and financial services company, and various of its subsidiaries. From January 2010 until March 2015, he served as the CEO of ING Retail Banking Direct and International for ING, where he was responsible for Retail Banking and Private Banking worldwide. This included serving as CEO of ING Direct N.V., the parent company of ING Direct in the U.S., which pioneered the national direct deposit platform. Between 2004 and 2010, Mr. Leenaars was also member of ING’s Executive Board with responsibility for ING’s Global Retail and Private Banking operations and Group Technology and Operations. In addition, Mr. Leenaars previously served as a member of our Board from May 2012 to September 2012 in connection with Capital One’s acquisition of ING Direct.

Mr. Leenaars is a member of the Supervisory Board of the Royal Concertgebouw (Amsterdam) and member of the Executive Committee of the Trilateral Commission (Paris, Tokyo, and Washington, DC).

Additional Public Directorships (current):

∎ None

Director Since: 2005 Age: 70 Capital One Committees: ∎ Audit Committee ∎ Compensation Committee Capital One Companies: ∎ Capital One Bank (USA), National Association

Pierre E. Leroy

Managing Partner, Aspiture, LLC

Mr. Leroy has a deep knowledge and understanding of business operations and complex financial requirements through his experience as CEO and Executive Chairman of a digital analytic software company and managing partner of an advisory and consulting business, in addition to his experience leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards.

In 2015, Mr. Leroy established Aspiture, LLC, an advisory and private equity firm which invests primarily in digital companies offering unique customer solutions. Prior to launching Aspiture, Mr. Leroy served in various leadership roles at Vigilant Solutions, Inc. (formerly Vigilant Video, Inc.), an industry-leading pioneer of innovative intelligence solutions that help law enforcement protect officers, families and communities. These leadership roles included Executive Chairman of Vigilant (from March 2012 to 2015), and as Chief Executive Officer (from July 2012 until June 2013).

Mr. Leroy spent much of his professional career at Deere & Company, a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, which also provides financial services worldwide and manufactures and markets engines used in heavy equipment. While at Deere & Company, Mr. Leroy served as President of both the Worldwide Construction & Forestry Division and the Global Parts Division before retiring in 2005, and also served in a number of positions in finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy has also served as a director on the boards of United Rentals, Inc. (from April 2012 to May 2015), RSC Holdings Inc. and RSC Equipment Rental from (May 2008 to April 2012 (when RSC was acquired by United Rentals), and Beam, Inc. (formerly Fortune Brands, Inc.) (from September 2003 to February 2012).

Additional Public Directorships (current):

∎ None

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Director Since: 2019 (new nominee) Age: 47 Capital One Committees: ∎ None Capital One Companies: ∎ None

François Locoh-Donou

President, Chief Executive Officer, and Director, F5 Networks, Inc.

Mr. Locoh-Donou has nearly two decades of enterprise technology experience, building a wide range of product teams, and operations around the world. He is well known for his ability to envision where industries are going and inspire organizations to identify and execute on future growth opportunities – especially in the areas of cloud, software, analytics, and security.

In April 2017, Mr. Locoh-Donou was hired as the President and Chief Executive Officer of F5 Networks, where he has refocused the company on Applications Services Software (including Security) for Multi-Cloud environments. He is also the only management member of the F5 Board of Directors. Prior to joining F5, Mr. Locoh-Donou held successive leadership positions at Ciena Corporation (from 2002 to March 2017), a network strategy and technology company, including Chief Operating Officer; Senior Vice President, Global Products Group; Vice President and General Manager, EMEA; Vice President International Sales; and Vice President and Marketing. Prior to joining Ciena, Mr. Locoh-Donou held research and development roles with Photonetics, a French opto-electronics company.

Mr. Locoh-Donou is also the co-founder and Chairman of Cajou Espoir, a cashew-processing facility that employs several hundred people in rural Togo, 80 percent of whom are women.

Additional Public Directorships (current):

∎ F5 Networks, Inc.

Director Since: 2012 Age: 62 Capital One Committees: ∎ Governance and Nominating Committee ∎ Risk Committee (Chair) Capital One Companies: ∎ Capital One Bank (USA), National Association

Peter E. Raskind

Former Chairman, President and Chief Executive Officer, National City Corporation

Mr. Raskind has more than 30 years of banking experience, including in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration. Through his extensive banking career, he has served in a number of leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, wealth management and corporate trust, retail and small business banking, operations and strategic planning.

Most recently, Mr. Raskind was a consultant to banks and equity bank investors as the owner of JMB Consulting, LLC, which he established in February 2009 and managed through 2017. Prior to founding JMB Consulting, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States, until its merger with PNC Financial Services Group in December 2008. Mr. Raskind has served as a director of United Community Banks, Inc. and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and on the executive committee of the National Automated Clearing House Association. In addition, Mr. Raskind served as Interim Chief Executive Officer of the Cleveland Metropolitan School District in 2011, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority.

Additional Public Directorships (current):

∎ None

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Director Since: 2003 Age: 64 Capital One Committees: ∎ Compensation Committee (Chair) ∎ Governance and Nominating Committee Capital One Companies: ∎ Capital One, National Association

Mayo A. Shattuck III

Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group

Mr. Shattuck has decades of experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation and private banking, has led two large, publicly held companies and has served on other public company boards.

Mr. Shattuck is currently Chairman of the Board of Chicago-based Exelon Corporation, the nation’s largest competitive energy provider and commercial nuclear plant operator. He previously served as Executive Chairman of the Board of Exelon from March 2012 through February 2013. Prior to its merger with Exelon, Mr. Shattuck was Chairman, President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, a position he held from 2001 to 2012.

Mr. Shattuck also has extensive experience in the financial services industry. He was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Banc Alex. Brown and, during his tenure, also served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. In addition, from 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown & Sons, a major investment bank, which merged with Bankers Trust in 1997. Mr. Shattuck is the former Chairman of the Institute of Nuclear Power Operators.

Additional Public Directorships (current):

∎ Alarm.com

∎ Exelon Corporation

∎ Gap, Inc.

Director Since: 2008 Age: 67 Capital One Committees: ∎ Audit Committee (Chair) ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), National Association

Bradford H. Warner

Former President of Premier and Small Business Banking, Bank of America Corporation

Mr. Warner has deep experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as in corporate banking functions, customer relationships, corporate culture change management, enterprise risk management, and technology.

Mr. Warner served in a variety of executive positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of Regional Bank.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in Asia, northern Latin America and Mexico; and several investment-related businesses, including private banking, asset management and brokerage. He also served on the most senior management policy and governance committees at BankBoston, FleetBoston and Bank of America.

Additional Public Directorships (current):

∎ None

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Director Since: 2013 Age: 59 Capital One Committees: ∎ Audit Committee ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), National Association

Catherine G. West

Former Special Advisor, Promontory Financial Group; Former Associate Director and Chief Operating Officer, Consumer Financial Protection Bureau

Ms. West has a multifaceted background in financial services with more than 30 years of experience in financial services operations, business line management (P&L), regulatory matters, technology platform conversions, process automation and innovation, and strategy development. She has experience in initial public offerings, and mergers and acquisitions, and has a keen understanding of business strategy, operations, and the regulatory perspective in the financial services industry.

Ms. West served as a Special Advisor to Promontory Financial Group, a financial services consulting firm, from May 2013 until her departure in October 2013, and as Managing Director from April 2012 until April 2013. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (the “CFPB”) a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leveraged those views to effect policy change. Prior to joining the CFPB, she served as the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. Ms. West was an executive officer at Capital One Financial Corporation from March 2000 to July 2006, where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations. Prior to her time at Capital One, Ms. West spent over 10 years primarily in consumer card banking at several institutions.

Additional Public Directorships (current):

∎ None

Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership in the context of Capital One’s specific circumstances, culture, strategic objectives and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure best suited for Capital One and the long-term interests of Capital One’s stockholders and other stakeholders.

We believe that our existing Board leadership structure, with Mr. Fairbank acting as CEO and Chairman of the Board, provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge, and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director; all-independent Board committees with independent chairs that oversee the Company’s operations, risks, performance and business strategy; experienced and committed directors; and frequent executive sessions without management (including Mr. Fairbank) in attendance.

Lead Independent Director

Our Board believes that an active, empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position, elected annually by the disinterested independent directors upon the recommendation of the Governance and Nominating Committee, is a critical aspect of our corporate governance framework.

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The Lead Independent Director’s responsibilities include:

Board Leadership
∎	Organizing and presiding over executive sessions

∎	Setting the agendas for and leading executive sessions

∎	Has authority to call meetings of the independent directors

∎	Soliciting feedback for and engaging the CEO on executive sessions

∎	Advising the Chairman of the Board on the retention of advisors and consultants who report directly to the Board

∎	Advising the Governance and Nominating Committee and the Chairman of the Board on the membership of Board committees and the selection of committee chairs

∎	Acting as a key advisor to the CEO on a wide variety of Company matters

Board Culture
∎	Serving as liaison between the Chairman of the Board and the independent directors

∎	Facilitating discussion among the independent directors on key issues and concerns outside of Board meetings

∎	Ensuring Board discussions demonstrate effective challenge of management

∎	Facilitating teamwork and communication among the independent directors

∎	Fostering an environment that allows for engagement and commitment of Board members

Board Meetings
∎	Approving meeting agendas for the Board

∎	Approving information sent to the Board

∎	Approving meeting schedules and working with the Chairman of the Board and committee chairs to assure there is sufficient time for discussion of all agenda items

∎	Presiding at all meetings of the Board at which the Chairman of the Board is not present

Performance and Development
∎	Leading the annual performance assessment of the CEO

∎	Facilitating the Board’s engagement with the CEO and CEO succession planning

∎	Leading the Board’s annual self-assessment and recommendations for improvement, if any

Stockholder Engagement
∎	If requested by larger stockholders, ensuring that he or she is available for consultation and direct communication

∎	Reviewing stockholder communications addressed to the full Board, to the Lead Independent Director, or to the independent directors, as appropriate

In evaluating candidates for Lead Independent Director, the independent directors consider several factors, including each candidate’s corporate governance experience, Board service and tenure, leadership roles, and ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the independent directors also consider the results of the candidate’s annual Lead Independent Director assessment, as described in “Annual Assessment of the Lead Independent Director” below.

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Annual Assessment of the Lead Independent Director

To support the independent directors in electing a Lead Independent Director, the Governance and Nominating Committee oversees an annual process to evaluate the effectiveness of the Lead Independent Director. Each year the Governance and Nominating Committee designates one independent director as the facilitator, who solicits input and feedback from all directors on the performance and effectiveness of the Lead Independent Director. The facilitator shares the results with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The independent directors consider the results of this assessment in the annual election of the Lead Independent Director.

Our Lead Independent Director is currently Ms. Hackett. As Lead Independent Director, Ms. Hackett has a strong record of active engagement both inside and outside the board room, including regular meetings with federal regulators and company executives in one-on-one and group settings. Ms. Hackett is also an active member of Tapestry Networks’ Lead Director Network, a select group of lead independent directors from America’s most successful companies who share a commitment to improving corporate performance and earning stockholder trust through more effective board leadership. Leveraging her significant experience serving in leadership capacities in a variety of environments, Ms. Hackett has fostered a culture of collaboration, diligence, trust and mutual respect that allows the Board to work effectively to provide oversight of and effective challenge to management. Based on her performance, the independent directors unanimously supported Ms. Hackett’s re-election as Lead Independent Director for a one-year term beginning May 2018.

Key Board Governance Practices

2018 Board Meetings and Attendance

∎	The Board held 21 meetings and the Board’s committees collectively held 40 meetings

∎	All directors then serving attended the 2018 Annual Stockholder Meeting, and Capital One expects all of the director nominees to attend the 2019 Annual Stockholder Meeting

∎

Each of our current directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the period the director was on the Board or committee

Director Onboarding and Education

The Company, in consultation with the Governance and Nominating Committee, has established a director onboarding and continuing education program to support our directors in fulfilling their responsibilities as members of the Board and to assist them in keeping current on industry, corporate, and other developments relevant to their work as directors. First, all new directors participate in the Company’s director onboarding program to familiarize them with the Company’s values, strategic plans, accounting policies, financial reporting, risk management, code of ethics, key regulatory issues, competition, and industry dynamics. During this program, over a period of 18 months, new directors meet with members of senior management from all of the business and staff areas, as well as Board Committee Chairs, the Lead Independent Director, and individual directors, to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. Our continuing education program then helps keep directors current on industry, corporate and other developments relevant to their work as directors by providing: (i) semi-annual updates on director education programs offered by applicable regulators, professional organizations, and academic institutions; (ii) internal director education programs; (iii) various board-related publications to Board members; and (iv) access to peer-to-peer networks. Our directors are also encouraged to pursue other educational opportunities, at the Company’s expense, that may enable them to better perform their duties.

Executive Sessions

Executive sessions of independent directors of the Board are led by the Lead Independent Director and are an important governance practice because they enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness without

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management present. Our independent directors meet in executive session without management at least once annually and, in 2018, the independent directors met four times in executive session. During these executive sessions, the independent directors have complete access to such members of the Company’s senior executive management as they may request, including but not limited to the CEO, CFO, Corporate Secretary, General Counsel, Chief Risk Officer, Chief Audit Officer, Chief Credit Review Officer and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of independent directors.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and our industry. It also provides our Board with valuable perspective on the performance of our Company, Board, CEO and other members of senior management.

∎

Our committee chairs and Lead Independent Director meet and speak regularly with each other and with both the CEO and members of our management team, as well as with our federal regulators, usually independently of the CEO.

∎

Our committee chairs and Lead Independent Director conduct pre-meeting reviews of agendas and provide feedback directly to management. After Board meetings, the Committee Chairs and Lead Independent Director conduct post-meeting debriefs with management to discuss any follow-up items.

∎	Individual directors confer with each other and with our CEO, members of our senior management team and other key associates as needed.

Annual Board and Committee Evaluations

In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees hold a formal self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the board-management partnership, and helping set and oversee board expectations of management. In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends and assure themselves that areas identified for improvement are appropriately and timely addressed.

To ensure the process stays fresh and continues to generate rich insights, the Board follows a cyclical, programmatic approach when conducting Board and committee evaluations. This approach includes regular, holistic reviews of the evaluation framework, methodology and form. While the Board and each of its committees conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

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As part of the Board’s self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, experience, and background. Specifically, topics considered during the 2018 annual Board and committee self-evaluations process included:

∎	Board engagement, culture and setting the “tone at the top”

∎	Board leadership including the Lead Independent Director’s role and Chairman of the Board’s role

∎	Oversight of and engagement in corporate strategy (both short- and long-term strategic objectives) and Company performance

∎	Oversight of the CEO, executive compensation, and assessment

∎	CEO and executive talent development and succession planning

∎	Access to Company executives and associates
∎	Board and committee composition including director skills, background, diversity, and new director recruiting activities

∎

Oversight of enterprise risk, including the stature of the risk management function and appropriateness of the Company’s risk appetites and risk management in light of the scale and complexity of the Company’s business

∎	Overall Board governance including quality and quantity of materials and information, conduct of meetings and support for those activities from management

In future years, the Board and its committees may conduct their annual evaluations in a different manner, such as through group discussions in executive session, individual director interviews and/or engagement of a third-party facilitator.

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Annual Assessment of Director Nominees

Each year the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Governance and Nominating Committee’s Chair and each Board member regarding the individual performance and effectiveness of the directors nominated by the Board for re-election by Capital One’s stockholders. Directors may also provide feedback on any other individual director’s performance at any time, regardless of whether it is part of the formal assessment process. The Lead Independent Director is also assessed annually through a process facilitated by another independent member of the Board. See “Annual Assessment of the Lead Independent Director” beginning on page 25 for a description of that process.

Annual Performance Assessment of the CEO

Under the direction of our Lead Independent Director, the independent directors of the Board annually assess the performance of Mr. Fairbank as Capital One’s CEO. The Governance and Nominating Committee is responsible for developing and overseeing the process, facilitated by the Lead Independent Director and involving all independent directors, for conducting the CEO’s annual performance evaluation. This process includes an in-depth discussion of performance by the independent directors in executive session during which directors consider a variety of factors to evaluate Mr. Fairbank’s performance and feedback raised through Board discussion and self-assessment materials provided by Mr. Fairbank to the Board regarding his and the Company’s performance and achievements for various subjective and objective metrics. For additional information, see “Chief Executive Officer Compensation” beginning on page 56.

The annual CEO performance assessment is completed as part of the end-of-year compensation process. The Compensation Committee manages end-of-year compensation decisions within the context of such assessment, and the Lead Independent Director and Chair of the Compensation Committee jointly share the input and feedback of the CEO performance assessment with Mr. Fairbank in a closed session.

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The Board’s Role in Corporate Oversight

Our Board is accountable for oversight of Capital One’s business affairs and operations. In carrying out this responsibility, among other things, the Board oversees management’s development and implementation of the Company’s (i) corporate strategy; (ii) financial performance and associated risks; (iii) the enterprise-wide risk management framework, including cyber risk; and (iv) succession planning for the Company’s CEO and other key executives.

∎

The Board’s Role in Overseeing Corporate Strategy. The Board, in fulfilling its responsibility to manage risk and maximize long-term stockholder value, is accountable for reviewing and overseeing the creation and implementation of Capital One’s corporate strategy. The Board expects management, with input from the Board, to develop, communicate, and implement a strategy that allows Capital One to: (i) invest in long-term capabilities and opportunities; (ii) secure competitive, endgame positions in our key businesses; (iii) attract and retain customers; (iv) grow resiliently; (v) promote ethical behavior and compliance with applicable laws and regulations; (vi) withstand economic stress and market volatility; and (vii) conform to the Board’s established risk tolerance. These strategies should deliver long-term benefits and returns to our stakeholders, including our stockholders, regulators, customers, associates, and communities in which we operate.

The development of Capital One’s strategy is an ongoing, iterative process that includes engagement from and between the CEO, Division Presidents, the CFO, the General Counsel, the Corporate Secretary, the Chief Risk Officer, the Chief Audit Officer, and the Board. Each year, the full Board participates in an annual Board Strategy Meeting that provides an opportunity for the Board to engage with the CEO and key senior leaders in assessing the competitive environment and Capital One’s enterprise and divisional strategies, and to provide effective challenge, feedback, and input on the company’s long-term strategy and investments. In addition, the Board approves the long-term strategic plan. As the year progresses, the Board remains engaged in overseeing the implementation and monitoring of Capital One’s strategy through updates by the CEO on enterprise corporate strategy and by Division Presidents on business line strategies and results. These updates typically include business line performance and outlook, external and competitive trends, key investment opportunities, and risk evaluation and mitigation strategies. This approach allows the Board to engage in informed discussions with management regarding financial performance and trajectory, capital allocation, strategy implementation, and risk-mitigation plans, where appropriate.

∎

The Board’s Role in Overseeing Financial Performance and Associated Risks. The Board oversees the Company’s financial performance by reviewing with management, on a regular basis, the Company’s quarterly and annual financial statements. The Audit Committee oversees the integrity of the Company’s financial statements by, among other things, obtaining independent assurance as to the completeness and accuracy of its financial statements from an independent registered public accounting firm, whose qualifications, independence and performance it reviews on an annual basis. The Audit Committee also oversees the integrity of the Company’s internal controls over financial reporting by, among other things, reviewing periodic assessments of the adequacy and effectiveness of the Company’s financial controls performed by both the Company’s independent registered public accounting firm and internal audit function. In addition, the Board, either directly or through the Risk Committee, plays an integral role in the oversight of capital planning and adequacy, funding and liquidity risk management, market risk management, investment portfolio management, and other asset liability management matters.

∎

The Board’s Role in Risk Oversight. The Board believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, Capital One’s long-term corporate success.

The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise-wide and includes eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational and strategic. Management has developed risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types

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of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee is responsible for the oversight of enterprise risk management for the Company, and is responsible for reviewing and recommending to the Board for approval certain risk tolerances taking into account the Company’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. Within management, enterprise risk management is generally the responsibility of the Chief Risk Officer, who has accountability for proposing risk tolerance and reporting levels related to all eight risk categories. The Chief Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officer reports both to the CEO and to the Risk Committee. The Audit Committee also plays an important risk oversight function, and oversees elements of compliance and legal risk. Each committee of the Board oversees reputational risk matters within the scope of their respective responsibilities. Finally, the Board as a whole oversees the entire enterprise risk framework for the Company, including the oversight of strategic risk.

∎

The Board’s Role in Overseeing Cyber Risk. As a financial services company entrusted with the safeguarding of sensitive information, our Board believes that a strong enterprise cyber program is vital to effective cyber risk management. Accordingly, our Board is actively engaged in the oversight of the Company’s cyber risk profile, enterprise cyber program and key enterprise cyber initiatives. The Risk Committee receives regular updates from management on its cyber event preparedness efforts. The Risk Committee receives regular quarterly reports from the Chief Information Security Officer on the Company’s cyber risk profile and enterprise cyber program and meets with the Chief Information Security Officer at least twice annually. The Risk Committee also meets periodically with third-party experts, as appropriate, to evaluate the Company’s enterprise cyber program. The Risk Committee annually reviews and recommends the Company’s information security policy and information security program to the Board for approval. The Risk Committee is also responsible for overseeing cyber, information security, and technology risk, as well as management’s actions to identify, assess, mitigate, and remediate material issues. At least annually, the Board reviews and discusses the Company’s technology strategy with the Chief Information Officer and approves the Company’s technology strategic plan. Additionally, the Risk Committee receives and reviews reports from the Chief Information Officer and the Chief Information Security Officer regarding significant cyber incidents impacting the Company, including management’s assessment of the root cause and relevant learnings from the incident.

∎

The Board’s Role in Succession Planning. Under the Corporate Governance Guidelines, the Board is responsible for maintaining a succession plan for the CEO. The Board has in place an effective planning process to select successors to the CEO and annually reviews the CEO succession plan. Our Board believes that the directors and the CEO should work together on succession planning and that the entire Board should be involved. Each year, as part of its succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board reviews the senior executive team’s experience, skills, competencies and potential to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, the two levels of executives below the CEO, which include the CEO’s direct reports, often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities.

Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. There is also available, on a continuing basis as a result of the process described above, the CEO’s recommendation on a successor should the CEO become unexpectedly unable to serve. The Board also reviews annually the CEO’s emergency successor recommendations.

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Risk Assessment of Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, with a view towards ensuring that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management, and align with our business strategy. Annually, the Compensation Committee reviews and approves the Incentive Compensation Governance Policy which applies to all Company associates and governs incentive compensation decisions. The Incentive Compensation Governance Policy provides the framework for oversight of the design of incentive compensation programs. In setting executive compensation, the Compensation Committee assesses each of the named executive officers against one or more performance objectives specifically designed to evaluate the degree to which the named executive officers balanced risks inherent in their specific roles. The Compensation Committee also implements additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 48.

In addition, the Compensation Committee reviews the Company’s named executive officer and other senior executive compensation programs as well as any other material incentive compensation programs. During these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes these compensation programs are consistent with safety and soundness and operate in a manner that appropriately balances risk.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices.

Stockholder Engagement Program

We value the input and insights of our stockholders and are committed to continued engagement with investors. As a result, we engage in continuous outreach to enable meaningful engagement and report feedback to our Board to help them drive results. In 2018, we engaged in direct outreach and discussions with stockholders representing approximately 65% of our outstanding shares. Key topics of focus included environmental, social and governance matters, company strategy and results, board composition, our special meeting threshold, and executive compensation performance metrics.

∎

Continuous Outreach. Our CEO, CFO, and Investor Relations team meet frequently with stockholders and the investment community. In addition, members of management, including our Investor Relations, Corporate Governance, and Executive Compensation teams, as well as our General Counsel, Corporate Secretary and CFO, meet with key governance contacts at our larger stockholders throughout the year.

∎

Meaningful Engagement. Our goal is to engage in a manner characterized by both transparency and respect, fostering collaborative and mutually beneficial discussions. Depending on the topics discussed with investors, our engagement with stockholders may include our Lead Independent Director, the Chair of the Compensation Committee or the Chair of the Governance and Nominating Committee (if different from our Lead Independent Director).

∎	Regular Board Reporting. The Governance and Nominating Committee, Compensation Committee, and the Board request and receive reports several times a year from our Investor Relations team and

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members of management and actively discuss stockholders’ feedback and insights. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board action or enhancements to our policies, practices or disclosure.

∎

Stockholder-Driven Improvements. In recent years, in response to stockholder feedback, we have made significant improvements to our corporate governance and executive compensation practices and disclosures:

∎

Expanded disclosure in our proxy statement regarding our approach to corporate social responsibility: People, Community, and Environment in response to discussions held with investors during the Company’s formal stockholder outreach and as a result of management’s and the Board’s continuous benchmarking against emerging governance practices. See “Environmental, Social and Governance Practices” beginning on page 41 for more information.

∎

Introduced new metrics for our performance share program, more closely aligning pay and performance, and increased the rigor of relative Company performance governing payouts applicable to performance share awards. See “Performance Share Award” beginning on page 58 for more information.

∎

Beginning in 2019, the Compensation Committee (the “Committee”) and the other independent members of our Board of Directors (the “Independent Directors”) increased the alignment of CEO compensation with Company performance and stockholder interests by increasing the percentage of the CEO’s total target compensation tied to a year-end evaluation of CEO and Company performance from 40% to 90%. The Committee and the Independent Directors believe that this structure further aligns Mr. Fairbank’s compensation with that of the Company’s peers and provides the opportunity for the Committee and the Independent Directors to assess the Company and the CEO’s performance at the end of the year and incorporate feedback from stockholders received during the performance year to ensure that the CEO’s performance year compensation appropriately reflects the Company’s compensation philosophy and principles. See “2019 CEO Compensation Program” beginning on page 65 for more information.

∎

Provided greater transparency regarding the Committee’s use of discretion, particularly regarding the year-end incentive awards granted to the named executive officers. See “Use of Discretion” on page 56 for more information.

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Stockholder Engagement on our Special Meeting Threshold. In 2018, following receipt of a stockholder proposal requesting a reduction in the ownership threshold required for stockholders to request that the Company call a special meeting, the Company proposed a management proposal seeking stockholder ratification of the existing 25% threshold. This ratification proposal passed (receiving the support of 54% of votes cast). As part of the Company’s robust, ongoing year-around investor outreach program, the Company engaged with our stockholders to obtain their views on governance matters, including our special meeting threshold. As part of this outreach, before the ratification vote, we contacted 30 of our largest stockholders representing approximately 62% of our outstanding shares, nine of which (representing approximately 39% of outstanding shares) agreed to meet with us. In addition, following the ratification vote, we contacted 15 of our largest stockholders representing 55% of our outstanding shares, six of which (representing approximately 22% of outstanding shares and including some stockholders we spoke to in advance of the ratification vote) agreed to meet with us. Over the course of those 15 discussions, our stockholders provided a wide range of views on special meeting thresholds in general. However, in our engagement with stockholders following the ratification vote, none expressed strong views that the Board should take action to reduce the existing threshold and, as a result, we are not proposing any changes to our stockholder meeting ownership threshold for this year’s annual meeting.

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We Engage Across Many Channels

Company-Led Engagement	Stockholder-Led Engagement

∎   Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated full time to respond to questions from stockholders about the Company, its strategy and performance, and other issues of investor interest.

∎   Formal Outreach Program. In addition to continuous outreach on a broad set of topics, our formal outreach program includes proactive outreach to our largest stockholders at least twice a year focused on governance, compensation, and related issues. Through our formal outreach program, our Board and management gain stockholder insights and an opportunity to assess stockholder sentiment.

∎   Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing stockholders to gain further insight into the Company’s financial condition and results of operations.

∎   Regular Investor Conferences and Road-shows. Management and our Investor Relations team routinely engage with investors at conferences and other forums. During 2018, management attended 17 investor conferences.

∎   Meetings with Directors. If requested, our directors ensure that they are available for consultation and direct communication with our stockholders.

∎   Voting. Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs.

∎   Annual Stockholder Meeting. Our directors are expected to, and do, attend the annual meeting of stockholders, where all of our stockholders are invited to attend, ask questions and express their views.

∎   Written Correspondence. Stockholders may write to the Board through the Corporate Secretary at the address provided below in “How to Contact Us” on page 44.

∎   Special Meetings. A stockholder or group of stockholders that hold at least 25% of our outstanding common stock may request a special meeting of stockholders.

∎   Proxy Access. A stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least 3 years may nominate and include in the Company’s proxy statement the greater of 2 director candidates or 20% of the total Board.

Board Committees

Our Board has four standing committees: Audit, Risk, Governance and Nominating, and Compensation. Each of our committees:

∎	Is led by an active, empowered, and independent Committee Chair

∎	Is comprised of all independent members

∎	Operates in accordance with a written charter, which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain outside advisors, as desired

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Information About Our Current Board Committee Membership and 2018 Committee Meetings

Director	Audit (6)	Compensation	Governance and Nominating	Risk
Richard D. Fairbank

Aparna Chennapragada (1)

Ann Fritz Hackett

Lewis Hay, III (2)

Benjamin P. Jenkins (2)

Peter Thomas Killalea

Eli Leenaars (3)

Pierre E. Leroy (4)

François Locoh-Donou (5)

Peter E. Raskind

Mayo A. Shattuck III

Bradford H. Warner (4)

Catherine G. West

# MEETINGS HELD IN 2018	14	9	7	10

Chair     Member

(1)	Ms. Chennapragada was appointed to the Compensation Committee and Risk Committees effective June 19, 2018.

(2)	Mr. Jenkins and Mr. Hay will retire from the Board at the Annual Stockholder Meeting to be held on May 2, 2019.

(3)	Mr. Leenaars was appointed to the Board and the Risk Committee and Audit Committee effective January 1, 2019.

(4)

The Board has identified Mr. Leroy and Mr. Warner as “audit committee financial experts” under the applicable Securities and Exchange Commission (“SEC”) rules based on their experience and qualifications; six other of our director nominees could qualify as “audit committee financial experts” under the relevant NYSE standards.

(5)	Mr. Locoh-Donou was appointed to the Board effective March 1, 2019.

(6)

Each member of the Audit Committee is “financially literate” within the listing standards of the NYSE. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including Capital One.

Committee Membership Determinations

Annually, the Governance and Nominating Committee assesses and considers membership for each of the Board’s standing committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chairman of the Board, and individual directors, as needed and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and Chairs to the full Board.

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Committee Responsibilities

Audit Committee	Compensation Committee

Primary Responsibilities:

∎  Oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm

∎  Oversee the appointment, compensation, retention and work of the Company’s independent registered public accounting firm

∎  Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls over financial reporting

∎  Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment

∎  Review and discuss generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis

∎  Oversee the Chief Audit Officer and the internal audit function

∎  Approve or replace the Chief Audit Officer, as appropriate, and annually review the performance, independence and compensation of the Chief Audit Officer

∎  Oversee the compliance by the Company with legal and regulatory requirements

∎  Perform the fiduciary audit committee function on behalf of our bank subsidiaries in accordance with federal banking regulations

∎  Review and recommend to the Board (or disinterested members of the Board, as appropriate) for approval of (i) the Company’s Code of Business Conduct and Ethics, and any material changes thereto; and (ii) any waiver of the Code of Business Conduct and Ethics for directors and certain executive officers

Qualifications:

∎  Each member of the Audit Committee is “financially literate” within the listing standards of the NYSE

∎  No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One

∎  The Board has identified Mr. Leroy and Mr. Warner as “audit committee financial experts” under the applicable SEC rules based on their experience and qualifications

Primary Responsibilities:

∎  Annually recommend to the Board officers for election or re-election or the manner in which such officers will be chosen

∎  Evaluate, approve and recommend to the independent directors the CEO’s compensation, including any salary, incentive awards, perquisites and termination arrangements, in light of the Compensation Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives

∎  Review, approve and recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the CEO, to the independent directors and the hiring or promotion of such executive officers to the Board

∎  Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to executive officers with a goal of aligning the policies and programs with such goals and objectives, and review relevant market data relating to compensation and benefits

∎  Oversee incentive compensation programs for executive officers and others who can expose the Company to material risk with a goal that such programs be designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎  Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs are consistent with the Company’s safety and soundness as provided under applicable regulatory guidance

∎  Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other compensation and benefits plans

∎  Periodically review and recommend director compensation to the Board

∎  Based on a review and discussion with management, recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement

The Compensation Committee may delegate authority as it deems appropriate in furtherance of its responsibilities to one or more subcommittees of directors consisting of one or more members of the Committee as appropriate, or to management. The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the CEO and other executive officers.

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Governance and Nominating Committee	Risk Committee

Primary Responsibilities:

∎   Plan for director succession and assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members

∎   Annually review and recommend committee membership

∎   Lead the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines

∎   Oversee the Board and CEO’s annual evaluation processes and periodically discuss the plan for the CEO’s succession

∎   Oversee management’s stockholder engagement program and practices and evaluate stockholder proposals and other correspondence

∎   Establish and oversee processes for annual individual director and Board assessments and oversee that committee chairs perform annual committee evaluations

∎   Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management

∎   As it determines appropriate, and in coordination with other committees of the Board, as applicable, oversee the Company’s policies, programs, and strategies related to environmental, social, and/or governance matters

Primary Responsibilities:

∎   Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies established by management to identify, assess, measure and manage key risks facing the Company across all of the Company’s eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational, and strategic risk

∎   Discuss with management the enterprise risk appetite and tolerance and, at least annually, recommend to the Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎   Review and approve annually the credit review plans and policies, and any significant changes to such plans, as appropriate

∎   Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities and size, and review management reports regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

∎   Oversee the Company’s cyber risk profile, top cyber risks, enterprise cyber program, and key enterprise cyber initiatives

The Charters of the Audit, Compensation, Governance and Nominating, and Risk Committees are available on our website at www.capitalone.com. Under “About,” select “Investors,” then “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

During 2018, no Capital One executive officer served as a member of the board of directors or the compensation committee of any entity with one or more executive officers serving on our Board or Compensation Committee, nor has any such relationship existed in the past. No director who served on the Compensation Committee during 2018 is or was formerly an officer or an associate of Capital One.

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Compensation Committee and its engagement may be terminated by the Compensation Committee at any time.

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2018, FW Cook performed the following work for the Committee:

∎

Provided independent competitive market data and advice related to the compensation for the CEO and the other executive officers, including the development of the Company’s peer comparator group for competitive analysis

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∎	Reviewed management-provided market data and recommendations on the design of compensation programs for senior executives other than the CEO

∎	Reviewed Capital One’s executive compensation levels, performance and the design of incentive programs

∎	Reviewed the compensation program for Capital One’s directors and provided competitive compensation data and director compensation program recommendations for review

∎	Provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One

Consultants from FW Cook typically attend Compensation Committee meetings and executive sessions of the Compensation Committee upon request of the Compensation Committee Chair, including meetings held jointly with the independent directors to review or approve the compensation for the CEO and the other executive officers and to provide an independent perspective regarding such compensation practices.

The services provided by FW Cook are limited in scope as described above. FW Cook does not provide any services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC and NYSE rules and has determined that FW Cook is independent from management.

Executive Officers

Robert M. Alexander Chief Information Officer Age: 54

Mr. Alexander has served as our Chief Information Officer since May 2007, and is responsible for overseeing all technology activities for Capital One. Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses.

Jory A. Berson Chief Human Resources Officer Age: 48

Mr. Berson has served as our Chief Human Resources Officer since June 2009, and is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts, and development programs. Mr. Berson joined Capital One in July 1992. From July 1992 to June 2009, Mr. Berson held a variety of roles at Capital One, including President, Financial Services and President, U.S. Card.

R. Scott Blackley Chief Financial Officer Age: 50

Mr. Blackley has served as our Chief Financial Officer since May 2016, and is responsible for managing Capital One’s finance team and the overall financial management of the Company. Mr. Blackley joined Capital One in March 2011 and served as the Company’s Controller from March 2011 to March 2017 and as Principal Accounting Officer from July 2011 to May 2017. Prior to joining the Company, Mr. Blackley held various executive positions at Fannie Mae and senior roles in consulting and public accounting, including an appointment to the U.S. Securities and Exchange Commission as a Professional Accounting Fellow and as a Partner with KPMG, LLP.

Kevin S. Borgmann Senior Advisor to the CEO Age: 47

Mr. Borgmann has served as a Senior Advisor to the CEO and executive team since February 2018, with a focus on strategy, risk management, and executive recruiting matters. Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles at Capital One, including Senior Vice President with the Credit Card business from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012, Deputy Chief Risk Officer from October 2012 to January 2013, and Chief Risk Officer from January 2013 through January 2018.

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Matthew W. Cooper General Counsel Age: 47

Mr. Cooper has served as our General Counsel since February 2018, and is responsible for overseeing Capital One’s Legal Department. Mr. Cooper joined Capital One in January 2009. From January 2009 to January 2018, Mr. Cooper held a variety of roles within Capital One’s Legal Department, including Chief Counsel, Litigation from January 2009 to February 2014, Chief Counsel, Global Card from July 2012 to January 2017, and Chief Counsel, Legal from January 2016 to February 2018. Prior to joining Capital One, Mr. Cooper served in various executive roles within the legal department of the General Electric Company and one of its successor companies, Genworth Financial.

Lia Dean Head of Bank Marketing and Retail Age: 41

Ms. Dean has served as our Head of Bank Marketing and Retail since June 2018, and is responsible for leading consumer marketing for Capital One’s Retail and Direct Bank, as well as strategy, network management, customer experience, and day-to-day operations for more than 600 Capital One retail locations across the United States. Ms. Dean joined Capital One in April 2014. From April 2014 to June 2018, Ms. Dean served as Senior Vice President, Strategy for Capital One’s Retail and Direct Bank businesses, where she led the national expansion of Capital One Cafés. Prior to joining Capital One, she was a partner with McKinsey & Company, a management consulting firm, where she led work for clients across North America, Europe and Asia, with particular expertise in loyalty, customer lifecycle management, retail execution, and consumer insights. In addition, Ms. Dean was a founding member of CashEdge, a fintech venture, which was acquired by FiServ in 2011.

John G. Finneran, Jr. Senior Advisor to the CEO and Corporate Secretary Age: 69

Mr. Finneran has served as a Senior Advisor to the CEO and our Corporate Secretary since August 2018, and is responsible for advising on legal and regulatory issues, and corporate strategy, reputation, mission and culture and overseeing all Board of Directors and Senior Executive governance processes. Mr. Finneran joined Capital One in September 1994 as General Counsel and Corporate Secretary, and served in that role from September 1994 to February 2018, responsible for managing Capital One’s legal, governmental affairs, corporate governance, regulatory relations and corporate affairs departments, and managed Capital One’s internal audit department for administrative purposes. From February 2018 to July 2018, Mr. Finneran served as Chief Risk Officer and Corporate Secretary.

Sheldon “Trip” Hall Chief Risk Officer Age: 42

Mr. Hall has served as our Chief Risk Officer since August 2018, and is responsible for all aspects of Capital One’s risk management function, including oversight of risk management activities in areas such as credit risk, operational risk, compliance, and information security risk. Mr. Hall joined Capital One in June 1997. Since that time, he has served in a variety of roles in Capital One’s Installment Loans, Credit Card, National Small Business Lending, Auto Finance and Mainstreet Card businesses, including serving as President of Capital One Auto Finance from November 2012 to March 2017 and the Executive Vice President of Domestic Consumer Card from March 2017 to July 2018.

Celia Karam Chief Audit Officer Age: 40

Ms. Karam has served as our Chief Audit Officer since June 2018, and is responsible for leading Capital One’s internal audit function, developing the Company’s audit strategy and ensuring the Company maintains an effective control environment on behalf of the Board of Directors. Ms. Karam joined Capital One in July 2006. From July 2006 to June 2018, Ms. Karam served in a variety of roles within Capital One’s Small Business Bank, Retail and Direct Bank, U.S. Card, and Consumer Credit Card businesses, including Vice President of Consumer Lending to Retail Bank Customers from January 2012 to June 2013, Managing Vice President of Consumer Bank Products from July 2013 to December 2016, and Senior Vice President, Head of Small Business Banking from January 2017 to May 2018.

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Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO Age: 52

Mr. LaPrade has served as our Chief Enterprise Services Officer since 2010 and Chief of Staff to the CEO since 2004, and is responsible for managing Enterprise Services for Capital One, including Technology, Digital, Design, Growth Ventures, Brand, Enterprise Supplier Management, External Affairs, Workplace Solutions, and Corporate Security. Mr. LaPrade joined Capital One in January 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel from 1996 to 2004, responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas.

Christopher T. Newkirk President, Small Business, International and Walmart Age: 48

Mr. Newkirk has served as our President, Small Business, International and Walmart since February 2019. Mr. Newkirk is responsible for leading Capital One’s International credit card businesses, Capital One’s small business credit card business and small business banking in the United States and Capital One’s credit card partnership with Walmart. Mr. Newkirk joined Capital One in September 2008. Since that time, he has served in a variety of roles in Capital One’s U.S. Card and International Card businesses, including Head of Strategy and Valuations for U.S. Card Partnerships from September 2008 to January 2010, Head of U.S. Card Customer Management from February 2010 to June 2013, Executive Vice President and Head of International Card from July 2013 to November 2016, and most recently as President, International and Small Business from November 2016 to February 2019.

Kleber Santos President, Retail and Direct Banking Age: 45

Mr. Santos has served as our President, Retail and Direct Banking since March 2017, and is responsible for providing strategic direction and leadership for the Retail and Direct Bank organization. Mr. Santos joined Capital One in January 2006 as Director of Corporate Strategy. From 2008 to 2014, he served as Senior Vice President, leading marketing and analytics for Capital One’s Retail and Direct Bank. From August 2014 to March 2017, Mr. Santos served as Executive Vice President of the Consumer Bank. Prior to joining Capital One, Mr. Santos’ experience includes serving as an engagement manager and U.S. payments expert at McKinsey & Company, where he led a variety of projects for the leading credit card issuers and banks in the U.S. Mr. Santos is second lieutenant of infantry in the Brazilian Army Reserve Forces.

Michael C. Slocum President, Commercial Banking Age: 62

Mr. Slocum has served as our President, Commercial Banking since September 2011, and is responsible for leading all aspects of Commercial Banking including Corporate and Commercial Real Estate Banking, Capital Markets, Treasury Services and all related operations. Mr. Slocum joined Capital One in August 2007. From August 2007 to September 2011, Mr. Slocum was Executive Vice President of Capital One’s Banking Business, leading the company’s Commercial Banking business including lending, deposit products and capital markets. Before joining Capital One, Mr. Slocum served in various leadership roles at Wachovia Bank (now Wells Fargo & Company).

Michael J. Wassmer President, U.S. Card Age: 49

Mr. Wassmer has served as President, U.S. Card since November 2016, and is responsible for leading the Company’s consumer credit card business in the United States. Mr. Wassmer joined Capital One in July 1994. Since that time, Mr. Wassmer has served in roles of increasing responsibility across the Company, expanding his leadership scope and experience driving strategy and analysis, finance, operations and risk management across all of our consumer and small business, domestic and international card businesses. From 2013 to November 2016, Mr. Wassmer served as Executive Vice President of the Company’s U.S. Branded Card business.

Sanjiv Yajnik President, Financial Services Age: 62

Mr. Yajnik has served as our President, Financial Services since June 2009, and is responsible for overseeing Capital One’s Auto Finance business. Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik led several businesses within Capital One, including Capital One Europe, Capital One Canada, and Capital One Small Business Services. Mr. Yajnik became President, Financial Services in June 2009. Prior to joining Capital One, Mr. Yajnik held leadership positions at PepsiCo, Circuit City and Mobil Oil.

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SECTION I - CORPORATE GOVERNANCE AT CAPITAL ONE

Related Person Transactions

Our Board has approved a written Related Person Transaction policy, which sets forth policies and procedures for reviewing, and approving or ratifying, transactions with directors, director nominees, executive officers, stockholders holding 5% or more of Capital One’s voting securities, or any of their immediate family members or affiliated entities (collectively, “Related Persons”). The policy covers transactions, arrangements and relationships where Capital One is a participant, the aggregate amount exceeds $120,000, and a Related Person has a direct or indirect material interest (“Related Person Transactions”). Under the policy, Related Person Transactions must be approved or ratified by the Governance and Nominating Committee, and may only be ratified or approved if the committee determines the Related Person Transaction is not inconsistent with the best interests of the Company and its stockholders.

In reviewing Related Person Transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, which may include: the benefits to the Company from the transaction; the nature and extent of the Related Person’s interest in the transaction; the impact, if any, on a director’s independence; any implications under Capital One’s Code of Business Conduct and Ethics (including whether the transaction would create a conflict of interest or the appearance thereof); any concerns with respect to reputational risk; the availability of other sources for comparable products or services; and the terms of the transaction as compared to the terms available to unrelated third parties or to Capital One’s associates, generally.

The Governance and Nominating Committee has pre-approved the following types of Related Person Transactions as being not inconsistent with the best interests of Capital One and its stockholders: director and executive compensation otherwise disclosed in the Company’s proxy statement and/or approved by the Compensation Committee or the Board; transactions in amounts that are not material and where the relationship arises only from a Related Person’s position as an employee (other than as an executive officer) or a director of, or having immaterial financial holdings in, another entity; and financial services, including loans, extensions of credit, or other financial services and products provided by Capital One to a Related Person that are in the ordinary course, non-preferential, do not involve features unfavorable to the Company, and comply with all applicable laws, rules, and regulations (including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation Guidelines).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers and/or nominees for director, or to a director’s, executive officer’s or director nominee’s immediate family member, including persons sharing the household of such director, executive officer or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other features unfavorable to the Company.

Matthew W. Cooper is Capital One’s General Counsel. Mr. Cooper’s brother-in-law is a partner at the international law firm of McGuireWoods LLP (“McGuireWoods”). Capital One has engaged McGuireWoods from time to time in the ordinary course of business and on an arm’s length basis. The relationship between Capital One and McGuireWoods began before Mr. Cooper was employed by Capital One and also pre-dates Mr. Cooper’s brother-in-law’s association with McGuireWoods. Mr. Cooper’s brother-in-law does not work on any Capital One matters and his ownership in the firm is less than 1%. In 2018, Capital One made aggregate payments to McGuireWoods of approximately $8.5 million for legal services. This relationship was ratified by the Governance and Nominating Committee.

Trip Hall is Capital One’s Chief Risk Officer. Mr. Hall’s spouse is a Senior Director in our Human Resources department and has worked for Capital One for over 17 years. Mr. Hall’s spouse received compensation of approximately $265,000 in 2018, including an annual salary and incentive awards commensurate with her qualifications, responsibilities and other employees holding similar positions. This relationship was ratified by the Governance and Nominating Committee.

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Environmental, Social and Governance Practices

While our approach to corporate social responsibility continues to evolve, each year we remain focused on three core elements: our people, our community, and our environmental footprint. In 2018, the Governance and Nominating Committee of the Board of Directors, which already leads Capital One’s corporate governance policies and practices, assumed oversight responsibility for the Corporation’s policies, programs and strategies related to environmental and social practices, as well as governance (“ESG”) matters. Highlights of our environmental and social programs are summarized below.

Our People

As part of our mission, we aim to bring ingenuity, simplicity and humanity to banking. It is fundamental to every aspect of our business operations and it underscores our commitment to putting people first. For our customers, our products are innovative, simple to use, and deliver tremendous value for individuals of all backgrounds. For our associates, our culture is built on openness, collaboration, and diversity of backgrounds, perspectives, and experiences.

49% diverse races & ethnic backgrounds	53% women	100% of our associates and third-party vendors participated in training

Highlights of “Our People” programs include the following:

∎

Delivering Innovative Products and Helping Customers Succeed. We seek our customers’ insights and stay attuned to their candid feedback to ensure we are delivering innovative products and tools that meet their changing needs. Our customers face a wide range of financial circumstances, and we want to help them succeed when it comes to managing their finances. We are making it easier for our customers to use credit wisely with customer alerts, our CreditWise tool that helps them understand, monitor, and improve their credit scores, and our Capital One Mobile application which includes purchase alerts and enhanced controls for security and fraud prevention. Building on these tools and resources, we launched Eno, a text-based chatbot to help manage a customer’s finances in a conversational way.

∎

Diversity & Inclusion. Capital One has embedded diversity and inclusion throughout our talent acquisition, talent management and supplier practices. We have developed Diversity & Inclusion forums to keep a focus on enterprise diversity and align local goals with that strategy; we have a Chief Diversity & Inclusion Officer who oversees our efforts; and we sponsor seven business resource groups of associates with 97 chapters across the Company which provide career development programs and support workforce diversity.

∎

Women in Tech. With our Women in Tech Program, we bring Capital One women and men together to focus on developing a love of technology in women and girls, improving the representation of women in the technology field, and supporting the career development of women in tech roles. Each year, we sponsor the Grace Hopper Celebration of Women in Computing and send hundreds of Capital One associates to attend so that they can enhance their skills and inspire the next generation of technologists.

∎

Competitive Benefits. Offering competitive benefits helps us attract and retain exceptional talent. We offer family-friendly leave, nine on-site health centers, flexible work solutions, market-leading company contributions to associates’ 401(k) plans, educational assistance and other health, wellness and financial benefits.

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∎	Awards and Recognition. In 2018, our commitment to being an employer of choice earned us the following recognition and awards:

Fortune “100 Best Companies to Work For”	Human Rights Campaign Foundation “Corporate Equality Index” (100%)

Fortune “World’s Most Admired Companies”	CAREERS & the disABLED Magazine “Top 50 Employers”

Fortune “50 Best Workplaces for Parents”	A “Best-of-the-Best Corporation for Inclusion” by the National Business Inclusion Consortium

Fortune “100 Best Workplaces for Diversity”	Women’s Choice “Best Companies for Multicultural Women”

G.I. Jobs(R) “Military-Friendly Employer (Silver)”	Fortune “100 Best Workplaces for Millenials”

Women’s Choice “Best Companies to Work For”	Hispanic Association on Corporate Responsibility (HACR) “Corporate Inclusion Index”

Our Community

The community programs and partnerships we pursue integrate Capital One’s core strengths with the skills, expertise, and experiences of others to maximize our impact. As a financial services company, we will continue our focus on spurring economic growth and creating opportunities for many. We pursue programs and partnerships that maximize our impact, understanding that healthy and thriving communities are good for our business.

422,000+ hours volunteered by our associates in 2018	$44 million+ donated to nonprofits that help build economic opportunity in our communities	Recognized as one of America’s Most Community Minded Companies in the in the Points of Light Civic 50

Highlights of our community engagement efforts include the following:

∎

FutureEdge. Through our FutureEdge community grants program, we are investing $150 million over five years in job skills development; small business technology solutions; and personal financial tools and information. One of our FutureEdge partnerships is with Year Up, a non-profit organization that provides young adults with the skills, experience and support to attain professional careers and higher education. Through Year Up, Capital One has hired participants as interns, with former Year Up interns now working as full-time associates.

∎

In partnership with local public schools and organizations, our Capital One Coders program helps middle school students develop a greater interest in science, technology, engineering and mathematics (STEM) during a critical period in their education. Through the 10-week program, Capital One associate volunteers teach students in schools across the country about problem solving, teamwork, and the basic principles of software development and coding.

∎

Other workforce development programs supported by FutureEdge include Per Scholas (technology access and education for underserved communities), Future Founders (entrepreneurship skills for high school students) and Dress for Success (economic independence for women).

∎

Through FutureEdge, we: (i) provide low-interest, Community Development loans to Community Development Finance Institutions to help capitalize small business loan funds; (ii) have invested in Kiva, a micro-lender; and (iii) provide matching funds in support of small businesses. In addition, our FutureEdge grants support financial knowledge and skills programs such as Junior Achievement Finance Park and Debt Boot Camp.

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∎

Community Advisory Council. We formed a Community Advisory Council which engages our senior leadership with civic leaders, community representatives and consumer advocates to provide a variety of perspectives and an informed dialogue that may lead to changes in our products, policies and practices.

∎

Affordable Housing. We provide a comprehensive approach to affordable housing which is a central part of our focus on building healthy, thriving communities. We created a Blueprints to Buildings Fund in 2015 that provides grant support to affordable housing developers, have worked with the Greater Washington Urban League to create a homebuyer’s club to prepare prospective homebuyers for home ownership through grants, savings accounts, meeting space and classes, and we manage a $5.2 billion loan and investment portfolio focused on affordable rental housing. In addition, we provide capital to finance affordable housing developments built by nonprofits, local agencies, and specialty developers and bring financial expertise to bear on developments with multiple public and private funding sources. This allows us to address critical community needs through customization and innovation.

∎	Awards. In 2018, our community engagement efforts earned us the following recognition and awards, including:

Fortune “Best 50 Workplaces for Giving Back”
Carolinas-Virginia Minority Supplier Development Council “Impact for Minority Businesses”	Profiles in Diversity Journal “15th Annual Innovations in Diversity” for the Supplier Diversity Catapult Program

Our Environmental Footprint

Our environmental efforts are rooted in our sense of accountability for our actions, both to our stakeholders and society as a whole. We are committed to continuously improving the environmental sustainability of our business, to reducing the impact of our operations, and to using resources and materials thoughtfully. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

Annually purchase 100% renewable energy	Carbon neutral for Scope 1, 2 and business travel greenhouse gas emissions	55% of waste from corporate campuses was diverted from the landfill

Highlights of our environmental sustainability efforts include the following:

∎

Sustainable Finance. Between 2015 and 2018, we invested more than $7 billion in environmentally responsible projects through our renewable energy, multi-family green financing and not-for-profit banking businesses.

∎

Supporting Renewable Energy. Capital One met its ongoing annual commitment to 100% renewable energy by purchasing 317,000 MWh of Renewable Energy Credits (RECs) in 2018. Additionally, we installed an on-site solar array at our 1717 Innovation Center in Richmond, Virginia. We believe that renewable energy is a critical tool in the fight against climate change and in 2018 Capital One joined other leading global companies and became a member of RE100, a global initiative of businesses committed to 100% renewable electricity.

∎

Reducing Greenhouse Gas (GHG) Emissions. We recently set new goals for reducing greenhouse gas emissions. We are carbon neutral for Scope 1, Scope 2 and business travel emissions, and we committed to a 25% reduction in Scope 3 emissions by 2025 from a 2018 baseline. Scope 1 GHG emissions are direct emissions from sources that are owned or controlled by Capital One; Scope 2 GHG emissions are indirect emissions from energy purchased by Capital One; and Scope 3 emissions are from sources that are not owned or directly controlled by Capital One but are related to our activities such as our supply chain, associate commute and business travel. We inventory and verify our GHG emissions each year through a reputable third party and report them annually to CDP.

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∎

Our Offices. We pursue U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Silver (or higher) certification for all new office construction and comprehensive renovations. More than 50% of our office portfolio is LEED or Green Globe certified, including our new McLean 2 building, located in Tysons, Virginia, that has a variety of eco-friendly features including rainwater capture; green roof vegetation; electric-vehicle charging ports; native plant landscaping; automated shade and lighting controls for daylight harvesting; and access to public transportation and bike racks.

∎

Reducing Waste and Conserving Water. Capital One has committed to reducing landfill waste 50% by 2025 at our four primary campus locations. At those locations, we have removed individual trash cans and implemented centralized waste bins that include composting and recycling. In 2018, we composted 1,137 tons of organic waste, recycled 714 tons of secure shred paper, and recycled 740 tons of plastics, non-confidential paper and aluminum. We also donate food that otherwise might go to waste to local hunger relief organizations (more than 16 tons of food was donated in 2018). We have implemented several measures to conserve water at our facilities, including establishing Environmental Protection Agency (EPA) WaterSense products as standard plumbing fixtures, using native landscaping strategies, and using surface runoff water to irrigate vegetation at our headquarters campus.

∎

Paper Policy. We instituted a corporate paper policy in 2009 to increase the percentage of environmentally preferred paper in our supply chain. Our current goal is that 95% of the paper purchased for Capital One operations is certified by the Forest Stewardship Council (FSC) or contains 30% post-consumer waste (PCW) recycled content.

How to Contact Us

 Our Directors

Communicate with our directors, including our Lead Independent Director, Committee Chairs or independent directors as a group

 Mail correspondence to:

 Board of Directors / Lead Independent Director

 c/o Corporate Secretary’s Office

 Capital One Financial Corporation

 1600 Capital One Drive

 McLean, Virginia 22102

Investor Relations Reach out to our Investor Relations team at any time Email: Investor.relations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the independent directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Audit Officer. Other communications are referred to the Lead Independent Director. Please continue to share your thoughts or concerns with us. We value your input and your investment.

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Section II - Director Compensation

Director Compensation Objectives

The Board of Directors (“Board”) approves the compensation for non-management directors based on recommendations made by the Compensation Committee (“Committee”). The Board has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success

∎	Fairly compensate directors for the work required in a company of Capital One’s size and scope

∎	Recognize the individual roles and responsibilities of the directors

∎	Align directors’ interests with the long-term interests of Capital One stockholders

Management directors do not receive compensation for their service on the Board. In 2018, Mr. Fairbank was Capital One’s only management director.

Director Compensation Procedures

The Committee annually reviews the compensation program for Capital One’s non-management directors. Frederic W. Cook & Co., Inc. (“FW Cook”) provides competitive compensation data and director compensation program recommendations to the Committee for review to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-management directors within Capital One’s peer comparator group. The Committee considers this information and FW Cook’s recommendations, and finalizes a proposed director compensation structure for review and approval by the full Board, typically in the second quarter of each year. See the discussion under “Compensation Committee Consultant” on page 36 for further information on the role and responsibilities of FW Cook and “Market Data” on page 76 for further information on the selection of the Company’s peer comparator group.

Based on their review of competitive market data and guidance from FW Cook in the second quarter of 2018, the Committee determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

On May 2, 2018, the Board approved a compensation program for Capital One’s non-management directors for the period from May 3, 2018 through Capital One’s 2019 Annual Stockholder Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 for service on the Board. In addition, directors receive annual cash retainers for committee service and for service as committee chairs and Lead Independent Director. Under the most recently approved director compensation program, the retainers, unchanged from the previous year, are as follows:

∎	Lead Independent Director Retainer: $50,000

∎	Chair of the Risk Committee: $60,000

∎	Chair of the Audit Committee: $45,000

∎	Chair of the Compensation Committee or Governance and Nominating Committee: $35,000

∎	Member of the Risk Committee (other than the chair): $30,000

∎	Member of the Audit Committee, Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

∎	Member of the Capital One, National Association Trust Committee: $10,000

In addition, each non-management director serving on May 2, 2018 received on such date an award of 1,907 restricted stock units of Capital One common stock (“RSUs”) under the 2004 Stock Incentive Plan with a grant

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SECTION II - DIRECTOR COMPENSATION

date fair value of $170,066 valued at $89.18 per share. The RSUs were valued based on the fair market value of a share of Capital One common stock on the date of grant and vest one year from the date of grant with the delivery of the underlying shares deferred until the director’s service with the Board ends.

Compensation of Directors

Directors of Capital One received the following compensation in 2018:

Director Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Richard D. Fairbank (4)	$—	$—	$—	$—	$—	$—

Aparna Chennapragada (5)	$90,000	$212,627	$—	$—	$—	$302,627

Ann Fritz Hackett	$220,000	$170,066	$—	$—	$15,000	$405,066

Lewis Hay, III	$120,000	$170,066	$—	$—	$10,000	$300,066

Peter Thomas Killalea	$135,000	$170,066	$—	$—	$10,000	$315,066

Benjamin P. Jenkins, III	$150,000	$170,066	$—	$—	$15,000	$335,066

Eli Leenaars (6)	$—	$—	$—	$—	$—	$—

Pierre E. Leroy	$120,000	$170,066	$—	$—	$15,000	$305,066

François Locoh-Donou (7)	$—	$—	$—	$—	$—	$—

Peter E. Raskind	$165,000	$170,066	$—	$—	$15,000	$350,066

Mayo A. Shattuck III	$150,000	$170,066	$—	$—	$15,000	$335,066

Bradford H. Warner	$165,000	$170,066	$—	$—	$15,000	$350,066

Catherine G. West	$135,000	$170,066	$—	$—	$15,000	$320,066

(1)

Represents cash payments made during 2018, which include half of the payments made under the compensation program for the period from May 3, 2018 through Capital One’s 2019 Annual Stockholder Meeting and half of the payments made under the compensation program for the period from May 4, 2017 through Capital One’s 2018 Annual Stockholder Meeting.

(2)	Represents the grant date fair value of RSUs granted during 2018, calculated in accordance with FASB ASC Topic 718.

(3)

Amounts shown represent contributions made by Capital One during 2018, on behalf of certain non-management directors serving on May 3, 2018, to charitable organization(s) of their choice. See “Other Benefits” beginning on page 47 for more information.

(4)	Management directors do not receive compensation for their service on the Board. In 2018, Mr. Fairbank was Capital One’s only management director.

(5)

Ms. Chennapragada was appointed to the Board on March 1, 2018 and elected by our stockholders at the 2018 Annual Shareholder meeting. The Board approved a pro-rated compensation package for Ms. Chennapragada from March 1, 2018 until our 2018 Annual Meeting, consisting of a $22,500 cash retainer and a grant of 441 RSUs with a grant date fair value of $42,561, valued at $96.51 per share. The RSUs vest one year from the date of grant and delivery of the underlying shares is deferred until Ms. Chennapragada’s service with the Board ends. Ms. Chennapragada did not serve on any Board committees prior to the 2018 Annual Stockholder Meeting.

(6)

Mr. Leenaars was appointed to the Board and to serve on the Audit Committee and Risk Committees of the Board, effective January 1, 2019 and did not receive any compensation in 2018. For 2019, Mr. Leenaars will receive compensation for his services on the Board in accordance with the standard compensatory arrangement described above, including an increase of $25,000 to the annual cash retainer in recognition of the additional time and effort that will be required for Mr. Leenaars to travel internationally to attend Board and committee meetings, pro-rated for service until the Annual Stockholder Meeting in May 2019.

(7)

Mr. Locoh-Donou was appointed to the Board, effective March 1, 2019 and did not receive any compensation in 2018. For 2019, Mr. Locoh-Donou will receive compensation for his service on the Board in accordance with the standard compensatory arrangement described above, pro-rated for service until the Annual Stockholder Meeting in May 2019.

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SECTION II - DIRECTOR COMPENSATION

The following table shows the number of RSUs outstanding and the total number of stock options outstanding for each non-management director as of December 31, 2018:

Director Name	Number of Outstanding RSUs	Number of Outstanding Stock Options (1)

Aparna Chennapragada	2,348	—

Ann Fritz Hackett	44,268	—

Lewis Hay, III	44,268	24,300

Peter Thomas Killalea	7,058	—

Benjamin P. Jenkins, III	14,515	—

Eli Leenaars (2)	—	—

Pierre E. Leroy	43,268	—

François Locoh-Donou (3)	—	—

Peter E. Raskind	18,099	10,425

Mayo A. Shattuck III	44,268	22,155

Bradford H. Warner	37,492	24,300

Catherine G. West	14,515	—

(1)

Prior to 2013, directors were offered the opportunity to elect to forgo their cash retainers for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. The outstanding options expire 10 years from the date of grant. In 2013, the Compensation Committee determined to no longer include stock options as part of the director compensation program. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise any vested stock options.

(2)

On January 1, 2019, Mr. Leenaars received a pro-rated RSU grant of 937 RSUs in connection with his appointment to the Board effective January 1, 2019. Mr. Leenaars did not have any RSUs outstanding as of December 31, 2018.

(3)

On March 1, 2019, Mr. Locoh-Donou received a pro-rated RSU grant of 505 RSUs in connection with his appointment to the Board effective March 1, 2019. Mr. Locoh-Donou did not have any RSUs outstanding as of December 31, 2018.

Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual deferrals among seventeen investments available through the plan. Participating directors receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as authorized by the Compensation Committee. Upon a change of control, Capital One will pay to each director within 30 days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control.

Capital One offers non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to charitable organization(s) of their choice. Nine of the ten non-management directors serving on May 3, 2018 elected to make such a charitable contribution in 2018. In addition, all directors serving on May 3, 2018 were eligible, and seven directors elected, to participate in a Capital One broad-based charitable contribution program, which is available to Capital One associates, under which Capital One made a contribution of $5,000 to a charitable organization of their choice.

Directors also receive reimbursements for certain board-related expenses including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table above.

Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying RSUs granted to them by Capital One until their service with the Board ends. The Board may grant an exception for any case where this requirement would impose a financial hardship on a director. In 2018, no directors were granted an exception to this requirement for any outstanding awards of RSUs.

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Section III - Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis

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Executive Summary

Capital One’s executive compensation program is designed to attract, retain, motivate and reward leaders who can foster strong business results and promote the long-term success of the Company. The Compensation Committee of the Board of Directors (the “Committee”) is responsible for, among other matters, developing, approving, monitoring and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our Chief Executive Officer (“CEO”), are made by the Committee and the other independent members of our Board of Directors (the “Independent Directors”). This Compensation Discussion and Analysis will review the compensation of the following executive officers named in the Summary Compensation Table for 2018:

Named Executive Officer	Position
Richard D. Fairbank	Chairman, Chief Executive Officer and President

R. Scott Blackley	Chief Financial Officer

Frank G. LaPrade, III	Chief Enterprise Services Officer and Chief of Staff to the CEO

John G. Finneran, Jr. (1)	Senior Advisor to the CEO and Corporate Secretary

Sanjiv Yajnik	President, Financial Services

(1)

Mr. Finneran served as General Counsel and Corporate Secretary until his appointment as Chief Risk Officer and Corporate Secretary from February 1, 2018 to August 1, 2018. Mr. Finneran began serving as Senior Advisor to the CEO on August 1, 2018, and continues to serve as Corporate Secretary.

Except as otherwise indicated, as used throughout this proxy statement, “named executive officers” or “NEOs” means the CEO and the four executive officers listed above, collectively.

2018 Company Performance and Compensation Highlights

In 2018, we continued to build an enduringly great franchise, unveiled new products and broadened our brand with marketing and advertising campaigns that drove awareness and customer growth. Our digital and technology transformation is accelerating. We delivered value to our customers and empowered them with great digital experiences. We are growing new customer relationships, deepening engagement with new and existing customers and strengthening our position to succeed in a rapidly changing marketplace and creating long-term shareholder value. We extended billions of dollars of credit to consumers, small business owners, and commercial clients while maintaining our focus on risk and resilience. We attracted amazing talent and our people practices continue to garner recognition.

Each year the Committee and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance and make determinations regarding the compensation of our named executive officers based on Capital One’s pay-for-performance philosophy. The Committee’s top priority is to implement a compensation program that aligns the interests of our named executive officers with the interests of our stockholders. The Committee also seeks to directly link the compensation of the NEOs with the Company’s performance, and the executives’ contributions to that performance over appropriate time horizons, while supporting safety and soundness and appropriately balancing risk. The Committee and the Independent Directors have the flexibility to adjust compensation decisions from year to year to take into account Company and individual performance, as well as evolving market practices.

Company Performance Highlights

In 2018, Capital One delivered strong financial and operating results and continued to invest in growth and transformation. We delivered record revenues and profits while investing in attractive long-term growth opportunities. We believe our investments will result in a company with the scale, brand, capabilities, talent, and values to succeed as the digital revolution transforms our society and our industry.

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

The tables below show our reported year-over-year performance across key financial metrics (dollar amounts in billions other than per share amounts)(1):

Diluted Earnings Per Share (“EPS”) (2)	Average Loans Held for Investment

Revenue	Efficiency Ratio (2)

ROTCE (3)	Tangible Book Value / Common Share

The Committee and the Independent Directors considered the Company’s performance on both a quantitative and qualitative basis and specifically recognized the following when awarding compensation for the 2018 performance year to our named executive officers(1):

∎

Record Diluted EPS(2) of $11.82, or $10.88, net of adjustments, a 40.6% increase from 2017, outpacing all companies in our peer comparator group, driven by strong credit performance and operating results in all of our major lines of business (see “Market Data” beginning on page 76 for a description of our peer comparator group). Record net income of $5.7 billion, driven by record net income in our Domestic Card business.

∎	Revenue Growth of 3.1% compared to 2017, fueled by balanced performance across our major business lines, including record purchase volume growth in our Domestic Card business of 15.4% over 2017.

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∎	Return on Average Tangible Common Equity(3) of 18.6%, an increase of 55.0% from 2017 (as adjusted for the impacts of the Tax Act), which is above our peer comparator group’s median of 17.1%.

∎

Tangible Book Value per share growth (including the effect of common dividends) of 17.5%, the second-highest of our peer comparator group. Tangible Book Value per share grew from $60.28 to $69.20, with quarterly common dividends totaling $1.60 per common share, driven by strong profitability and capital management.

∎

Efficiency Ratio(2) of 53.1%, net of adjustments, an increase from 51.0% in 2017 as we continued to invest in consumer growth opportunities, our technology transformation and a strong control environment.

∎

Total Shareholder Return (“TSR”) of -22.8%, 11.2%, and 8.4% over one-, three-, and five-year periods as compared to the TSR of the KBW Bank Index of -17.7%, 25.4%, and 37.8% over the same time periods.

∎

Continued Balance Sheet Strength with a Common Equity Tier 1 ratio(4) of 11.2%, reflecting strong capital levels when compared to regulatory minimums, and the completion of our authorized $1.2 billion in common share repurchases.

∎

Execution Against Strategic Corporate Imperatives. We continued to make significant but disciplined investments to transform and reimagine our infrastructure, data, digital tools, and talent. We broadened our brand, enhanced our customer experience and strengthened our risk and control environment.

∎

Risk Management and Control Environment. We continued to strengthen our risk and control environment and build risk identification and management capabilities, particularly in the areas of cybersecurity, credit monitoring and capital planning.

∎	Credit Risk Management. Net charge-off rate of 2.52%, a decrease from 2.67% in 2017. Our charge-off rate in our Domestic Card business was 4.74% compared to 4.99% in 2017.

∎

Walmart Partnership. We entered into a partnership to be the exclusive issuer of co-branded and private label credit cards for Walmart. In January 2019, we announced the purchase of approximately $9 billion of existing Walmart co-branded and private label card loans at an attractive price and terms.

The Committee believes that the actions taken by the named executive officers throughout 2018 contributed greatly to the Company’s strong results and have positioned the Company to deliver resilient, sustainable financial performance over the long term.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

The Diluted EPS and efficiency ratios are presented on both a GAAP and non-GAAP basis. The non-GAAP measures consist of our adjusted results that the Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

The ROTCE presented for 2017 is adjusted to exclude the $1.77 billion impact of the Tax Cuts and Jobs Act of 2017 (“Tax Act”). The adjusted amount is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of the Tax Act on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(4)	Calculated under the Basel Pillar III Standardized Approach, as of December 31 of each year.

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

Compensation Highlights

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives and encourage appropriate but not excessive risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term.

∎   No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is at-risk based on his and the Company’s performance.

∎   Payout of 60% of CEO Compensation Determined by Formula. 60% of our CEO’s compensation for 2018 was granted in the form of performance shares that provide for a vesting of shares based entirely on the Company’s performance on an absolute basis and relative to the Company’s peers over a three year period.

∎   76% of CEO Pay is Equity-Based Compensation. 76% of our CEO’s total compensation and 55% of all other named executive officer compensation for 2018 was equity or equity-based to align with stockholder interests.

∎   All CEO Compensation Deferred for 3 Years. All of our CEO’s compensation is deferred for at least three years.

∎   Awards Based on Company and Individual Performance. All named executive officers receive incentive awards based on Company and/or individual performance.

∎   All Equity and Equity Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk. See “Additional Performance Conditions and Recovery Provisions” beginning on page 71 for more information about these provisions.

CEO 2018 Compensation NEO (other than CEO) 2018 Compensation

2018 Compensation Decisions

The Committee and the Independent Directors approved the following awards attributable to the 2018 performance year for our named executive officers:

2018 CEO Performance Year Compensation. Mr. Fairbank’s total compensation for performance year 2018 was $17.5 million, which consisted of:

∎

Performance Shares granted in February 2018 under which he may receive from 0% to 150% of a target number of 100,268 shares of the Company’s common stock based on the Company’s performance over a three-year period beginning January 1, 2018; and

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∎

Year-End Incentive Award totaling $7 million granted in January 2019 in recognition of the Company’s record financial performance in 2018 and consisting of a deferred cash bonus of $4.2 million and a grant of 34,744 cash-settled restricted stock units (“RSUs”) valued at $2.8 million. The deferred cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2022. The award of RSUs will vest in full on February 15, 2022, and settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date.

Name	Cash Salary	Year-End Incentive		Long-Term Incentives		Total
		Deferred Cash Bonus	Cash- Settled RSUs	Stock- Settled RSUs	Performance Shares

Richard D. Fairbank	$—	$4,200,000	$2,800,019	$—	$10,500,065	$17,500,084

2018 NEO Performance Year Compensation. The compensation for named executive officers (other than the CEO) for 2018 performance is set forth below. The compensation received by these named executive officers consisted of: (i) cash salary and (ii) a year-end incentive granted in January 2019 in recognition of the Company’s and each executive’s performance in 2018. The year-end incentive consisted of a cash incentive and long-term incentives comprised of stock-settled RSUs and performance shares. The performance shares provide an opportunity for the executive to receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over a three year period beginning January 1, 2019.

Name	Cash Salary	Cash Incentive	Long-Term Incentives		Total
			Stock- Settled RSUs	Performance Shares

R. Scott Blackley	$1,000,000	$1,500,000	$1,250,031	$1,500,022	$5,250,053

Frank G. LaPrade, III	$1,043,000	$1,564,800	$1,302,737	$1,563,285	$5,473,822

John G. Finneran, Jr.	$1,082,000	$1,623,600	$1,352,300	$1,622,760	$5,680,660

Sanjiv Yajnik	$1,025,000	$1,537,200	$1,407,504	$1,689,005	$5,658,709

The information above is presented to show how the Committee and the Independent Directors viewed compensation awarded for 2018 and is not intended as a substitute for the Summary Compensation Table, which is required by the Securities and Exchange Commission (“SEC”). See “2018 Summary Compensation Table” beginning on page 81 for a description of how the information above differs from the Summary Compensation Table.

Consideration of 2018 Say on Pay Vote

The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2018 Annual Stockholder Meeting, more than 85% of the votes cast were in favor of our non-binding advisory vote on executive compensation (“2018 Say on Pay Vote”). Though the Committee recognized the 2018 Say on Pay Vote reflected support for the Company’s executive compensation programs, the Committee remains committed to ongoing stockholder engagement. In 2018, we continued to strengthen our outreach to stockholders to maintain strong lines of communication with our stockholders and shared stockholders’ perspectives with the Committee and the Board. From this outreach, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs. As a result of the feedback received from investors during 2018, the Committee made the following enhancements to our executive compensation programs and disclosure:

∎

Increased Alignment of CEO Pay and Performance. Beginning in 2019, the Committee and the Independent Directors increased the alignment of CEO compensation with Company performance and stockholder interests by increasing the percentage of the CEO’s total target compensation tied to a year-end evaluation of CEO and Company performance from 40% to 90%. The Committee and the

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

Independent Directors believe that this structure further aligns Mr. Fairbank’s compensation with that of the Company’s peers and provides a greater opportunity for the Committee and the Independent Directors to assess the Company and the CEO’s performance after the completion of the performance year. In addition, this structure enhances the Committee and the Independent Directors’ ability to incorporate feedback from stockholders received during the year to ensure that the CEO’s performance year compensation appropriately reflects the Company’s compensation philosophy and principles and business results. See “2019 CEO Compensation Program” beginning on page 65 for more information.

∎

New Performance Share Award Metrics. Beginning in 2018, the performance shares awarded to the NEOs vest based on two metrics: Common Dividends + Growth of Tangible Book Value per Share (“D+TBV”) and Adjusted ROTCE, each as defined under “Performance Share Award Metrics” on page 59. The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a balanced and rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company.

∎

Simplified NEO Compensation Program. In 2018, the Committee and the Independent Directors modified the compensation program applicable to our NEOs, other than our CEO, to reduce the number of compensation vehicles, eliminating stock options and cash-settled RSUs, and more closely aligning the program vehicles and structure to the programs used by the Company’s peers. See “2018 NEO Compensation Program” beginning on page 66 for more information.

The Committee continues to actively engage with our stockholders with respect to executive compensation matters and has considered stockholder feedback in approving year-end incentive awards for 2018 and structuring and approving the 2019 compensation programs for the NEOs. For additional changes made to the 2019 compensation program, see “2019 CEO Compensation Program” beginning on page 65.

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Our Compensation Principles and Objectives

Highlights of Our 2018 Compensation Programs

What We Do		What We Don’t Do
✓	We provide the majority of NEO compensation as long-term, equity or equity-based compensation	✗	We do not pay a cash salary to our CEO
✓	We provide our CEO with compensation consisting entirely of equity or equity-based awards and deferred payouts	✗	We do not guarantee incentive awards
✓	We grant our NEOs performance-based cash incentive and equity-based awards	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan
✓	We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to other executive officers
✓	We apply performance thresholds to NEO grants to determine the amount of equity delivered at vesting	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities
✓	We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROTCE (for awards granted beginning in 2018)	✗	We do not reprice stock options
✓	We have clawback provisions in our equity award agreements to promote accountability	✗	Generally, we do not utilize employment agreements, and none of our current NEOs have employment agreements
✓	We require both a change of control event and a termination before we accelerate the vesting of equity and equity-based awards (double trigger)	✗	We do not provide excise tax gross-up payments
✓	We have an independent compensation consultant advising the Committee
✓	We use a mix of pre-established relative and absolute performance metrics in our incentive awards

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the NEOs.

Compensation Program Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link rewards with both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the named executive officers have the highest proportion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the named executive officers in January 2019 for the 2018 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent to his or her role. The Chief Risk Officer compiled these risk assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Auditor compiled and reviewed the risk assessment for the Chief Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

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Reward performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. For 2018, approximately 76% of the CEO’s total compensation was equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation was deferred for a three-year period. In addition, approximately 55% of total compensation for NEOs other than the CEO was provided through equity-based vehicles which were at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the named executive officers with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price in both current and future periods.

Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the Independent Directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group.

Align our executives’ interests with those of our stockholders

The Committee and the Independent Directors are committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long term. Because named executive officer compensation is primarily delivered through deferred, equity-based vehicles that vest over multiple time horizons, the named executive officers have a significant stake in the success of the Company. The Committee and the Independent Directors also have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. In addition, we have established specific stock ownership policies that the named executive officers must meet and stock retention provisions applicable to certain equity awards.

Use of Discretion

The Committee believes that exercising discretion is an important element in reaching balanced compensation decisions that are consistent with our strategy and reward both current year performance and sustained long-term value creation, and supplements other aspects of Capital One’s pay-for-performance philosophy. By applying discretion, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk taking, and not provide the best results for stockholders. In addition, the use of discretion allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of discretion also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as risk management, championing company values, and the discrepancies between absolute and relative performance levels or recognition of individual performance levels. There are certain performance conditions for which the Committee would not exercise discretion, for example where the minimum performance metric is not met in the award of performance shares or if the performance-based vesting requirements applicable to certain other stock-settled awards are not met.

Chief Executive Officer Compensation

2018 CEO Compensation Program

The Committee annually reviews and approves the form, timing and amount of compensation for the CEO and makes recommendations regarding the CEO compensation structure to the Independent Directors for final

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approval. The Committee believes that the CEO’s compensation should be entirely at-risk based on his and the Company’s performance. The Committee considers the Company’s and the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over time, support safety and soundness and appropriately balance risk.

When determining the structure and total target compensation opportunity for Mr. Fairbank’s 2018 compensation program, as well as the value for each component awarded, the Committee and the Independent Directors considered the Company’s performance during 2017 and Mr. Fairbank’s contribution to that performance. In addition, the Committee and the Independent Directors considered the Company’s performance in 2017 relative to the performance of peer comparator companies in 2017, the structure and amount of compensation awarded to the chief executive officers of the peer comparator companies and the structure and amount of Mr. Fairbank’s compensation awards in prior years. The Committee and the Independent Directors also considered the Company’s risk profile and the time horizon over which the deferred, equity-based awards will vest, as well as the fact that the ultimate value of Mr. Fairbank’s deferred, equity-based awards will depend on the Company and Mr. Fairbank’s performance over time as well as the value of Capital One’s common stock at the time the awards vest.

After considering these factors, in February 2018, the Committee and the Independent Directors determined that a total target compensation amount of $17.5 million was appropriate for Mr. Fairbank’s 2018 compensation program and that the program would continue to consist of performance shares granted at the beginning of the performance year and designed to provide Mr. Fairbank with an incentive to focus on long-term performance; and a year-end incentive award opportunity based on the Committee’s evaluation of the Company’s performance during the performance year. In addition, all of the CEO’s compensation is subject to a three-year deferred vesting or payout schedule. In this manner, the CEO’s compensation continues to be completely at-risk and aligned with the Company’s performance over multiple time horizons.

The table below summarizes the CEO compensation program that the Committee and the Independent Directors approved for the 2018 performance year.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions

Base Salary	Not applicable	Not applicable	Not applicable	Not applicable

Performance Shares	February 2018	Incentive for future Company performance	Vest at the end of the 3-year performance period based on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback

Year-End Incentive Opportunity	January 2019	Reward for 2018 CEO and Company performance	Delivered as combination of cash-settled RSUs and deferred cash; payout after 3 years	∎ Performance-based vesting provisions (RSUs only) ∎ Misconduct clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 71 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2018 performance year for the named executive officers.

2018 CEO Compensation Components

The CEO’s compensation for the 2018 performance year was composed of performance shares and an opportunity for a year-end incentive award that may be delivered in the form of an equity-based award, deferred cash, or both. Mr. Fairbank does not receive a cash base salary. All of the CEO’s compensation is subject to a three-year deferred vesting or payout schedule. The charts below represent (i) the components of CEO compensation as an approximate percentage of the CEO’s 2018 total target compensation, and (ii) the pay mix of

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the CEO’s actual compensation for the 2018 performance year, including the year-end incentive opportunity which consisted of 60% deferred cash and 40% cash-settled RSUs.

2018 CEO Target Compensation	2018 CEO Actual Pay Mix

Performance Share Award

The Committee and the Independent Directors believe the performance shares strengthen the alignment between the compensation of our NEOs and the Company’s performance by linking the ultimate payout to pre-established absolute and relative performance goals, with the value of the payout ranging from 0% to 150%. The ultimate value of the performance shares upon vesting is determined by the Company’s performance through its stock price.

In February 2018, Mr. Fairbank was granted an award of performance shares under which he may receive from 0% to 150% of a target number of 100,268 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2018 through December 31, 2020. The performance shares had a grant date fair value of $10.5 million. See page 59 for additional information regarding the 2018 performance share award to Mr. Fairbank.

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Performance Share Award Metrics

Performance Share Awards Granted in 2018 and Beyond. Each year, the Committee and the Independent Directors evaluate the structure and amount of the equity awards provided to our NEOs, including the Company performance metrics applicable to such awards. In 2018, in order to further align our NEOs interests with those of our stockholders, as well as based on market practices, peer comparator information and in response to stockholder feedback, the Committee and the Independent Directors determined that performance share awards granted to the CEO and the other NEOs beginning in 2018 will be based on the following two metrics:

Common Dividends + Growth of Tangible Book Value per Share (“D+TBV”)

∎  D+TBV rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per share).

∎  D+TBV is calculated as the three-year average of the ratios, expressed as a percentage, of (a) the Company’s tangible book value per share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (b) the Company’s tangible book value per share at the beginning of each corresponding year within the performance period.

Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”)

∎  Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎  Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (b) the Company’s average tangible common equity.

The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company. Beginning with performance year 2018, the performance share awards represent 60% of CEO total target compensation and an anticipated range of between approximately 30% and 55% of total target compensation for the other NEOs.

To appropriately incentivize long-term value creation in line with the Company’s strategic goals, two-thirds of each performance share award will vest based on D+TBV, and one-third of each performance share award will vest based on Adjusted ROTCE. The Company’s performance on each metric will be assessed over the three-year period relative to the KBW Bank Index, excluding three non-traditional banks that do not focus on lending to consumers and businesses (the “KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size, risk profile and business mix to the Company. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the relative performance hurdles illustrated below. The metrics will be calculated as indicated above, with the Committee excluding from such calculations the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Performance Share Awards Granted Prior to 2018. For performance share awards granted prior to 2018, the Company’s performance will be assessed on the basis of Adjusted ROA (as defined on page 73) relative to a comparator group consisting of companies in the KBW Index. The Committee selected relative Adjusted ROA as

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the metric to underlie performance share awards granted prior to 2018 in order to achieve a balance of incentivizing and rewarding management to pursue business strategies that reward stockholders over the long term, while discouraging excessive risk-taking or balance sheet leverage in pursuit of those goals.

Performance Share Award Formula

For all performance share awards, the ultimate number of performance shares earned at vesting is determined by a formula based on relative performance and absolute performance (in the form of a performance share reduction) measures, with the value of the payout ranging from 0% to 150%. In addition, the value of the performance shares upon vesting is determined by the Company’s stock price performance.

Relative Performance Measure. Each year, the Committee and the Independent Directors assess the Company’s performance on the basis of the performance share award metric relative to the KBW Index comparator group. In 2017, the Committee and the Independent Directors revised the performance measures applicable to performance shares granted beginning in 2017, in part in response to stockholder feedback, to require a more rigorous set of relative Company performance hurdles related to the potential payouts made in connection with the awards. Under the revised performance hurdles, the Company’s positive Adjusted ROTCE and D+TBV or Adjusted ROA, as applicable, must be at least at the 25th percentile of peers for any performance shares to vest, target payout will be achieved at the 55th percentile of peers, and the maximum payout can only be achieved if the Company performs at the 80th percentile of peers. If the Company’s positive Adjusted ROTCE and D+TBV or Adjusted ROA, as applicable, is under the 25th percentile, none of the shares will vest and no payout will be made with respect to the award. The graph below represents these performance hurdles. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the graph below. Payouts will range between the values shown below for performance that falls between the points labeled in the graph.

Absolute Performance Measure - Performance Share Reduction. All performance share awards are subject to a performance share reduction. For performance shares granted beginning in 2018, the performance share reduction will be based on the Company’s Adjusted ROTCE, replacing Adjusted ROA, on an absolute basis. Under the performance share reduction feature, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs compared to the peer group. In each year that the Company does not achieve positive Adjusted ROTCE, the executive will forfeit 50% of that year’s worth of performance shares. If the Company’s Adjusted ROTCE is not positive in each of the three fiscal years in the performance

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period, the executive will forfeit the entire award of performance shares. See “Performance Share Reduction” on page 73 and “Financial Restatement Clawbacks” on page 74 for more information. The table below shows potential performance share reduction amounts based on the Company’s Adjusted ROTCE performance.

Number of Years During Performance Period Adjusted ROTCE is Not Positive	Reduction in Number of Units Vesting and Shares Awarded
Zero	No reduction

One	One-sixth reduction

Two	One-third reduction

Three	Entire award forfeited

For performance share awards granted prior to 2018, under the applicable performance share reduction feature, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the three-year performance period is not positive, no matter how well the Company performs compared to the peer group. Similar to above, in any year that the Company does not achieve positive Adjusted ROA, the executive will forfeit 50% of that year’s worth of performance shares. If the Company’s Adjusted ROA is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2018 compensation consisted of an opportunity for a year-end incentive with a target value of $7.0 million based on the Committee’s evaluation of the Company’s performance during 2018 and Mr. Fairbank’s contributions to that performance. The Committee and the Independent Directors may determine to award 0% to 150% of the year-end incentive target value. For purposes of the year-end incentive, the Committee and the Independent Directors assess the Company’s performance based on the following four categories of quantitative and qualitative performance factors: financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates (the “Performance Factors”). The Committee believes that these factors appropriately reflect and balance near term performance and long-term success for the Company’s customers, associates, and stockholders.

The year-end incentive may be awarded in the form of deferred cash, an equity-based award, or both as determined by the Committee and the Independent Directors at the time the award is granted. Both the equity-based award and the deferred cash bonus have a three-year cliff vesting and are subject to clawback provisions. The performance-based vesting provisions applicable to the equity-based award and the clawback provisions applicable to both awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 71.

2018 CEO Year-End Incentive Determination

In January 2019, the Committee and the Independent Directors approved year-end incentive awards for Mr. Fairbank totaling $7.0 million for 2018 based on their assessment of the Company’s and Mr. Fairbank’s performance with respect to the Performance Factors. Between performance year 2016 and performance year 2018, Mr. Fairbank’s year-end incentive award has ranged from $4.5 million to $7.0 million, varying based on his and the Company’s performance. For performance year 2018, the Committee and the Independent Directors determined to award Mr. Fairbank’s year-end incentive award using two vehicles:

∎

Restricted Stock Units. An award of 34,744 RSUs, which had a total grant date value of approximately $2.8 million, which will vest in full on February 15, 2022, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A $4.2 million deferred cash bonus which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2022.

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Including the year-end incentive opportunity, Mr. Fairbank’s total compensation for the 2018 performance year consisted of 76% equity-based awards and 24% deferred cash.

In determining the 2018 year-end incentive awards, the Committee and the Independent Directors rewarded Mr. Fairbank’s stewardship in delivering resilient growth, strong financial performance across all major lines of business and driving strategies that advanced the Company’s achievement of its long-term goals while accelerating the Company’s ability to deliver strong, sustainable financial performance and enduring value to stockholders over the long term. In 2018, Capital One achieved record net income and industry-leading purchase volume growth in our Credit Card business, strong deposit growth and ending loans in our Consumer Bank business, and strong credit performance in our Commercial banking business. In addition, under Mr. Fairbank’s visionary leadership, the Company continued to make transformational investments in talent, capabilities, and technology to create value today and over the long term. We continued to strengthen our risk and control environment, build risk identification and management capabilities, particularly in the areas of cybersecurity, credit monitoring, and capital planning, and are committed to effective, proactive, and sustainable operation of these capabilities.

In an environment where the valuations and returns for consumer lending-focused companies have underperformed traditional banks, management has continued its investments in growth and transformation while also focusing on strong credit risk management and long-term resilience. Although these investments and choices may dampen near-term returns, the Committee and the Independent Directors believe that management continues to appropriately balance the inherent trade-offs between financial resilience, investing for the future, and delivering attractive returns over the short, medium, and long term. The Committee and Independent Directors recognize that the Company’s one-, three-, and five-year TSR for 2018 lags the peer comparator group, but believe the Company’s strategic investments will result in strong stockholder returns over time through continued growth, improved efficiency, strong profitability, and significant capital distribution.

In January 2019, the Committee assessed the Company’s quantitative and qualitative performance. In particular, the Committee considered:

Performance Factor	2018 Performance(1)

∎ Earnings and Earnings Per Share ∎ Revenue ∎ Expense Management ∎ ROA and ROTCE ∎ Capital Management ∎ Total Shareholder Return		2018	2017
	Revenue	$28.1 billion	$27.2 billion
	Pre-Provision Earnings	$13.2 billion	$13.0 billion
	Diluted EPS(2)	$10.88	$7.74
	ROA	1.7%	0.6%
	ROTCE(3)	18.6%	12.0%

∎      Net Income of $5.7 billion, the highest in the Company’s history

∎      Record growth of Diluted EPS(2) of $10.88, net of adjustments, a 40.6% increase from 2017, significantly outpacing all the Company’s peer comparator group

∎     Strong revenue, new accounts, and purchase volume growth in the Credit Card business, including $3.2 billion of net income

∎     Strong credit performance in our Commercial Banking business

∎     Efficiency ratio(2) of 53.1%, net of adjustments, for 2018, compared to 51.0% in 2017

∎     Tangible Book Value/Share growth (including the effect of common dividends) of 17.5% to $69.20

∎     Paid a quarterly common stock dividend of $1.60/share

∎     One-, three-, and five- year TSR of -22.8%, 11.2%, and 8.4% for 2018 as compared to the TSR of the KBW Index of -17.7%, 25.4%, and 37.8% over the same time periods

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(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

The Diluted EPS and efficiency ratios are presented on both a GAAP and non-GAAP basis. The non-GAAP measures consist of our adjusted results that our Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

The ROTCE presented for 2017 is adjusted to exclude the $1.77 billion impact of the Tax Act. The adjusted amount is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of the Tax Act on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Performance Factor	2018 Performance

∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎  Net charge-off rate of 2.52% compared to 2.67% in 2017 and net charge-off rate of 4.74% for Domestic Card compared to 4.99% in 2017

∎  Strong credit performance, with provision for credit losses of $5.9 billion for 2018, a significant improvement compared to $7.6 billion in 2017

∎  Common equity Tier 1 capital ratio(1) of 11.2% as of December 31, 2018 compared to 10.3% in 2017

∎  Continued focus on horizontal and vertical profitability and resilience, and accelerated investments in, and attention to, credit monitoring and forecasting and capital planning processes

∎  Open and active Board governance model, including access to management, embrace of effective challenge, and proactive stockholder outreach

∎  Continued to build risk management and operational risk capabilities across all three lines of defense and achieved continued progress enhancing the soundness and sustainability of the Company’s compliance and risk management programs, including well-managed market and liquidity risk programs

∎  Active board refreshment, adding two new independent Board members with experience and expertise in banking, technology, and risk management

∎  Increased environmental sustainability of our operations, including consumer marketing and management of real estate footprint

(1)	Calculated under the Basel Pillar III Standardized Approach, as of December 31 of each year.

Performance Factor	2018 Performance

∎   Progress toward achievement of long-term strategy

∎   Execution against corporate imperatives

∎   Disciplined investments in infrastructure, technology and growth initiatives

∎   CEO leadership and performance of executive team

∎  Balanced investments in market opportunities and long-term capabilities, including talent, infrastructure, risk management, and process reinvention

∎  Significant progress on building modern technology capabilities that are significantly improving operations

∎  Accelerated focus on cloud capabilities, modern software engineering and delivery, and enhanced cybersecurity capabilities

∎  Continued building a national bank franchise through harmonizing product offerings and expansion of Capital One Cafés

∎  Expanded specialization capabilities in our Commercial Banking business and solidified our position as one of the leading auto lenders in the United States

∎  Prudently increased investments to support customers’ financial needs while also making disciplined choices to reduce or eliminate non-strategic or uncompetitive products and services

∎  Partnership to be the exclusive issuer of co-branded and private label credit cards for Walmart and purchase of approximately $9 billion of existing Walmart co-branded and private label card loans at an attractive price and terms

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Performance Factor	2018 Performance

∎   Recruitment and development of world class talent

∎   Associate engagement and retention

∎   Customer advocacy

∎   Brand

∎   Corporate reputation and community engagement

∎   Live our values and champion our culture

∎  Continued focus on attracting top talent and welcomed over 9,000 new associates, 1,000 of which were college graduates entering their first job, and maintained a high bar for talent and diversity

∎  Recorded high associate engagement and morale scores, and voluntary attrition remained low

∎  Strong Net Promoter Scores across all of our consumer lending and retail banking businesses, with U.S. Card net promoter scores reaching a record-high

∎  Our flagship Mobile Banking application earned J.D. Power award for “Highest in Overall U.S. Banking App Satisfaction” for the second year in a row

∎  Broadened and diversified the executive management team with talents and experiences that support our growth, investments, risk profile, and culture

∎  Achieved “Outstanding” ratings on exams related to the Community Reinvestment Act, and we remain committed to lending to, investing in, and serving LMI communities across the United States

∎  Our associates volunteered more than 422,000 hours, working with thousands of organizations across the nation

∎  Broadened the Capital One brand, including in banking and technology

∎  Donated more than $44 million to non-profit organizations to help build economic opportunity in the communities where our associates and customers work and live

The Committee also took into account peer comparator group CEO compensation levels and structure, including:

∎	Mr. Fairbank does not receive a cash salary;

∎	100% of his compensation is deferred for at least 3 years;

∎	The tenures of each of the peer companies’ CEOs;

∎	The varying degrees of success those CEOs have had in leading their respective companies; and

∎	Mr. Fairbank’s visionary leadership and strategic role as the founder of Capital One.

The Committee believes that the actions taken by Mr. Fairbank and the other named executive officers throughout the year drove the Company’s 2018 results and have advanced the Company toward creating enduring value, sustainable financial performance and the achievement of the Company’s strategic goals over the long term.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. For the years shown in the table, Mr. Fairbank’s total target compensation was $17.5 million. Mr. Fairbank’s total compensation for performance year 2018 was $17.5 million. See “Year-End Incentive Opportunity” beginning on page 61 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2018.

Performance Year	Cash Salary	Year-End Incentive		Long-Term Incentive			Total
		Deferred Cash Bonus	Cash- Settled RSUs	Stock-Settled RSUs	Performance Shares	Option Awards(1)

2018	$—	$4,200,000	$2,800,019	$—	$10,500,065	$—	$17,500,084

2017	$—	$3,727,500	$2,485,006	$—	$8,750,041	$1,750,018	$16,712,565

2016	$—	$2,677,500	$1,785,080	$1,750,026	$8,750,002	$1,750,003	$16,712,611

(1)

In 2018, the Committee and the Independent Directors increased the percentage of the CEOs total target compensation comprised of performance shares from 50% to 60 and eliminated stock options from the program.

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The table above is presented to show how the Committee views Mr. Fairbank’s compensation and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 81 and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU award granted to Mr. Fairbank in January 2019 for the 2018 performance year, for example, is shown in the table above as 2018 compensation. The Summary Compensation Table reports equity-based awards in the year in which they were granted.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

As part of the CEO compensation program, the Committee and the Independent Directors also approved certain other programs intended to support Mr. Fairbank’s productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2018, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	Maintenance for Mr. Fairbank’s home office

∎	Personal security detail that also provides transportation service for Mr. Fairbank

∎	The monitoring and maintenance of an electronic home security system

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 81.

2019 CEO Compensation Program

Each year, the Committee and the Independent Directors review the CEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The Committee and the Independent Directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. In January 2019, the Committee and the Independent Directors reviewed the compensation structure utilized in 2018 for Mr. Fairbank and determined that, for 2019, the CEO compensation program would continue to consist of an equity or equity-based award granted at the beginning of the year plus an opportunity for a year-end incentive award based on CEO and Company performance for 2019. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. The Committee and the Independent Directors also determined that for Mr. Fairbank’s 2019 compensation program, a total target compensation amount of $17.5 million, the same total target compensation for 2018, was appropriate.

In connection with the review of the CEO compensation program and in response to feedback received from stockholders, the Committee and the Independent Directors modified the structure of the CEO compensation program to increase the percentage of the CEO’s total target compensation granted following the completion of the performance year from 40% to 90%. Beginning with the 2019 performance year, the CEO’s total target compensation will consist of two components: (i) 10% in the form of RSUs granted at the beginning of the

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performance year; and (ii) 90% in the form of an opportunity for a year-end incentive award, consisting primarily of performance shares, to be granted in early 2020 and based on the Company’s performance in 2019.

The Committee and the Independent Directors believe that this structure increases the alignment of CEO compensation with Company performance and stockholder interests by directly linking a greater portion of the CEO’s compensation to the Company’s performance. In addition, the revised structure provides a greater opportunity for the Committee and the Independent Directors to assess the Company and the CEO’s performance after the completion of the performance year and incorporate feedback from stockholders received during the year to ensure that the CEO’s performance year compensation appropriately reflects the Company’s compensation philosophy and principles.

2019 CEO Compensation Decisions

Based on the revised CEO compensation program, in January 2019 the Committee and the Independent Directors granted to Mr. Fairbank 21,715 RSUs, which had a total grant date value of approximately $1.75 million which will vest in full on February 15, 2022, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions. Mr. Fairbank does not receive a cash base salary.

The Committee also determined that Mr. Fairbank will have an opportunity to receive an incentive award in early 2020. Any such award (i) will consist primarily of a performance share award under which he may receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over the three year period from January 1, 2020 through December 31, 2022; and (ii) may also consist of deferred cash, an equity-based award, or both. The Committee and the Independent Directors believe that a year-end incentive consisting primarily of performance shares, which provide for vesting and ultimate payout of the award based on pre-established absolute and relative Company performance goals over a three year period, provide a direct link between the Company’s performance and the compensation received by Mr. Fairbank for the three year period. Any deferred cash or equity-based award will pay out or vest after a three-year deferral period. The Committee and the Independent Directors will have absolute discretion to determine whether to make the year-end incentive award, the form of the award and the value of the award relative to the target amount of $15.75 million. The Committee and the Independent Directors will base these determinations on the Committee’s evaluation of the Company’s performance in 2019 relative to the same factors described earlier under “Year-End Incentive Opportunity” related to financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates and Mr. Fairbank’s contribution to that performance. The Company expects that any such award will be subject to performance share reduction, performance-based vesting and clawback provisions similar to the provisions applicable to the performance shares and year-end incentive opportunity awards granted to the CEO for the 2018 performance year.

NEO Compensation

In this section, “NEO Compensation,” the term “NEO” refers to the named executive officers other than the CEO. The table below summarizes the NEO compensation program that the Committee and the Independent Directors approved for the 2018 performance year.

2018 NEO Compensation Program

The Committee annually reviews and approves the form, timing, and amount of compensation for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the Independent Directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities, and contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In February 2018, the Committee and the Independent Directors approved the 2018 compensation program, which is designed to be consistent with the Company’s pay-for-performance philosophy.

Based on market practices and trends, a review of peer comparator information, and in response to stockholder feedback, the Committee determined to refine the NEO compensation program in 2018 to eliminate three of the

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six compensation elements previously used by the Company to compensate NEOs: stock options, cash-settled RSU awards, and cash-settled RSU salary. This change simplified the NEO compensation program, increased the proportion of NEO total target compensation that is performance-based from 65% to 80% and more greatly aligned the program elements and structure with the programs used by the Company’s peers. Beginning with the 2018 performance year, NEO total target compensation is composed of 20% base salary, 25% cash incentive opportunity, and 55% long-term incentive opportunity, which will consist of performance shares and stock-settled RSUs as determined by the Committee. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent.

For the 2018 performance year, the NEOs received a mix of approximately 45% cash and 55% equity-based compensation as follows: cash salary, determined at the beginning of the performance year; and a cash incentive and long-term incentive awards, determined following the end of the performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2018 performance year consisted of performance shares (approximately 30% of total target compensation) and stock-settled RSUs (generally 25% of total target compensation). All of the equity awards vest over a three-year period. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO in 2018, as described earlier under “Performance Share Award Metrics” beginning on page 59.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	February 2018	Overall experience, skills, performance, and knowledge	Paid in cash throughout the performance year	Not applicable
Cash Incentive	January 2019	Reward for 2018 Company performance	Paid in cash in February 2019	Not applicable
Performance Shares	January 2019	Reward for 2018 Individual Performance and Incentive for Long- Term Performance	Vest at the end of the 3-year performance period based on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 71 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2018 performance year for the named executive officers.

Based on the above framework, the Committee and the Independent Directors determined the 2018 total target compensation for each NEO by considering the following factors:

∎	Each NEO’s performance relative to the Company’s strategic objectives

∎	Capital One’s financial performance

∎	The NEO’s appropriate management of risk

∎

The role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results)

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∎	Appropriate internal pay differentials and the desire to foster teamwork and collaboration

∎	Historical pay levels

∎	Available role-specific market compensation data from peer comparator companies

∎	Available information on the structure of compensation packages for senior executives at peer comparator companies

∎	Market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles)

∎	The overall structure of the compensation program

2018 NEO Compensation Components

The total target compensation of the NEOs for the 2018 performance year was composed of base salary awarded at the beginning of the performance year and a year-end incentive opportunity that, if granted, may consist of equity awards in the form of performance shares and/or RSUs, and a cash incentive. The chart below shows the 2018 components of NEO compensation as an approximate percentage of NEO total target compensation:

Base Salaries

For the 2018 performance year, the Committee decreased the percentage of total target compensation paid to the NEOs in the form of a base salary from 35% to 20% and chose to defer a larger portion of each NEO’s compensation until the end of the year. In February 2018, the Committee and the Independent Directors approved 2018 cash base salaries for the NEOs, ranging from $1 million to $1.1 million. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

A portion of the NEO’s 2018 compensation consisted of an opportunity for a year-end incentive award based on Company and individual performance in 2018. This award, if granted, may consist of long-term incentive awards in the form of performance shares and/or RSUs, and a cash incentive award. In January 2019, the Committee and the Independent Directors determined to award each NEO performance shares, a cash incentive award and RSUs as recognition of Company and individual performance in 2018.

Cash Incentive Awards

The cash incentive awards provided to the NEOs are based on the Committee’s evaluation of the Company’s performance during 2018. In February 2018, the Committee and the Independent Directors established a target value for the cash incentive for each NEO consisting of approximately 25% of the NEO’s total target

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compensation. The Committee and the Independent Directors may determine to award 0% to 150% of the cash incentive target value based on Company performance. For purposes of the cash incentive awards, the Committee and the Independent Directors assess the Company’s performance based on the following four categories of quantitative and qualitative performance factors: financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates (the “Performance Factors”). The Committee believes that these factors appropriately reflect and balance near term performance and long-term success for the Company’s customers, associates, and stockholders. See “2018 CEO Compensation Program” beginning on page 56 for details regarding the Performance Factors.

In January 2019, the Committee and the Independent Directors approved cash incentive awards for the NEOs ranging from $1.5 million to $1.6 million, representing a payout at 120% of the target award values established by the Committee in February 2018 based on actual Company performance in 2018. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the Independent Directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” beginning on page 61 in connection with the determinations by the Committee and the Independent Directors relating to the CEO’s year-end incentive awards.

Long-Term Incentive Awards

Long-Term incentive awards are equity awards designed to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and continually evolving business strategies and objectives. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2018, as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Audit Officer compiled and reviewed the assessment for the Chief Risk Officer, before such assessments were presented to the Committee and the Independent Directors for their consideration.

In January 2019, the Committee and the Independent Directors granted long-term incentive awards, consisting of stock-settled RSUs and performance share awards, to the NEOs as recognition for individual NEO performance in 2018 and to drive further long-term performance. At Capital One, long-term incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed

∎	The ultimate value of the award is dependent on Capital One’s performance over time

The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO in 2018, as described earlier under “Performance Share Award Metrics” beginning on page 59. The NEO stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” beginning on page 71.

2018 NEO Year-End Incentive Compensation Decisions

Mr. Blackley, the Company’s Chief Financial Officer, was awarded a cash incentive of $1,500,000, 15,511 stock-settled RSUs, and a target amount of 18,613 performance shares with a total grant date fair value for both awards of $2,750,053. The Committee and the Independent Directors determined to grant these awards based upon Mr. Blackley’s strategic leadership of the Company’s finance organization, his efforts to leverage technology to drive significant improvements in the Company’s financial reporting, and his management of disclosure and

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related controls. The Committee and the Independent Directors also considered Mr. Blackley’s collaborative partnership, deep financial acumen and market orientation, and his focus on driving the Company’s financial discipline by balancing financial performance and strategic investment decisions.

Mr. LaPrade, the Company’s Chief Enterprise Services Officer and Chief of Staff to the CEO, was awarded a cash incentive of $1,564,800, 16,165 stock-settled RSUs, and a target amount of 19,398 performance shares with a total grant date fair value for both awards of $2,866,022. The Committee and the Independent Directors determined to grant these awards based upon Mr. LaPrade’s pivotal role in driving the modernization of the Company’s infrastructure and capabilities to grow the Company’s brand and elevate customer experience. In addition, the Committee and the Independent Directors also considered Mr. LaPrade’s inspirational leadership, excellence in managing risk and strategic problem solving, and his focus on recruiting and retaining strong talent.

Mr. Finneran, the Company’s General Counsel through January 31, 2018 and Chief Risk Officer from February 1, 2018 to August 1, 2018 when he was appointed as Senior Advisor to the CEO and Corporate Secretary, was awarded a cash incentive of $1,623,600, 16,780 stock-settled RSUs, and a target amount of 20,136 performance shares with a total grant date fair value for both of $2,975,060. The Committee and the Independent Directors determined to grant these awards based upon Mr. Finneran’s seamless and successful assumption of the Chief Risk Officer role during 2018 and his valuable guidance and oversight on legal, risk, and strategic governance matters. In addition, the Committee and the Independent Directors also considered Mr. Finneran’s thought leadership in driving improvements in risk management, as well as his sound judgment and integrative advice.

Mr. Yajnik, the Company’s President, Financial Services, was awarded a cash incentive of $1,537,200, 17,465 stock-settled RSUs, and a target amount of 20,958 performance shares with a total grant date fair value for both awards of $3,096,509. The Committee and the Independent Directors determined to grant these awards based upon the strong performance of the Auto business in 2018, including disciplined lending and profitability, as well as Mr. Yajnik’s execution of the long-term strategy for financial services. The Committee and the Independent Directors also considered Mr. Yajnik’s motivational leadership and continued focus on driving technological innovation and transformational change in financial services to enhance the customer and partner experience.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

		Base Salary		Year-End Incentive		Long-Term Incentives

Name	Performance Year	Cash Salary	RSU Salary	Cash Incentive (1)	Cash- Settled RSUs (1)	Stock- Settled RSUs	Performance Shares	Option Awards (1)	Total

R. Scott Blackley	2018	$1,000,000	$—	$1,500,000	$—	$1,250,031	$1,500,022	$—	$5,250,053
	2017	$900,000	$686,784	$—	$637,850	$1,169,408	$1,169,408	$—	$4,563,450

	2016	$630,000	$410,039	$—	$574,075	$1,462,513	$487,562	$—	$3,564,189

Frank G. LaPrade, III	2018	$1,043,000	$—	$1,564,800	$—	$1,302,737	$1,563,285	$—	$5,473,822
	2017	$1,013,000	$760,051	$—	$760,058	$1,264,075	$1,264,075	$—	$5,061,259

	2016	$983,000	$737,037	$—	$737,085	$1,350,876	$810,560	$600,370	$5,218,928

John G. Finneran, Jr.	2018	$1,082,000	$—	$1,623,600	$—	$1,352,300	$1,622,760	$—	$5,680,660
	2017	$1,051,000	$788,025	$—	$788,018	$1,312,560	$1,312,560	$—	$5,252,163

	2016	$1,020,000	$765,015	$—	$765,059	$1,274,551	$764,713	$509,804	$5,099,142

Sanjiv Yajnik	2018	$1,025,000	$—	$1,537,200	$—	$1,407,504	$1,689,005	$—	$5,658,709

	2017	$995,000	$746,064	$—	$746,025	$1,366,282	$1,366,282	$—	$5,219,653

	2016	$966,000	$724,037	$—	$724,047	$1,206,083	$723,616	$482,401	$4,826,184

(1)	In 2018, the Committee and the Independent Directors eliminated stock options and cash-settled RSUs from the NEO compensation program and introduced the cash incentive.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table beginning on

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page 81 required to be included in this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the stock-settled RSUs and performance share awards granted in January 2019 for the 2018 performance year, for example, are shown in the above table as 2018 compensation. The Summary Compensation Table reports equity-based awards in the year in which they were granted.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2018, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	An automobile lease or the use of transportation services

∎	The monitoring and maintenance of an electronic home security system

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 81.

2019 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The program consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness and encourage appropriate risk-taking. In January 2019, the Committee and the Independent Directors approved the 2019 compensation program for our NEOs which is substantially similar to the 2018 program.

Additional Performance Conditions and Recovery Provisions

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions

∎	Performance share reduction

∎	Misconduct clawback provisions

∎	Financial restatement clawbacks

These terms and conditions apply to certain incentive awards granted to every executive officer and not just to the named executive officers.

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Performance-Based Vesting Provisions

Performance Based Vesting Provisions

We include performance-based vesting provisions as part of each stock option, if any, and stock-settled RSU award to named executive officers and each cash-settled RSU award to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.

The ultimate value that our named executive officers receive from equity-based incentive awards is tied to our stock price performance over the vesting period. In addition, the Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and of our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Performance-based vesting provisions apply to the following awards:

∎	All named executive officer stock option awards

∎	All named executive officer stock-settled RSUs

∎	All CEO cash-settled RSUs

These performance conditions do not present any upside potential for the named executive officers’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long term.

For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one year’s worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The terms of the applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

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Performance Share Reduction

Performance Share Reduction

Each performance share award to the named executive officers provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROTCE (for awards granted in 2018 or later) or Adjusted ROA (for awards granted prior to 2018). The total value can be reduced to zero if positive Adjusted ROTCE or Adjusted ROA, as applicable, is not achieved in all of the three years in the performance period. This reduction can occur regardless of where Adjusted ROTCE or Adjusted ROA, as applicable, ranks relative to a comparator group.

The performance share awards granted to the named executive officers in 2018 employed Adjusted ROTCE as the performance metric, with the Company’s performance assessed on the basis of Adjusted ROTCE relative to a comparator group consisting of companies in the KBW Index, excluding custody banks. Each of the performance share awards granted in 2018 is subject to reduction in the event that the Company’s Adjusted ROTCE for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROTCE compares to its peers in the KBW Index. If the Company does not achieve positive Adjusted ROTCE for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROTCE for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROTCE for any of the three years in the performance period, the named executive officers will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis.

“Adjusted ROTCE” means the ratio, expressed a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (b) the Company’s average tangible common equity, and shall exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

The performance share awards granted to the named executive officers prior to 2018 employ Adjusted ROA as the absolute performance metric, with the Company’s performance assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Index, excluding custody banks. All of the other features of the performance share reduction remains the same as described above, with Adjusted ROA being used in the place of Adjusted ROTCE. “Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment or amortization of intangible assets to (b) the Company’s average tangible assets for the period. This metric is intended to reflect our earnings capacity by focusing on a component of our net income relative to our tangible assets.

Misconduct Clawback Provisions

Misconduct Clawback

Each incentive award to the named executive officers, other than the cash incentive award granted to the named executive officers other than the CEO, is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the named executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

Every incentive award granted to our executive officers, other than the cash incentive awards granted to the named executive officer other than the CEO, includes a clawback provision designed to provide the Committee the authority to recover previously awarded compensation in the event that the Committee determines (i) there

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has been misconduct resulting in either a violation of law or of Company policy that has caused significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

These clawback provisions have been designed to apply broadly, to a range of potential manifestations of misconduct at any level of the executive’s organization. The unvested portions of all applicable incentive awards are subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery.

In the event the Committee exercises these clawback provisions, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawbacks

Financial Restatement Clawback	Each performance share award to the named executive officers includes clawback provisions that allow the Company to recover shares under the award following a financial restatement.

All performance share awards to our executive officers include a clawback that is triggered in the event that the Company issues a restatement of its financial statements, or announces within three years after the vesting of an award that it expects to issue a restatement. If an executive would have been entitled to fewer shares on the vesting date under the restated financial statements, the executive may be required to return to the Company the excess shares awarded to him or her or, in the event he or she has sold or otherwise transferred the shares, he or she may be required to return the net proceeds from the sale or transfer.

Process and Criteria for Compensation Decisions

The Committee is actively engaged throughout the year and considers a number of factors in making compensation decisions with respect to the named executive officers. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment.

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Our Compensation Governance Cycle

The Committee met nine times in 2018, with each meeting concluding with an executive session without management present. While specific topics may vary from meeting to meeting, the following graph describes the typical annual cycle of the Committee’s compensation-related activities.

Spring Discuss investor outreach efforts and feedback regarding executive compensation o Approve non-employee director compensation for the current year o Conduct Committee annual self assessment Summer Discuss Say-on-Pay voting results Assess effects of incentive compensation programs on risk and appropriate risk balancing Discuss legal and regulatory updates o Review and approve the executive compensation peer group Preliminary discussion of following year's executive compensation design, Including investors' feedback Winter o Review Company and NEO performance and approve year-end compensation o Appoint compensation consultant and assess independence, performance and compensation o Approve compensation structure and pay targets for NEOs o Complete incentive compensation risk assessment Approve CD&A and Committee Report Fall Discuss Investor outreach efforts and feedback regarding executive compensation Discuss and refine following year's executive compensation Review executive compensation practices among peer group design, with special attention to investors' feedback

Use of Outside Consultants for CEO Compensation

The Committee engages FW Cook to assist in the design of the CEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer comparator companies, discussing relevant market trends and context and developing recommendations on possible plan designs. See the discussion under “Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 36 for additional information about FW Cook.

Use of Outside Consultants for NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations to the Committee for the NEOs. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides additional market reference points that the Committee and the Independent Directors use when evaluating NEO compensation. Other outside consultants provide information to the Human Resources department regarding market practices and trends and research reports and provide subject matter expertise on specific concepts and technical issues related to executive compensation. However, these outside consultants do not recommend either the form or amount of compensation that is to be paid to the NEOs. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO. The CEO then considers all of the information provided by the Human Resources department and the Chief Human Resources Officer and makes his compensation recommendations for the NEOs to the Committee and the Independent Directors.

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Management does not have a contractual arrangement with any compensation consultant to determine or recommend compensation programs for the NEOs. A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One other than the services described above.

Market Data

The Committee reviews data from a group of peer comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

FW Cook plays a lead role in evaluating the peer comparator group on an annual basis. Each year, a consultant from FW Cook presents a comprehensive report to the Committee that highlights size, scope and performance information from the peer comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

∎ Revenue ∎ Assets ∎ Market value ∎ Net income available to common stockholders ∎ U.S. deposits ∎ Loans held for investment ∎ Diluted earnings per share growth

∎ Return on average tangible common equity

∎ Adjusted ROA

∎ Tier 1 common capital ratio

∎ Charge-off rate

∎ Ratio of stock price to tangible book value

∎ Ratio of stock price to earnings

∎ Total stockholder return

After reviewing this information, the Committee recommends a final peer comparator group to the Independent Directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance and business focus of the peer comparator companies reflect Capital One’s competitive environment. For 2018, the peer comparator group was the same group for 2017 and included the following companies:

∎ American Express	∎ Discover Financial Services	∎ Regions Financial

∎ Bank of America Corporation	∎ Fifth Third Bancorp	∎ SunTrust Banks

∎ BB&T Corporation	∎ J.P. Morgan Chase	∎ U.S. Bancorp

∎ Citigroup	∎ PNC Financial Services	∎ Wells Fargo & Company

The Committee believes that the peer comparator group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for talent. The Committee determined to maintain the same peer comparator group for purposes of designing the 2019 compensation programs, and approved the comparator group in July 2018.

Typically, compensation data from the peer comparator group is used to inform the Committee’s determination of the total compensation target values for the named executive officers. As of December 31, 2018, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, net income, and market value.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also conducts an annual comprehensive review of tally sheets for the CEO and each NEO which reflect all components of compensation and include total compensation and potential payouts. Each tally sheet summarizes

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multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets assist with the Committee’s understanding of the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s accumulated equity value. The tally sheets also help the Committee assess the potential downstream consequences of its decisions, such as the potential value to be received by the CEO and each NEO upon separation due to a change of control, retirement or other termination scenarios.

Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. Each of our named executive officers participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) in 2018, which is a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO, to defer additional pre-tax compensation in order to save for retirement. The CEO participates in the VNQDCP on a non-voluntary basis, as the deferred cash portion of his year-end incentive is mandatorily deferred in the VNQDCP for three years. Capital One annually reviews programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs.

Details of the VNQDCP can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” beginning on page 89.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the named executive officers in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past. None of the current NEOs have an employment agreement.

Change of Control Agreements

Each named executive officer is a party to an agreement providing certain benefits if the executive’s employment terminates in connection with a change of control, as well as compensation and benefits protections during the two-year period following the change of control.

The change of control agreements define compensation and benefits payable to named executive officers in certain merger and acquisition scenarios. The Committee believes these agreements provide the named executive officers with some certainty and allow the named executive officers to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each named executive officer with an incentive to remain in his or her leadership role up to and beyond the transaction date. In addition to compensation and benefits protections during a two-year protection period after a change of control, the named executive officers are entitled to severance-type benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments.

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

Projections of potential payouts to the named executive officers under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders. Additional details regarding these agreements can be found under “Payments Under Certain Termination Scenarios” beginning on page 91.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO, excluding the CEO, separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s then current total target compensation plus a pro-rated severance bonus based on the NEO’s target cash incentive in the event of involuntary termination without cause due to restructuring. Additional benefits include partially subsidized health, dental and vision benefits for a period of up to 18 months through COBRA, and term life continuation and outplacement services for a period of up to one year following separation. The Committee may exercise its business judgment in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or associates. In addition, following a separation from Capital One, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Under Certain Termination Scenarios” beginning on page 91.

Capital One has entered into agreements with certain NEOs that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product. For additional information, see “Restrictive Covenants” in the “Named Executive Officer Compensation” section beginning on page 91.

Upon retiring from the Company, associates are generally entitled to receive certain retiree medical benefits, including subsidized medical benefits for qualified individuals. In addition, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Upon Retirement” on page 92.

Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the NEOs must own shares of Capital One stock with a fair market value of at least the following annual cash salary multiples:

Role	Salary Multiple
CEO	6X

Other NEOs and Executive Officers	3X

Given that the CEO’s compensation program does not include a base salary, his ownership requirement is based on a notional salary established annually by the Committee and the Independent Directors, which is currently $1 million. In 2018, the Committee and the Independent Directors increased the stock ownership requirement of the CEO from 5 times to 6 times his notional salary amount to further align the CEO’s requirement with that of the Company’s peers.

Ownership requirements may be fulfilled using the following shares:

∎	Shares owned without restriction

∎	Unvested restricted stock

∎	Unvested stock-settled RSUs

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

∎	Shares acquired through the 2002 Associate Stock Purchase Plan

∎	Shares owned through Capital One’s 401(k) plan

The Committee reviews the guidelines and monitors the named executive officers’ compliance with them. New executive officers are given five years from the date of promotion to or appointment as an executive officer to comply with these requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The named executive officers are currently in compliance with this requirement.

In addition, the Company has stock retention requirements for certain equity awards made to the named executive officers. With respect to awards of performance shares and stock-settled RSUs that vest (i) during an executive’s term of employment with Capital One or, (ii) as applicable, prior to the first anniversary of such executive’s separation from Capital One, each executive must hold 50% of the after-tax net shares acquired for a period of one year after the acquisition date of the shares. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging, Speculative Trading Activities and Pledging

As part of the commitment by Capital One’s leadership team to maintain public confidence in the long-term growth of Capital One’s stock, Capital One maintains a policy prohibiting hedging and speculative trading activities. Specifically, the policy prohibits certain individuals from engaging in short sales, hedging transactions or speculative trading in derivative securities of Capital One stock. The policy applies to all Capital One directors, officers (as defined under Section 16 of the Exchange Act, and together with Capital One directors, “Control Group Members”), associates that (i) serve at the Senior Vice President level, (ii) report directly to a Control Group Member, or (iii) are otherwise determined by Capital One’s General Counsel to be an “insider,” as well as any such individual’s immediate family members. Capital One also prohibits its Control Group Members from using Capital One securities, including common stock, in a margin account or pledging Capital One securities as collateral for a loan.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards generally are approved by the Committee and the Independent Directors (or by delegated authority to the Chief Human Resources Officer for certain associates who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, restricted stock units, stock options or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any associate in any one year. These awards are designed to be used for new hires and for special programs designed by management to incentivize and reward current associates of the Company. The Committee reviews all grants made by delegation at least once per year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant.

The Company does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all

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SECTION III - COMPENSATION DISCUSSION AND ANALYSIS

compensation to be paid or awarded in a tax-deductible manner. However, it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives.

Historically, with respect to the named executive officers (other than the Chief Financial Officer), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limited the federal tax deduction for compensation paid to the executive to $1 million. Amounts in excess of $1 million were also eligible for the deduction if the compensation qualified as “performance-based.” For this purpose, the Company’s 2004 Stock Incentive Plan provides for the establishment of specific performance thresholds to be tied to equity-based awards that would allow awards to qualify as “performance-based” for the purposes of Section 162(m).

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted. This legislation repealed the exclusion for performance-based compensation under Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We expect that this transition relief will allow performance-based awards granted by Capital One on or before November, 2, 2017 to remain deductible under Section 162(m). Notwithstanding the above, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Capital One’s business needs.

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Section IV - Named Executive Officer Compensation

2018 Summary Compensation Table

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2018, 2017 and 2016 for the named executive officers. As discussed in the “Compensation Discussion and Analysis” section beginning on page 48, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under Securities and Exchange Commission (“SEC”) rules, equity-based compensation is reported in the Summary Compensation Table below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our Chief Executive Officer (“CEO”):

∎

76% of the CEO’s total compensation and performance year compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for at least three years.

∎

Amounts shown in the table below for the CEO for 2018 represent performance shares granted in February 2018 and a deferred cash bonus awarded in January 2019 for 2018 performance. The CEO also was granted cash-settled restricted stock units (”RSUs”) in January 2019 for the 2018 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2018 also include cash-settled RSUs granted to the CEO in February 2018 for the 2017 performance year.

With respect to the compensation reported below for the named executive officers (“NEOs”) other than the CEO:

∎	In 2018, base salary comprised approximately 20% of total target compensation and a cash incentive comprised approximately 25% of total target compensation.

∎

In 2017 and 2016, base salary comprised approximately 35% of total target compensation, with a portion of base salary paid in the form of cash throughout the year and a portion paid in the form of cash-settled RSUs that were granted in February each year and settled in cash in February in the following year. These cash-settled RSUs are included in the table below in the “Stock Awards” column for 2016 and 2017. The NEOs were not eligible for a cash incentive prior to 2018.

∎

Amounts shown in the table below also include performance shares, stock-settled RSUs, stock options (prior to 2018) and cash-settled RSUs granted in February each year for the prior performance year. The NEOs other than the CEO also were granted equity awards in January 2019 for the 2018 performance year, which are not shown in the table below.

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Amounts paid to the CEO and the other NEOs in 2018 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes to the table:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5)	All Other Compensation (*)	Total
Richard D. Fairbank Chairman, CEO and President (6)	2018	$—	$4,200,000	$12,985,071	$—	$4,894	$143,831	$17,333,796
	2017	$—	$3,727,500	$10,535,121	$1,750,018	$4,161	$158,970	$16,175,770
	2016	$—	$2,677,500	$12,285,042	$1,750,003	$3,407	$205,185	$16,921,137

R. Scott Blackley Chief Financial Officer (7)(8)	2018	$988,462	$1,500,000	$2,976,666	$—	$—	$217,250	$5,682,378
	2017	$826,538	$—	$3,210,934	$—	$—	$225,176	$4,262,648
	2016	$617,769	$—	$2,597,024	$—	$—	$132,046	$3,346,839

Frank G. LaPrade, III Chief Enterprise Services Officer (7)	2018	$1,039,538	$1,564,800	$3,288,208	$—	$—	$193,578	$6,086,124
	2017	$1,009,538	$—	$3,658,572	$600,370	$—	$198,420	$5,466,900
	2016	$974,577	$—	$3,329,446	$530,369	$—	$193,202	$5,027,594

John G. Finneran, Jr. Senior Advisor to the CEO and Corporate Secretary (7)(9)	2018	$1,078,423	$1,623,600	$3,413,138	$—	$995	$202,979	$6,319,135
	2017	$1,047,423	$—	$3,592,348	$509,804	$978	$218,997	$5,369,550
	2016	$1,016,538	$—	$3,487,369	$494,803	$778	$219,255	$5,218,743

Sanjiv Yajnik President, Financial Services (7)	2018	$1,021,539	$1,537,200	$3,478,589	$—	$—	$209,536	$6,246,864
	2017	$991,654	$—	$3,399,810	$482,401	$—	$259,729	$5,133,594
	2016	$962,654	$—	$3,300,705	$468,416	$—	$203,132	$4,934,907

(1)

The amounts shown in this column represent the cash portion of base salary for NEOs other than the CEO. For 2016 and 2017, the remaining portion of base salary for each year was delivered in cash-settled RSUs, as described under “2018 NEO Compensation Program” in the “Compensation Discussion and Analysis” section beginning on page 66, and is included in the “Stock Awards” column in the table above.

(2)

The amount shown in this column for Mr. Fairbank in 2018 reflects his deferred cash bonus awarded in January 2019 for 2018 performance as described under “Year-End Incentive Opportunity” in the “Compensation Discussion and Analysis” section beginning on page 61. For NEOs other than Mr. Fairbank, the amount shown in this column for 2018 reflects the cash incentive awarded in January 2019 for 2018 performance, as described under “2018 NEO Compensation Program” in the “Compensation Discussion and Analysis” section beginning on page 66.

(3)

The amounts shown in this column represent the grant date fair value of performance shares, stock-settled RSUs and cash-settled RSUs granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. See footnote 2 to the 2018 Grants of Plan-Based Awards Table below for additional information, including performance share awards at maximum performance on a per executive basis.

(4)	The amounts shown in this column represent the grant date fair value of stock options granted to the named executive officers in 2017 and 2016, calculated in accordance with FASB ASC Topic 718.

(5)

The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Finneran under the Cash Balance Pension Plan and the Excess Cash Balance Plan.

(6)

Mr. Fairbank’s compensation for 2018 consisted of performance shares and a year-end incentive opportunity (which was paid in the form of a deferred cash bonus and cash-settled RSUs), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2018 in February 2018 (performance shares), which is reflected in the table above for 2018. Mr. Fairbank received the remainder of his compensation for 2018 in January 2019 (the year-end incentive opportunity delivered in cash-settled RSUs and a deferred cash bonus). The portion of the year-end incentive opportunity delivered as a deferred cash bonus to Mr. Fairbank in January 2019 is included in the table above, while the portion delivered as cash-settled RSUs is not. The cash-settled RSU portion of his year-end incentive opportunity for 2017 was granted in February 2018 and is included in the table above for 2018. See “CEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section beginning on page 64 for more information on how the Compensation Committee makes compensation decisions and to which year the compensation awards relate.

(7)

For NEOs other than the CEO, compensation for 2018 consisted of a cash base salary, a cash incentive, performance shares and two awards of RSUs, in addition to certain perquisites. The performance shares and RSUs awarded for 2018 performance were granted in January 2019 and are not included in the table above. The performance shares, stock-settled RSUs and cash-settled RSUs granted in February 2018 for 2017 performance are included in the table above for 2018. See “NEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section beginning on page 70 for more information on how the Compensation Committee makes compensation decisions and to which year the compensation awards relate.

(8)

Mr. Blackley was appointed Chief Financial Officer in May 2016. His 2017 stock awards granted for performance year 2016 reflect the position he held at the beginning of 2016, which did not include a grant of stock options. Beginning with performance year 2017, Mr. Blackley’s compensation program is consistent with the other non-CEO named executive officers.

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

(9)

Mr. Finneran served as General Counsel and Corporate Secretary until his appointment as Chief Risk Officer and Corporate Secretary from February 1, 2018 to August 1, 2018. Mr. Finneran began serving as Senior Advisor to the CEO on August 1, 2018, and continues to serve as Corporate Secretary.

(*)	All other compensation for the named executive officers consists of the following:

Named Executive Officer	Auto (a)	Travel and Aircraft	Health Screening (b)	Security	Company Contributions to Defined Contribution Plans (c)	Insurance (d)	Other (e)

Richard D. Fairbank	$0	$—	$0	$98,292(f)	$0	$19,800	$25,739

R. Scott Blackley	$29,189	$—	$0	$14,056(g)	$162,375	$6,540	$5,090

Frank G. LaPrade, III	$12,020	$—	$0	$2,343(g)	$168,765	$7,260	$3,190

John G. Finneran, Jr.	$0	$—	$3,015	$217(g)	$174,675	$19,800	$5,272

Sanjiv Yajnik	$13,479	$—	$5,911	$511(g)	$166,005	$13,860	$9,770

(a)

The cost of these benefits is determined on an annual basis and includes, as applicable, annual car lease or car service, automobile service fees, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank and Mr. Finneran do not participate in the Company-provided automotive benefit.

(b)	Represents cost attributable to the annual physical program where executives have the opportunity to receive a comprehensive health screening once a year.

(c)	Represents Company contributions under qualified and non-qualified deferred compensation programs and other supplemental executive retirement benefits.

(d)	Represents life insurance premiums paid on behalf of the executives.

(e)

Represents contributions made by Capital One to charitable organizations chosen by CEO (up to $30,000; for 2018, the amount of these contributions was $25,000) and the other NEOs (up to $5,000), as well as incidental expenses incurred in connection with corporate events. Additionally, for Mr. LaPrade and Mr. Yajnik, the total value includes payments they received as part of the Capital One broad-based patent program, which rewards associates for new, patentable ideas.

(f)

Represents costs attributable to a security guard who provides for Mr. Fairbank’s personal security and operates Mr. Fairbank’s personal vehicle ($84,003). Amount shown also includes aggregate cost to the Company for home security services ($14,289) for Mr. Fairbank. The percent of personal use of the security guard’s services is tracked throughout the calendar year and then applied to the full expense amount for personal security.

(g)	Represents aggregate cost to the Company for home security services provided to executives.

2018 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2018, including performance shares, cash-settled RSUs and stock-settled RSUs. The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s equity-based incentives awarded to the named executive officers.

2018 Grants to CEO

For 2018, awards granted to the CEO consist of performance shares granted in February 2018 as part of the CEO’s 2018 compensation program and cash-settled RSUs granted in February 2018 for 2017 performance.

Performance Shares. The actual number of shares earned and issued with respect to performance shares will be based on the Company’s D+TBV and Adjusted ROTCE (each as defined on page 59 under “Performance Share Award Metrics”) over the three-year period from January 1, 2018 through December 31, 2020, relative to the KBW Index (as defined on page 59). In addition, the total value delivered at vesting will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the peer group. See “2018 CEO Compensation Program” in the “Compensation Discussion and Analysis” section beginning on page 56 for more details on the 2018 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Compensation Committee (the “Committee”).

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

Cash-Settled Restricted Stock Units. The cash-settled RSUs vest in full on February 15, 2021 and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

2018 Grants to NEOs (other than the CEO)

For 2018, the awards granted to NEOs other than the CEO consist of performance shares, cash-settled RSUs, and stock-settled RSUs granted in February 2018 for the 2017 performance year.

Performance Shares. The terms of the performance shares for the other NEOs are the same as the terms of the CEO’s performance shares described above.

Stock-Settled Restricted Stock Units. The stock-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

Cash-Settled Restricted Stock Units. The cash-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are paid on the cash-settled RSUs at approximately the same time as dividends are paid to the Company’s other stockholders.

The annual awards of stock-settled RSUs (as well as cash-settled RSUs for the CEO) reported below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” in the “Compensation Discussion and Analysis” section beginning on page 48 for more details on the performance-based vesting provisions.

2018 Grants of Plan-Based Awards Table

Name	Award Type	Date of Grant (1)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
			Target	Maximum
Richard D. Fairbank	Performance Shares (2)	2/1/2018	100,268	150,402	—	$10,500,065
	Cash-Settled RSUs (3)	2/1/2018	—	—	23,730	$2,485,006
R. Scott Blackley	Performance Shares (2)	2/1/2018	11,167	16,751	—	$1,169,408
	Cash-Settled RSUs	2/1/2018	—	—	6,091	$637,850
	Stock-Settled RSUs	2/1/2018	—	—	11,167	$1,169,408
Frank G. LaPrade, III	Performance Shares (2)	2/1/2018	12,071	18,107	—	$1,264,075
	Cash-Settled RSUs	2/1/2018	—	—	7,258	$760,058
	Stock-Settled RSUs	2/1/2018	—	—	12,071	$1,264,075
John G. Finneran, Jr.	Performance Shares (2)	2/1/2018	12,534	18,801	—	$1,312,560
	Cash-Settled RSUs	2/1/2018	—	—	7,525	$788,018
	Stock-Settled RSUs	2/1/2018	—	—	12,534	$1,312,560
Sanjiv Yajnik	Performance Shares (2)	2/1/2018	13,047	19,571	—	$1,366,282
	Cash-Settled RSUs	2/1/2018	—	—	7,124	$746,025
	Stock-Settled RSUs	2/1/2018	—	—	13,047	$1,366,282

(1)	Date on which awards were approved by the Committee and the other independent members of our Board of Directors and granted to the executives.

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

(2)

The grant date fair values for the performance shares if the maximum level of performance is achieved are as follows: $15,750,097 for Mr. Fairbank, $1,754,165 for Mr. Blackley, $1,896,165 for Mr. LaPrade, $1,968,841 for Mr. Finneran, and $2,049,475 for Mr. Yajnik.

(3)	Grant of cash-settled RSUs representing a portion of Mr. Fairbank’s 2017 year-end incentive opportunity.

2018 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Richard D. Fairbank	970,403	$79,939,183	246,244	$24,239,729

R. Scott Blackley	—	$—	32,393	$3,182,740

Frank G. LaPrade, III	—	$—	48,911	$4,836,178

John G. Finneran, Jr.	56,624	$2,888,157	52,181	$5,159,773

Sanjiv Yajnik	—	$—	49,110	$4,855,628

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)

The value realized for awards, other than certain cash-settled RSUs and performance shares, is the pre-tax value of the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value realized also reflects the accrued dividends paid out as additional shares on the date the performance share award results were certified by the Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on February 1, 2018, the pre-tax value realized for all other cash-settled RSUs and amount paid is the number of shares multiplied by the closing price of the Company’s common stock for the 15 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The values included in the table above that were realized from cash-settled RSUs were as follows: $3,872,753 for Mr. Fairbank, $1,315,003 for Mr. Blackley, $1,884,783 for Mr. LaPrade, $2,027,952 for Mr. Finneran, and $1,909,014 for Mr. Yajnik.

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

2018 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)
Richard D. Fairbank	1/27/2010	559,333	—	$36.55	1/26/2020	—	$—	—	$—
	1/26/2011	608,366	—	$48.28	1/25/2021	—	$—	—	$—
	1/31/2012	360,009	—	$45.75	1/30/2022	—	$—	—	$—
	1/31/2013	325,985	—	$56.32	1/30/2023	—	$—	—	$—
	1/30/2014	108,944	—	$70.96	1/29/2024	—	$—	—	$—
	1/29/2015	115,812	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	—	106,973(4)	$63.73	2/3/2026	—	$—	—	$—
	2/4/2016	—	—	$—	—	27,223(5)	$2,057,787	—	$—
	2/4/2016	—	—	$—	—	26,690(5)	$2,017,497	—	$—
	2/4/2016	—	—	$—	—	—	$—	205,947(6)	$15,567,534
	2/2/2017	—	81,486(4)	$86.34	2/2/2027	—	$—	—	$—
	2/2/2017	—	—	$—	—	20,392(5)	$1,541,431	—	$—
	2/2/2017	—	—	$—	—	—	$—	152,016(7)	$11,490,889
	2/1/2018	—	—	$—	—	23,730(5)	$1,793,751	—	$—
	2/1/2018	—	—	$—	—	—	$—	150,402(7)	$11,368,887

R. Scott Blackley	2/4/2016	—	—	$—	—	3,423(8)	$258,745	—	$—
	2/4/2016	—	—	$—	—	1,571(9)	$118,752	—	$—
	2/4/2016	—	—	$—	—	—	$—	5,135(6)	$388,155
	5/9/2016	—	—	$—	—	7,184(10)	$543,039	—	$—
	2/2/2017	—	—	$—	—	11,293(8)	$853,638	—	$—
	2/2/2017	—	—	$—	—	4,258(9)	$321,862	—	$—
	2/2/2017	—	—	$—	—	—	$—	8,471(7)	$640,323
	2/1/2018	—	—	$—	—	11,167(8)	$844,114	—	$—
	2/1/2018	—	—	$—	—	5,900(9)	$445,981	—	$—
	2/1/2018	—	—	$—	—	—	$—	16,751(7)	$1,266,208

Frank G. LaPrade, III	1/31/2013	32,603	—	$56.32	1/30/2023	—	$—	—	$—
	1/30/2014	29,964	—	$70.96	1/29/2024	—	$—	—	$—
	1/29/2015	31,903	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	21,613(11)	10,807(11)	$63.73	2/3/2026	—	$—	—	$—
	2/4/2016	—	—	$—	—	6,242(8)	$471,833	—	$—
	2/4/2016	—	—	$—	—	3,447(9)	$260,559	—	$—
	2/4/2016	—	—	$—	—	—	$—	16,853(6)	$1,273,918
	2/2/2017	9,318(11)	18,637(11)	$86.34	2/2/2027	—	$—	—	$—
	2/2/2017	—	—	$—	—	10,431(8)	$788,479	—	$—
	2/2/2017	—	—	$—	—	5,434(9)	$410,756	—	$—
	2/2/2017	—	—	$—	—	—	$—	14,082(7)	$1,064,458
	2/1/2018	—	—	$—	—	12,071(8)	$912,447	—	$—
	2/1/2018	—	—	$—	—	7,019(9)	$530,566	—	$—
	2/1/2018	—	—	$—	—	—	$—	18,107(7)	$1,368,708

86	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)
John G. Finneran, Jr.	1/31/2012	42,679	—	$45.75	1/30/2022	—	$—	—	$—
	1/31/2013	34,611	—	$56.32	1/30/2023	—	$—	—	$—
	1/30/2014	29,783	—	$70.96	1/29/2024	—	$—	—	$—
	1/29/2015	31,660	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	20,164(11)	10,082(11)	$63.73	2/3/2026	—	$—	—	$—
	2/4/2016	—	—	$—	—	6,471(8)	$489,143	—	$—
	2/4/2016	—	—	$—	—	3,754(9)	$283,765	—	$—
	2/4/2016	—	—	$—	—	—	$—	17,471(6)	$1,320,633
	2/2/2017	7,912(11)	15,826(11)	$86.34	2/2/2027	—	$—	—	$—
	2/2/2017	—	—	$—	—	9,842(8)	$743,957	—	$—
	2/2/2017	—	—	$—	—	5,704(9)	$431,165	—	$—
	2/2/2017	—	—	$—	—	—	$—	13,286(7)	$1,004,289
	2/1/2018	—	—	$—	—	12,534(8)	$947,445	—	$—
	2/1/2018	—	—	$—	—	7,197(9)	$544,021	—	$—
	2/1/2018	—	—	$—	—	—	$—	18,801(7)	$1,421,168

Sanjiv Yajnik	1/30/2014	27,928	—	$70.96	1/29/2024	—	$—	—	$—
	1/29/2015	29,688	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	19,088(11)	9,545(11)	$63.73	2/3/2026	—	$—	—	$—
	2/4/2016	—	—	$—	—	6,125(8)	$462,989	—	$—
	2/4/2016	—	—	$—	—	3,566(9)	$269,554	—	$—
	2/4/2016	—	—	$—	—	—	$—	16,538(6)	$1,250,107
	2/2/2017	7,487(11)	14,975(11)	$86.34	2/2/2027	—	$—	—	$—
	2/2/2017	—	—	$—	—	9,313(8)	$703,970	—	$—
	2/2/2017	—	—	$—	—	5,417(9)	$409,471	—	$—
	2/2/2017	—	—	$—	—	—	$—	12,572(7)	$950,317
	2/1/2018	—	—	$—	—	13,047(8)	$986,223	—	$—
	2/1/2018	—	—	$—	—	6,914(9)	$522,629	—	$—
	2/1/2018	—	—	$—	—	—	$—	19,571(7)	$1,479,372

(1)

Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. Certain stock options, as noted in the footnotes below, are also subject to performance-based vesting requirements. These options are transferable only to or for the benefit of immediate family members. For the treatment of stock options after the optionee’s retirement, see “Payments upon Retirement” in the “Potential Payments Upon Termination or Change of Control” section on page 92 for details.

(2)	For stock options, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of 2018 as reported by the NYSE Composite Transaction Tape.

(4)

Stock options granted to the CEO in 2016 and 2017 vest in full on February 15 after the third anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 72 for details.

(5)

A portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 72 for details).

(6)

Represents the number of shares expected to be issued, excluding accrued dividend equivalents, for the February 4, 2016 performance share awards as of December 31, 2018. Shares were issued on March 7, 2019 with the following issuance date values (including accrued dividends paid out as additional shares): $17,794,387 for Mr. Fairbank; $443,708 for Mr. Blackley; $1,456,212 for Mr. LaPrade; $1,509,613 for Mr. Finneran; and $1,428,984 for Mr. Yajnik. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

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(7)

Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 150% of target. The value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Committee will certify the performance of the Company over the applicable performance period by March 15 after the third anniversary of the grant.

(8)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 72 for details).

(9)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. For awards granted on February 1, 2018, as reflected in the amounts reported in the table, a portion of the award vested on the grant date in connection with required tax-related withholdings made by the Company on behalf of the individuals.

(10)	Vests one-fourth annually beginning on the first anniversary of the date of grant.

(11)

Stock options vest one-third annually beginning on February 15 after the first anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 72 for details.

Pension Benefits

Capital One Pension Benefit Programs

Capital One does not currently maintain a pension benefit program. Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest continues to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP interest rate changes annually, based on the average yield of five-year U.S. Treasury Securities for the month of October of the prior plan year (2.02% for 2018). The Excess CBPP interest rate changes monthly based on the Wall Street Journal Prime Rate (4.99% annual average for 2018).

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2018, are $2,420 and $8,086, respectively, for Mr. Fairbank, and $1,770 and $1,335, respectively, for Mr. Finneran. As of December 31, 2018, the “Value of Accumulated Benefit” for both plans is equal to the account balance for each participant because both Messrs. Fairbank and Finneran have attained the normal retirement age of 65 and so are assumed to retire immediately under the actuarial valuation assumptions. Since both participants are assumed to retire as of the measurement date, the future interest rate does not apply. Accounts in both plans are distributed after separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

2018 Pension Benefits Table

Name	Plan Name (1)	Present Value of Accumulated Benefit (2)(3)	Payments During Last Fiscal Year

Richard D. Fairbank	Cash Balance Pension Plan	$28,501	$—

	Excess Cash Balance Plan	$95,221	$—

R. Scott Blackley	—	$—	$—

Frank G. LaPrade, III	—	$—	$—

John G. Finneran, Jr.	Cash Balance Pension Plan	$20,347	$—

	Excess Cash Balance Plan	$15,352	$—

Sanjiv Yajnik	—	$—	$—

(1)

In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

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(2)	The amounts shown are the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2018 measurement date.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers a Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates. In 2018, our NEOs excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 90% of their cash incentive on a tax-deferred basis to the VNQDCP. Messrs. Blackley, LaPrade, Finneran and Yajnik participated in the program in 2018. In 2018, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in a lump sum in the first quarter of 2021. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among seventeen different investment offerings made available by the plan: Fidelity Investments Money Market Government Portfolio - Institutional Class, iShares U.S. Aggregate Bond Index Fund Class K, PGIM Total Return Bond Fund Class R6, Dodge and Cox Balanced Fund, Dodge and Cox Stock Fund, T. Rowe Price Institutional Large Cap Value Fund, Northern Small Cap Value Fund, Fidelity 500 Index Fund - Institutional Premium Class, iShares Russell 2000 Small-Cap Index Fund Class K, Fidelity Capital Appreciation Fund - Class K, T. Rowe Price Institutional Large Cap Growth Fund, The Hartford MidCap Fund Class Y, The Hartford Small Company Fund Class Y, Dodge and Cox International Stock Fund, iShares MSCI Total International Index Fund Class K, Vanguard Total World Stock Index Fund International Shares, and Lazard Emerging Markets Market Equity Portfolio Institutional Shares.

Distributions under the VNQDCP may be made to participants according to the schedule for distribution that they elect in accordance with plan terms. Distributions can occur based upon the following events: termination of employment (including for retirement), death, disability, in-service distribution election or change of control. The distribution schedules available under the plan include lump sum and, in the case of retirement, 5-, 10- or 15-year annual installments.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005: no additional participants have been permitted to enter the plan, and no compensation has since been taken into account after this date. Messrs. Fairbank, LaPrade, Finneran, and Yajnik participated in the ESP, and returns on these investments are reported for 2018. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	89

SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

2018 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)

Richard D. Fairbank	Voluntary Non-Qualified Deferred Compensation Plan	$3,727,500	$—	$(378,813)	$6,223,531	$8,990,632
	Excess Savings Plan	$—	$—	$(26,281)	$0	$570,698

	2003 Performance Share Award (5)	$—	$—	$(5,797,903)	$0	$18,268,591

R. Scott Blackley	Voluntary Non-Qualified Deferred Compensation Plan	$59,421	$141,750	$(13,885)	$95,979	$962,019
	Excess Savings Plan	$—	$—	$—	$—	$—

Frank G. LaPrade, III	Voluntary Non-Qualified Deferred Compensation Plan	$10,395	$148,140	$(102,209)	$0	$2,729,737
	Excess Savings Plan	$—	$—	$(20,046)	$0	$435,294

John G. Finneran, Jr.	Voluntary Non-Qualified Deferred Compensation Plan	$107,842	$154,050	$(241,101)	$0	$3,713,408
	Excess Savings Plan	$—	$—	$(80,076)	$0	$1,738,856

Sanjiv Yajnik	Voluntary Non-Qualified Deferred Compensation Plan	$10,215	$145,380	$45,176	$0	$1,823,453
	Excess Savings Plan	$—	$—	$(2,079)	$0	$325,935

(1)

Reflects executive contributions made for 2018. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in February 2018 for 2017 performance, which was reported in the 2017 Summary Compensation Table. For Messrs. Blackley, LaPrade, Finneran, and Yajnik, all executive contributions under the VNQDCP were made in the form of base salary deferrals, and are reported in the “2018 Summary Compensation Table” beginning on page 81.

(2)

Company contributions are also included in the “2018 Summary Compensation Table” beginning on page 81 (see “Company Contributions to Defined Contribution Plans” in the footnote to that table identified with an asterisk).

(3)	Includes earnings on total assets in the VNQDCP and the ESP. Earnings under the VNQDCP and ESP were not above market and therefore are not reported in the Summary Compensation Table.

(4)

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in the current or prior years for those executives that were NEOs in the applicable year and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements (to the extent that the named executive officer was a named executive officer in the applicable year): Mr. Fairbank $14,786,250; Mr. Blackley $371,012; Mr. LaPrade $303,012; Mr. Finneran $2,348,382; and Mr. Yajnik $681,393.

(5)

Includes the value of 241,680 shares of Capital One’s common stock earned on March 31, 2007 in connection with performance shares that were granted to Mr. Fairbank in December 2003. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2018.

Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the named executive officers could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of a named executive officer cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing named executive officer separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition, as well as to provide competitive benefits to senior executives.

The Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with the approval of the other independent members of our Board of Directors (the “Independent Directors”), to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation

∎	Market competitive practices for comparable separation scenarios

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

∎

Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives

∎	The executive’s tenure and contributions to the Company’s success

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s associates or customers

∎	The resulting impact of the separation terms on the Company and its stockholders

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product, as described below.

Non-Competition Agreements

Messrs. Blackley and Yajnik have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One. Messrs. Blackley and Yajnik have entered into non-competition agreements with the Company which provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death or disability: payment equal to 15% of the NEO’s total target compensation for each year of enforcement and up to 18 months of subsidized health insurance premiums under COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second upon successful completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement only for agreements with a two-year enforcement period.

There are no payments under the non-competition agreements if benefits are payable under a change of control agreement. See “Change of Control” below for information regarding Change of Control Agreements applicable to the NEOs. In addition, payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the severance program’s intent.

Confidentiality, Work Product and Non-Solicitation of Employee Agreement

Messrs. Blackley and Yajnik are parties to confidentiality, work product and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, these NEOs may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process. These agreements also provide that for a period of two years following separation from Capital One, these NEOs shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, and shall not directly or indirectly solicit or induce any associate of Capital One to end his or her employment based on confidential information these NEOs learned about the associate while they were employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the named executive officers, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs, other than the CEO, after the end of a performance year continue to vest according to the original provisions of such grants upon separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed below).

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. In addition, an NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

An NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan in exchange for executing a release of claims against the Company. For 2018, potential payments under the Executive Severance Plan were 30% of total target compensation, plus a severance bonus based on the NEO’s target cash incentive in the event of termination due to restructuring. Additional benefits include healthcare continuation subsidy under COBRA, continued coverage through broad-based and executive life insurance programs, outplacement services and any contractual payments to which the NEO may otherwise have been entitled. If an NEO’s Non-Competition Agreement is enforced, cash payments under the Executive Severance Plan, other than the severance bonus, will be offset by any cash amounts paid under their respective Non-Competition Agreement and the NEO will be eligible for an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company. Generally, performance shares granted to NEOs prior to 2018 will vest on a pro rata basis based on actual Company performance during the performance period if an involuntary termination without cause occurs during the performance period, while performance shares granted to NEOs in 2018 will vest in full, based on actual Company performance, subject to the NEO’s execution of a release of claims against the Company. Stock-settled RSUs granted to NEOs will continue to vest if an involuntary termination without cause occurs, subject to the NEO’s execution of a release of claims against the Company. In addition, named executive officers have the ability following separation to exercise vested but unexercised options for two years. If a named executive officer’s employment with Capital One is terminated as a result of death or disability, the named executive officer’s unvested stock options, RSUs and performance shares will vest in full based on target Company performance.

Payments Upon Retirement

As with all executives who are eligible for retirement, named executive officers who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); partially subsidized participation in retiree medical coverage (including dependents as applicable), for Messrs. Fairbank, Finneran, and Yajnik, who became eligible to retire on or before December 31, 2012; coverage through the executive life insurance program (at a reduced benefit); and any contractual payments to which he or she may otherwise be entitled.

Upon retirement, all RSUs and stock options continue to vest according to their original terms based on actual performance, which, for stock-settled RSUs and stock options granted during or after 2012, also includes performance-based vesting provisions. In addition, performance shares granted to named executive officers will continue to vest after retirement, except the 2018 performance share grant to the CEO which would have been forfeited if he had retired on or before December 31, 2018. For stock options, the executive has until the expiration of the option term to exercise vested but unexercised options.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of associates or customers, and ownership of work product, as described above. In addition, if terminated for cause, the NEOs have the ability following separation to exercise vested but unexercised options for three months.

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SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

Change of Control

Each named executive officer is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or within one year prior to but in anticipation of) a change of control, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

Pursuant to the agreements, a “change of control” occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities of Capital One by a person or group, (ii) certain changes in the majority of the Board, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent Board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One. In the event of a change of control, we do not provide for excise tax gross up payments. In addition, all equity awards granted to the named executive officers require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards only accelerates if a named executive officer is involuntarily terminated without cause or voluntarily terminates for good reason within the two years following a change of control.

Termination for Cause in Connection with a Change of Control

Named executive officers terminated involuntarily for cause following a change of control receive no additional benefits except with regard to options, which allow named executive officers to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause in Connection with a Change of Control

In the event of a voluntary termination with good reason or an involuntary termination without cause, the potential payments that the named executive officers could receive under certain termination scenarios are based on a percentage of total target compensation. For the CEO, the potential payments are based on a multiple of his notional salary and year-end incentive opportunity. If a change of control of Capital One had occurred as of December 31, 2018, then following a voluntary termination with good reason or involuntary termination without cause, a named executive officer would have received certain benefits as outlined below:

The CEO would be entitled to receive:

∎

A lump-sum payment of 2.5 times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the target annual bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the target annual bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the annual bonus paid or payable for the most recently completed fiscal year

∎	The cash value, prorated through the date of termination, of the Highest Annual Bonus

An NEO other than the CEO would be entitled to receive:

∎	112.5% of the highest of (i) the NEO’s current total target compensation, (ii) the NEO’s total target compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year

∎	The cash value, prorated through the date of termination, of the current year’s target cash incentive

The CEO and each NEO would also be entitled to receive:

∎

An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare and life insurance programs for 2.5 years, as well as access to such healthcare and life insurance plans for the named executive officer (and dependents as applicable)

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	93

SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

∎	Service credit from 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan

∎	Outplacement services of up to $30,000

∎	Any contractual payments to which the named executive officer may otherwise have been entitled

2018 Potential Payments and Benefits Upon Termination or Change of Control Table

Name	Type of Termination	Cash Severance (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards (3)	Continuation of Medical/ Welfare Benefits (4)	Excise Tax Gross Up (5)	Total

Richard D. Fairbank (6)	Voluntary Termination	$—	$—	$—	$—	$—	$—
	Involuntary Termination	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$26,718,114	$538,000	$—	$27,256,114
	For Cause Termination	$—	$—	$—	$—	$—	$—

	Change of Control (7)	$16,411,206	$—	$34,297,372(8)	$230,037	$—	$50,938,615

R. Scott Blackley	Voluntary Termination	$750,000	$—	$886,595	$—	$—	$1,636,595
	Involuntary Termination	$4,100,000	$—	$4,773,559	$16,425	$—	$8,889,984
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—

	Change of Control (7)	$6,968,515	$411,561	$4,915,844(8)	$137,456	$—	$12,433,376

Frank G. LaPrade, III	Voluntary Termination	$—	$—	$1,201,881	$—	$—	$1,201,881
	Involuntary Termination	$2,867,900	$—	$5,609,433	$17,132	$—	$8,494,465
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—

	Change of Control (7)	$7,266,133	$427,704	$5,974,150(8)	$137,907	$—	$13,805,894

John G. Finneran, Jr.	Voluntary Termination	$—	$—	$6,056,411	$—	$—	$6,056,411
	Involuntary Termination	$2,976,000	$—	$6,056,411	$10,000	$—	$9,042,411
	Retirement	$—	$—	$6,056,411	$451,000	$—	$6,507,411
	For Cause Termination	$—	$—	$—	$—	$—	$—

	Change of Control (7)	$7,540,440	$442,682	$6,056,411(8)	$168,165	$—	$14,207,698

Sanjiv Yajnik	Voluntary Termination	$768,150	$—	$5,921,161	$—	$—	$6,689,311
	Involuntary Termination	$4,199,970	$—	$5,921,161	$10,000	$—	$10,131,131
	Retirement	$768,150	$—	$5,921,161	$349,000	$—	$7,038,311
	For Cause Termination	$—	$—	$—	$—	$—	$—

	Change of Control (7)	$7,246,605	$420,710	$5,921,161(8)	$167,269	$—	$13,755,745

94	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

(1)

Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 91. In cases where the NEO is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled RSUs granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)

Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2018. For stock awards, this represents the fair market value of the shares on December 31, 2018. Most currently unvested equity awards held by our retirement eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after a named executive officer becomes eligible for retirement. Messrs. Fairbank, Finneran, and Yajnik were the only named executive officers eligible for retirement as of December 31, 2018.

(4)

Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services and related benefits. Only includes programs that are specific to the named executive officers; does not include the value of programs generally available to all associates upon separation from the Company.

(5)	Named executive officers are not eligible for excise tax gross-ups.

(6)

Mr. Fairbank receives no regular base salary. For 2018, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus (as defined above). The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank is a party to a Change of Control Agreement.

(7)

Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

(8)	Unvested equity awards will be treated in a similar manner to a termination of a named executive officer’s employment following a termination of employment due to death or disability.

The table above is intended to reflect potential payments to named executive officers across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2018. The amounts shown in the table do not include accrued salary and vacation pay as of the date of termination, and payments and benefits that are provided on a non-discriminatory basis to salaried associates generally upon termination of employment or retirement. The NEOs are also eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2018 Pension Benefits Table on page 88 and the 2018 Non-Qualified Deferred Compensation Table on page 90, respectively, and are not included in the table above.

Estimated Ratio of CEO Compensation to Median Employee Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Richard D. Fairbank.

For 2018, our last completed fiscal year:

∎	The Annual Total Compensation of the median compensated of all employees of our company (other than our CEO), was $67,165

∎	The Annual Total Compensation of Mr. Fairbank was $17,333,796

Accordingly, the ratio of Mr. Fairbank’s Annual Total Compensation to the median employee’s Annual Total Compensation was 258 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	95

SECTION IV - NAMED EXECUTIVE OFFICER COMPENSATION

ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In determining our median employee for 2018, in accordance with SEC rules we have concluded that it would be appropriate to: (1) rely on the process we undertook in 2017 to identify the median employee (as described in our 2018 Proxy Statement), because we believe that since the 2017 determination, there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio; and (2) substitute the median employee for 2017 with another similarly compensated employee for 2018 because the 2017 median employee has since been promoted.

96	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Section V - Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2018, with respect to our equity compensation plans under which shares of Capital One common stock are authorized to be issued.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	8,949,708(2)	$56.03	28,686,558(3)

Equity compensation plans not approved by security holders	44,084(4)	$—	—(5)

Total	8,993,792	$56.03	28,686,558

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)

Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan. Includes 1,179,798 shares that represent the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 4,314,227 shares subject to outstanding restricted stock units (“RSUs”), including outstanding RSUs that are subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes RSUs that will be settled in cash under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(3)

Represents 12,509,072 shares available for future issuance under the 2004 Stock Incentive Plan; and 16,177,486 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(4)	Represents outstanding RSUs under the 1999 Directors Plan, which was terminated in April 2009.

(5)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

1999 Directors Plan

The 1999 Directors Plan was adopted by the Board of Directors on April 29, 1999, and terminated on April 28, 2009. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and RSUs to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The plan is administered by the Board of Directors, which retains the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the cancellation date. No shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan, which are solely in the form of RSUs.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	97

Section VI - Security Ownership

Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the Securities and Exchange Commission (“SEC”), Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2018, which was 467,717,306.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	37,735,829	8.07%

Capital World Investors (2) 333 South Hope Street Los Angeles, CA 90071	35,779,578	7.65%

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	35,025,384	7.49%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	29,873,409	6.39%

(1)

Based on a Schedule 13G/A (Amendment No. 17) filed on February 14, 2019. As of December 31, 2018, Dodge & Cox reported sole voting power with respect to 35,888,171 shares and sole dispositive power over all shares beneficially owned.

(2)

Based on a Schedule 13G/A (Amendment No. 4) filed on February 14, 2019. As of December 31, 2018, Capital World Investors reported sole voting power and sole dispositive power over all shares beneficially owned.

(3)

Based on a Schedule 13G/A (Amendment No. 4) filed on February 11, 2019. As of December 31, 2018, The Vanguard Group reported sole voting power with respect to 551,540 shares, shared voting power with respect to 112,978 shares, sole dispositive power over 34,371,095 shares and shared dispositive power over 654,289 shares.

(4)

Based on a Schedule 13G/A (Amendment No. 6) filed on February 4, 2019. As of December 31, 2018, BlackRock, Inc. reported sole voting power with respect to 25,763,298 shares and sole dispositive power over all shares beneficially owned.

98	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

SECTION VI - SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of January 31, 2019, by our directors, the named executive officers in this proxy statement and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on January 31, 2019, which was 467,880,673.

Except as otherwise indicated below, each director or executive officer had sole voting and dispositive power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock Settled RSUs(2)	Total(3)
	Common Stock	Stock that May Be Acquired Within 60 days(1)	Total Beneficial Ownership	Percent of Class
Richard D. Fairbank	2,500,782	2,427,102	4,927,884	1.05%	26,690	4,954,574

R. Scott Blackley	3,850	—	3,850	*	48,578	52,428

Frank G. LaPrade, III	33,198	145,526	178,724	*	44,909	223,633

John G. Finneran, Jr.	79,978	184,804	264,782	*	45,627	310,409

Sanjiv Yajnik	60,261	101,223	161,484	*	45,950	207,434

Aparna Chennapragada	0	2,348	2,348	*	—	2,348

Ann Fritz Hackett	20,656	44,268	64,924	*	—	64,924

Lewis Hay, III	2,728	68,568	71,296	*	—	71,296

Benjamin P. Jenkins, III	2,192	14,515	16,707	*	—	16,707

Peter Thomas Killalea	0	7,058	7,058	*	—	7,058

Eli Leenaars	0	937	937	*	—	937

Pierre E. Leroy	0	43,268	43,268	*	—	43,268

François Locoh-Donou (4)	—	—	—	*	—	—

Peter E. Raskind	2,000	28,524	30,524	*	—	30,524

Mayo A. Shattuck III	1,589	66,423	68,012	*	—	68,012

Bradford H. Warner	14,640	61,792	76,432	*	—	76,432

Catherine G. West	0	14,515	14,515	*	—	14,515

All directors and executive officers as a group (28 persons)	2,986,720	3,723,440	6,710,160	1.43%	545,069	7,255,229

*	Less than 1% of the outstanding shares of common stock.

(1)

This amount includes shares underlying stock options that are exercisable within 60 days after January 31, 2019, and restricted stock units (“RSUs”) for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board of Directors, or, for Mr. Fairbank, his employment with the Company, ends.

(2)	Restricted stock units held by our officers and which are settled in an equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of January 31, 2019.

(3)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock Settled RSUs” column.

(4)	Mr. Locoh-Donou was appointed to the Board of Directors effective March 1, 2019 and did not receive any compensation in 2018.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	99

SECTION VI - SECURITY OWNERSHIP

Some of the shares shown in the preceding table are subject to deferred delivery or not held directly by the director or executive officer. Below is a table showing the number of shares subject to such restriction or not held directly by the director or executive officer.

Name	Restricted Stock Units For Which Delivery of Stock is Deferred	Stock Held by, or Tenant in Common With, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	0
R. Scott Blackley	—	0
Frank G. LaPrade, III	—	0
John G. Finneran, Jr.	—	0
Sanjiv Yajnik	—	0
Aparna Chennapragada	2,348	0
Ann Fritz Hackett	44,268	5,006
Lewis Hay, III	44,268	1,806
Benjamin P. Jenkins, III	14,515	0
Peter Thomas Killalea	7,058	0
Eli Leenaars	937	0
Pierre E. Leroy	43,268	0
François Locoh-Donou	—	0
Peter E. Raskind	18,099	0
Mayo A. Shattuck III	44,268	0
Bradford H. Warner	37,492	140
Catherine G. West	14,515	0

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC, and provide copies of these reports to Capital One. As a matter of practice, our employees assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2018 each of the reporting persons complied with these filing requirements.

100	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Section VII - Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee:	Mayo A. Shattuck III (Chair) Aparna Chennapragada Ann Fritz Hackett Lewis Hay, III Benjamin P. Jenkins, III Peter Thomas Killalea Pierre E. Leroy

The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	101

Section VIII - Audit Committee Report

In accordance with its charter, the Audit Committee assists the Board of Directors in the oversight of:

∎	The qualifications, independence and performance of Capital One’s independent registered public accounting firm

∎	The integrity of Capital One’s financial statements and internal controls

∎	The performance of Capital One’s Chief Audit Officer

∎	Capital One’s compliance with legal and regulatory requirements

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee met a total of 14 times during 2018. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2018, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent registered public accounting firm. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One. Based on its review and discussions with management and Ernst & Young, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

The Audit Committee:	Bradford H. Warner (Chair and Audit Committee Financial Expert)
Benjamin P. Jenkins, III
Eli Leenaars*
Pierre E. Leroy (Audit Committee Financial Expert)
Catherine G. West

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

*	Mr. Leenaars was appointed to the Audit Committee effective January 1, 2019.

102	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Section IX - Election of Directors

(Item 1 on Proxy Card)

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Each nominee is a current Board member who was elected by stockholders at the 2018 Annual Stockholder Meeting, other than Mr. Leenaars, who was appointed to the Board effective January 2019 and who previously served as a director of the Company in 2012 in connection with the Company’s acquisition of ING Direct, and Mr. Locoh-Donou, who was appointed to the Board effective March 2019 and was recommended to the Governance and Nominating Committee by Spencer Stuart, a third-party director search firm. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Biographies of Director Nominees” in the “Corporate Governance at Capital One” section beginning on page 18 of this proxy statement.

In the event a nominee ceases to be available for election, the Board may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election this year are:

Richard D. Fairbank	François Locoh-Donou
Aparna Chennapragada	Peter E. Raskind
Ann Fritz Hackett	Mayo A. Shattuck III
Peter Thomas Killalea	Bradford H. Warner
Eli Leenaars	Catherine G. West
Pierre E. Leroy

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	103

Section X - Ratification of Selection of Independent Registered Public Accounting Firm

(Item 2 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of Capital One’s independent registered public accounting firm. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually and periodically considers whether to continue to retain our current independent registered public accounting firm or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent registered public accounting firm’s new lead engagement partner. Additionally, Capital One has established policies to provide for adherence to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) relating to the rotation of partners engaged in Capital One’s audit by the independent registered public accounting firm.

For 2019, the Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as Capital One’s independent registered public accounting firm. Ernst & Young has served in this role since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent registered public accounting firm is in the best interests of Capital One and its stockholders.

The Board of Directors is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The fees billed for professional services provided by Ernst & Young for fiscal years 2018 and 2017 are shown in the following table:

Fees (dollars in millions)	2018	2017

Audit Fees	$12.60	$12.35

Audit-Related Fees	$1.34	$1.39

Tax Fees	$0.01	$0.01

All Other Fees	$0.00	$0.00

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents and assistance with and review of documents filed with the SEC. “Audit-Related Fees” include fees related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent registered public accounting firm, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon procedure reports. “Tax Fees” include fees for corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-Related or Tax and are not specifically prohibited by the SEC.

The Audit Committee is responsible for approving all fees and terms of engagement for audit, audit-related and permissible non-audit services provided by Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated

104	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

SECTION X - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2 ON PROXY CARD)

thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent registered public accounting firm and fee limits for each type of service on both a per engagement and aggregate level. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. In 2018, all of the Audit and Audit-Related Fees and related services were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Under the policy adopted by the Audit Committee, Tax Fees are limited to 25% of combined Audit and Audit-Related Fees, and services that would fall under the category “All Other Fees” are prohibited.

One or more representatives of Ernst & Young are expected to be present at the Annual Stockholder Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent registered public accounting firm for 2019.

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Section XI - Advisory Approval of Capital One’s 2018 Named Executive Officer Compensation

(Item 3 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2018 named executive officer compensation, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 48, our Board of Directors generally has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO’s and other NEOs’ compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of these equity-based awards is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2018, approximately 76% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 66, under the 2018 NEO compensation program applicable to our other NEOs, approximately 55% of total target compensation was provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found under “Compensation Discussion and Analysis” on pages 48 to 80 and “Named Executive Officer Compensation” section on pages 81 to 96.

We ask for your approval of the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2018 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board of Directors has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2020 Annual Stockholder Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

***

The Board of Directors unanimously recommends that you vote “FOR” approval, on an advisory basis, of our 2018 Named Executive Officer compensation as disclosed in this proxy statement.

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Section XII - Approval and Adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan

(Item 4 on Proxy Card)

Overview

In 2004 the Board of Directors adopted the Capital One Financial Corporation 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Company’s stockholders at the annual meeting of stockholders held on April 29, 2004. The 2004 Plan was subsequently resubmitted for approval, and approved, by stockholders, at the annual meetings held on April 27, 2006, April 23, 2009 and May 1, 2014 in order to increase the number of shares available for issuance under the 2004 Plan and to make certain other changes as detailed in the respective proxy statement proposals for stockholder approval. The Compensation Committee of the Board of Directors approved and adopted the Fourth Amended and Restated 2004 Stock Incentive Plan effective as of January 1, 2018 to make certain non-material changes.

On January 31, 2019, the Compensation Committee adopted, subject to stockholder approval, an amended and restated version of the 2004 Plan (the “Fifth Amended and Restated 2004 Plan”) to address changes to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) resulting from the passage of the Tax Cuts and Jobs Act of 2017. Specifically, the Fifth Amended and Restated 2004 Plan addresses the repeal of the exclusion for performance-based compensation under Section 162(m) of the Code, effective for taxable years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Fifth Amended and Restated 2004 Plan revises the 2004 Plan to account for changes to Section 162(m) of the Code as follows:

∎	Deletes certain defined terms that are no longer applicable in connection with the changes to Section 162(m) of the Code, such as the terms “Covered Employee” and “Performance-Based Compensation”;

∎

Eliminates the distinction between performance criteria that were applicable to awards designed to comply with the “performance-based compensation” exemption under Section 162(m) of the Code and other performance criteria that could be applied to awards granted under the 2004 Plan outside the scope of Section 162(m) of the Code; and

∎

Extends the Committee’s discretion in determining and modifying the allocation of the annual incentive pool to all individual participants by removing the limitation applied to “Covered Employees,” a term no longer defined in the Fifth Amended and Restated 2004 Plan.

Although no longer required under Section 162(m) of the Code, the Fifth Amended and Restated 2004 Plan maintains individual award limits at the levels previously approved by our stockholders. Additionally, the Fifth Amended and Restated 2004 Plan continues to prohibit a number of practices. For example, the Fifth Amended and Restated 2004 Plan:

∎	Does not allow for repricing or cashing out of out-of-the-money stock options or stock appreciation rights;

∎	Does not allow reload stock option grants; and

∎	Does not include evergreen provisions.

The 2004 Plan, amended as of May 1, 2014, created a reserve of 55 million shares of Capital One common stock (each a “Share,” collectively, the “Shares”). The 2004 Plan share reserve remains sufficient to cover the awards anticipated to be granted in 2019 and therefore we are not asking for stockholders to approve an increase in the 2004 Plan’s share reserve at this time. This proposal does not include a request for an increase in the Share reserve under the 2004 Plan.

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SECTION XII - APPROVAL AND ADOPTION OF THE CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 4 ON PROXY CARD)

The Compensation Committee and the Board of Directors believe that compensating Capital One executives and associates with equity awards encourages the creation of long-term stockholder value and the delivery of consistent medium- and long-term results.

Summary of Material Provisions of the Fifth Amended and Restated 2004 Stock Incentive Plan

The material terms of the Fifth Amended and Restated 2004 Plan are summarized below and are qualified in their entirety by reference to the full text of the Fifth Amended and Restated 2004 Plan, which is provided as Appendix B to this proxy statement. Because this is a summary, it may not contain all the information that you may consider important, and thus, we encourage you to read the full text of the Fifth Amended and Restated 2004 Plan. Copies of the Fifth Amended and Restated 2004 Plan will also be available at your request at the Annual Stockholder Meeting.

Types of Awards

Awards under the Fifth Amended and Restated 2004 Plan may be in the form of: (i) cash-based awards; (ii) options, which may be incentive stock options, as defined in the Code (“ISOs”) (which are tax advantageous for the participant but with respect to which Capital One does not receive a deduction) or non-qualified stock options (“NQSOs”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock; (v) restricted stock units (“RSUs”); (vi) performance shares; (vii) performance units; (viii) annual incentive pool awards; or (ix) other stock-based awards (“Other Stock-Based Awards”) (collectively, “Awards”).

Duration of the Fifth Amended and Restated 2004 Plan

The Fifth Amended and Restated 2004 Plan was amended and restated as of January 1, 2018 (the “Restatement Effective Date”) and will become effective upon stockholder approval. Unless terminated sooner as provided therein, the Fifth Amended and Restated 2004 Plan will terminate on May 1, 2024, which is ten (10) years from the effective date of the Third Amended and Restated 2004 Plan, which was approved by stockholders on May 1, 2014. After the Fifth Amended and Restated 2004 Plan is terminated, no new Awards may be granted under the 2004 Plan. Awards previously granted will remain outstanding in accordance with the terms and conditions of the Fifth Amended and Restated 2004 Plan and as specified under the applicable grant agreement.

Shares Available for Awards

The total number of Shares available for issuance under the Fifth Amended and Restated 2004 Plan, subject to adjustment in accordance with certain anti-dilution provisions described below, is not being increased and therefore will not exceed an aggregate amount of 55 million Shares.

Shares covered by an Award will only be counted as used under the authorized Shares and Award limits set forth in the Fifth Amended and Restated 2004 Plan to the extent they are actually issued and delivered to a participant or such participant’s designated transferee and are not forfeited by the participant and returned to Capital One. Any Shares that are related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, which are forfeited by the participant to Capital One (including pursuant to performance based vesting conditions), which are settled in cash in lieu of Shares, or which (subject to the 2004 Plan’s prohibition on repricing, cashing out or exchanging out of the out-of-the-money stock options or stock appreciation rights) are exchanged with the Compensation Committee’s permission prior to the issuance of Shares for Awards not involving the issuance or delivery of Shares, will be available again for grant under the Fifth Amended and Restated 2004 Plan. Except to the extent otherwise required by applicable law or stock exchange rules, if (i) the exercise price of any option granted under the Fifth Amended and Restated 2004 Plan is satisfied by tendering Shares to Capital One (by either actual delivery or by attestation), or (ii) a SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under the Fifth Amended and Restated 2004 Plan and the maximum number of Shares available for issuance as ISOs and NQSOs. Except to the extent otherwise required by applicable law or stock exchange rules, the maximum number of Shares available for issuance under the Fifth Amended and Restated 2004 Plan will not be reduced to reflect any

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dividends or dividend equivalents that are reinvested into additional Shares or credited as additional restricted stock, RSUs, performance shares, or Other Stock-Based Awards. The Shares available for issuance under the Fifth Amended and Restated 2004 Plan may be authorized and unissued shares or treasury shares.

Annual Award Limits

∎

Stock Options. The maximum aggregate number of Shares with respect to which options may be granted in any one plan year to any one participant is 2,500,000, plus the number of Shares under such annual award limit with respect to which options were not granted determined as of the close of the previous plan year.

∎

Stock Appreciation Rights. The maximum aggregate number of Shares with respect to which SARs may be granted in any one plan year to any one participant is 2,500,000 plus the number of Shares under such annual award limit with respect to which SARs were not granted determined as of the close of the previous plan year.

∎

Restricted Stock. The maximum aggregate number of Shares that may be granted as restricted stock or with respect to which RSUs may be granted in any one plan year to any one participant is 2,000,000 plus the number of Shares under such annual award limit with respect to which restricted stock and RSUs were not granted determined as of the close of the previous plan year.

∎

Performance Units and Performance Shares. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to performance units or performance shares is 2,500,000 Shares or an amount equal to the value of 2,500,000 Shares, as applicable, plus the number of Shares under such annual award limit with respect to which performance units and performance shares were not granted determined as of the close of the previous plan year.

∎

Cash-Based Awards. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to cash-based Awards not denominated in Shares may not exceed $30,000,000 or, with respect to cash-based Awards denominated in Shares, an amount equal to the value of 2,000,000 Shares plus the amount under such annual award limit with respect to which cash-based Awards were not granted determined as of the close of the previous plan year.

∎

Other Stock-Based Awards. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which Other-Stock Based Awards were not granted determined as of the close of the previous plan year. The award limits for Annual Incentive Pool Awards are discussed below.

Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of Capital One), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Capital One, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution to stockholders of Capital One, or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the Fifth Amended and Restated 2004 Plan, will substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Fifth Amended and Restated 2004 Plan or under certain Awards, the number and kind of Shares subject to outstanding Awards, the exercise or grant price applicable to outstanding Awards, the annual award limits described above and other value determinations applicable to outstanding Awards. The Compensation Committee will also make appropriate adjustments or modifications in the terms of any Awards to reflect such corporate events or transactions, including the modification of performance goals and performance periods. Subject to applicable law, the Compensation Committee is also authorized to issue new Awards or assume awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions it deems appropriate.

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SECTION XII - APPROVAL AND ADOPTION OF THE CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 4 ON PROXY CARD)

Administration

The Fifth Amended and Restated 2004 Plan will be administered by the Compensation Committee. The Compensation Committee will have full and exclusive discretionary power to do all things that it determines to be necessary or appropriate in connection with the administration of the Fifth Amended and Restated 2004 Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to the Fifth Amended and Restated 2004 Plan and to define terms not otherwise defined therein; (b) to determine which persons are eligible for Awards granted thereunder and the timing of any such Awards; (c) to prescribe and amend the terms of the Award agreements, to grant Awards and determine the terms and conditions thereof; (d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability, settlement or recoupment of any Award; (e) to prescribe and amend the terms of or form of any document or notice required to be delivered to Capital One by participants under the Fifth Amended and Restated 2004 Plan; (f) to determine the extent to which adjustments are required pursuant to the terms of the Fifth Amended and Restated 2004 Plan; (g) to interpret and construe the Fifth Amended and Restated 2004 Plan, any rules and regulations thereunder and the terms and conditions of any Award granted thereunder, and to make exceptions to any such provisions if the Compensation Committee, in good faith, determines that it is appropriate to do so; (h) to approve corrections in the documentation or administration of any Award; and (i) to make all other determinations deemed necessary or advisable for the administration of the Fifth Amended and Restated 2004 Plan.

The Compensation Committee may delegate to one or more of its members or other members of the Board of Directors or to one or more officers or management committees of Capital One (including its subsidiaries and affiliates) or to one or more agents or advisors such duties or powers as it may deem advisable, and the Compensation Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the Fifth Amended and Restated 2004 Plan. In addition, the Compensation Committee may, by resolution, authorize one or more officers or management committees of Capital One to do one or more of the following on the same basis as can the Compensation Committee: (a) designate employees to be recipients of Awards; and (b) determine the type, number of Shares subject thereto and all other terms and conditions of any such Awards; provided, however, (i) the Compensation Committee may not delegate such responsibilities to any such officer or management committee for Awards granted to a director, an employee that is considered an Insider (as defined in the Fifth Amended and Restated 2004 Plan); (ii) the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer(s) or management committee(s) may grant and any other limitations on the delegated authority that the Compensation Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) must report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated in the manner and at such times as requested by the Compensation Committee.

To the fullest extent permitted by applicable law and subject to Capital One’s Restated Certificate of Incorporation and Restated Bylaws, neither Capital One nor any member of the Compensation Committee will be liable for any action, omission or determination of the Compensation Committee relating to the Fifth Amended and Restated 2004 Plan or any Award, and Capital One will indemnify and hold harmless each member of the Compensation Committee and each other person to whom any duty or power relating to the administration or interpretation of the Fifth Amended and Restated 2004 Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any such action, omission or determination relating to the Fifth Amended and Restated 2004 Plan or any Award.

The Compensation Committee may enter into agreements with third parties, on such terms and conditions as it determines, pursuant to which such third parties may issue Awards to the participants in lieu of Capital One’s issuance thereof or assume the obligations of Capital One under any Awards previously issued by Capital One.

Eligibility

All employees of Capital One, its affiliates and its subsidiaries and members of the Board are eligible to be granted Awards under the Fifth Amended and Restated 2004 Plan. Certain individual consultants, agents,

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advisors and independent contractors who render services to Capital One (“Third Party Service Providers”) are also eligible to participate in the Fifth Amended and Restated 2004 Plan. As stated above, participants will be selected by the Compensation Committee, in its sole discretion, from among those eligible. The approximate number of individuals eligible to be granted Awards under the Fifth Amended and Restated 2004 Plan as of December 31, 2018 were 47,600 employees,10 non-management directors and 23,000 Third Party Service Providers, respectively. As of December 31, 2018, there were no Third Party Service Providers with outstanding awards under the Fifth Amended and Restated 2004 Plan.

In lieu of making Awards directly to employees, directors or Third Party Service Providers, the Compensation Committee may make Awards under the Fifth Amended and Restated 2004 Plan through or to a trust or other funding vehicle which then makes Awards to participants or which issues interests in Awards held by it to participants, on such terms and conditions as determined by the Compensation Committee.

General Terms and Conditions of Awards

In general, and subject to the terms and provisions of the Fifth Amended and Restated 2004 Plan (including those described below), Awards may be granted to participants on such dates, in such form and number and upon such terms and conditions (including the effect, if any, of a Change of Control, death, Disability or Retirement (as each such term is defined in the Fifth Amended and Restated 2004 Plan)) as determined from time to time by the Compensation Committee. Each Award granted will be evidenced by an Award agreement that will specify such terms and conditions. In addition, each participant’s Award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive an Award or to have such Award vest or pay out, as applicable, following the termination of such participant’s employment with, or provision of services to, Capital One, its affiliates or subsidiaries, as the case may be.

Except as otherwise provided in the Fifth Amended and Restated 2004 Plan, in a participant’s Award agreement or as otherwise determined at any time by the Compensation Committee, no Award granted under the Fifth Amended and Restated 2004 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Failure by a participant to comply with any of the terms and conditions of the Fifth Amended and Restated 2004 Plan or any Award agreement will be grounds for the cancellation and forfeiture of such Award.

Options. The Compensation Committee may grant to a participant the right to purchase Shares in such amounts and upon such terms as the Compensation Committee determines (including in satisfaction of Capital One’s obligations pursuant to options with reload features granted under the prior stock incentive plans), subject to the following restrictions. An option may be granted as an ISO or as a non-qualified stock option, as determined by the Compensation Committee and as set forth in any applicable Award agreement. The exercise price per Share will be determined by the Compensation Committee and may be at, above or indexed to, the fair market value of a Share on the date of grant; provided that, in no event will the exercise price per Share be less than 100% of the fair market value of a Share on the date of grant. Options granted under the Fifth Amended and Restated 2004 Plan will vest and become exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee; provided that no option will be exercisable later than the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, options granted to participants outside of the United States may have a term of greater than ten (10) years.

The purchase price for the Shares as to which an option is exercised will be paid to Capital One in full at the time of exercise (i) in cash or its equivalent; (ii) in Shares having a fair market value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee; (iii) partly in cash and partly in such Shares; (iv) by a cashless (broker-assisted) exercise; or (v) by any other method approved or accepted by the Compensation Committee.

The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an option granted under the Fifth Amended and Restated 2004 Plan as it may deem advisable, including, without

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limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

The Compensation Committee is not permitted to grant options containing, or amend options previously granted to include, reload features providing for the automatic grant of options with respect to the number of already owned Shares delivered by the participant to exercise options.

SARs. The Compensation Committee may grant to a participant an SAR independent of an option or in tandem with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The grant price of an SAR that is either granted independently of any options or the exercise of which does not require the forfeiture of any rights under a related option (a “Freestanding SAR”) will be determined by the Compensation Committee; provided that, in no event will the grant price per Share be less than 100% of the fair market value of a Share on the date of grant. The grant price of an SAR that is granted in connection with a related option and the exercise of which requires the forfeiture of the right to purchase Shares under the related option (a “Tandem SAR”) will be equal to the exercise price of the related option.

The term of an SAR granted under the Fifth Amended and Restated 2004 Plan will be determined by the Compensation Committee; provided that no SAR will be exercisable later than the tenth (10th) anniversary of the date of its grant. Notwithstanding the foregoing, SARs granted to participants outside of the United States may have a term of greater than ten (10) years.

Freestanding SARs may be exercised upon the terms and conditions as imposed by the Compensation Committee and Tandem SARs may only be exercised with respect to all or part of the Shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

Upon the exercise of an SAR, the participant will be entitled to receive, with respect to each Share to which such SAR relates, an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the grant price of the SAR. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under the Fifth Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, a requirement that the participant hold the Shares received upon exercise of an SAR for a specified period of time.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant to a participant Shares of restricted stock and/or RSUs. RSUs are similar to Shares of restricted stock except that no Shares are actually awarded to the participant on the date of grant. The Shares of restricted stock and/or the RSUs granted to a participant under the Fifth Amended and Restated 2004 Plan will not be transferable until the end of the applicable period of restriction established by the Compensation Committee (and in the case of RSUs until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions as specified by the Compensation Committee. The Compensation Committee will impose such other conditions and/or restrictions on any Shares of restricted stock or RSUs as it may deem advisable, including a requirement that the participant pay a stipulated purchase price for each Share of restricted stock or each RSU, restrictions based upon achievement of performance goals, service-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or securities market upon which such Shares are listed or traded. For the avoidance of doubt, imposing restrictions based upon the achievement of performance goals will not result in shares of restricted stock or RSUs being converted to performance shares or performance units for purposes of the Fifth Amended and Restated 2004 Plan, including for purposes of the annual award limits described above.

Generally, Shares of restricted stock will become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of applicable tax withholding obligations) and RSUs will be settled in cash, Shares or a combination of cash and Shares, as the Compensation Committee determines.

To the extent permitted by law, unless otherwise determined by the Compensation Committee and set forth in an Award agreement, participants holding Shares of restricted stock will be granted the right to exercise full voting rights and to receive all dividends and other distributions paid with respect to those Shares during the period of

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restriction, while recipients of RSUs will not be granted such rights, dividends or distributions during the period of restriction, except as specifically determined by the Compensation Committee and as permitted by law.

Performance Units and Performance Shares. The Compensation Committee may grant performance units and/or performance shares to participants under the Fifth Amended and Restated 2004 Plan in such amounts and upon such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant and each performance share will have an initial value equal to the fair market value of a Share on the date of grant. In addition to any non-performance terms set forth by the Compensation Committee, the Compensation Committee will set performance goals which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance shares to be paid out to participants. Participants will be entitled to payment, in the form of cash and/or Shares, equal to the value and number of applicable performance units and performance shares earned by participants over the designated performance period following the end of such performance period.

Cash-Based Awards and Other Stock-Based Awards. The Compensation Committee may grant cash-based Awards and Other Stock-Based Awards to participants, in such amounts and upon such terms and conditions as the Compensation Committee may determine. Other Stock-Based Awards may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions outside of the United States.

Each cash-based Award will specify a payment amount or payment range and each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, each as determined by the Compensation Committee. The Compensation Committee may also establish any performance goals with respect to cash-based Awards or Other Stock-Based Awards, in which case the number and/or value of cash-based Awards or Other Stock-Based Awards that will be paid out to the participant will depend on the extent to which the performance goals (and any other non-performance terms and conditions) are met. Payment with respect to a cash-based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash and/or Shares as determined by the Compensation Committee.

Performance-Based Compensation. The Compensation Committee may grant Awards to participants that are subject to performance goals upon which the grant, payment or vesting of an Award may occur. The performance goals will be set at the discretion of the Compensation Committee and can include, but are not limited to, the following performance measures, either individually, alternatively, or in any combination, applied to either Capital One as a whole or to a business unit or subsidiary or affiliate or any combination thereof, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee: net earnings or net income (before or after taxes); earnings per share; net sales growth; net operating profit; return measures (including, but not limited to return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); cash flow per share; earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or ratios; charge-off levels; revenue growth; deposit growth; margins; operating efficiency; operating expenses; economic value added; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; capital targets; consummation of acquisitions, dispositions, projects or other specific events or transactions; and any other performance goal that the Compensation Committee deems appropriate.

The Compensation Committee may provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures set forth by the Compensation Committee with respect to such Award.

The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award. The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under

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SECTION XII - APPROVAL AND ADOPTION OF THE CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 4 ON PROXY CARD)

United States generally accepted accounting principles for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses.

Annual Incentive Pool Awards. The Compensation Committee may designate employees who are eligible to receive a monetary payment in any plan year based upon a percentage of an incentive pool equal to the greater of (i) 3% of Capital One’s Consolidated Operating Earnings for the plan year, (ii) 20% of Capital One’s Operating Cash Flow for the plan year, and (iii) 5% of Capital One’s Net Income for the plan year (as each such term is defined in the Fifth Amended and Restated 2004 Plan). The Compensation Committee will allocate an incentive pool percentage to each participating employee for each plan year; provided that the incentive pool percentage for any one participant may not exceed 50% of the total pool, the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool and the monetary payment for any one participant may not exceed $10,000,000. As soon as possible following the determination of the incentive pool for a plan year, the Compensation Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the plan year. The Compensation Committee retains the discretion to adjust incentive pool downwards and provide for such other terms as it feels necessary or appropriate.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents to any participant based on the dividends declared on Shares that are subject to any Award. Such dividend equivalents may be awarded or paid in the form of cash, Shares, restricted stock, RSUs or a combination thereof and will be determined by such formula and at such time and be subject to such accrual, forfeiture or payout restrictions or limitations as determined by the Compensation Committee in its discretion.

Deferrals. The Compensation Committee may permit or require a participant to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such participant by virtue of the lapse or waiver of restrictions with respect to Shares of restricted stock or RSUs, or the satisfaction of any requirements or performance goals with respect to performance shares, performance units, cash-based Awards, Other Stock-Based Awards and annual incentive pool Awards. If any such deferral is required or permitted, the Compensation Committee will establish rules and procedures for such payment or Share delivery and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as “performance-based compensation,” as such term was defined in Section 162(m) of the Code on December 21, 2017, such earnings will be in compliance with Code Section 162(m).

Amendment, Modification, Suspension and Termination; No Repricings. The Compensation Committee may, at any time, alter, amend, modify, suspend or terminate the Fifth Amended and Restated 2004 Plan and any Award agreement in whole or in part; provided, however, that no amendment of the Fifth Amended and Restated 2004 Plan or an Award will be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. Furthermore, other than in connection with a change in Capital One’s capitalization, the Compensation Committee will not, without stockholder approval, reduce the exercise price or grant price of a previously awarded option or SAR and, at any time when the exercise price or grant price of the previously awarded option or SAR is above the fair market value of a Share, the Compensation Committee will not, without stockholder approval, cancel and re-grant or exchange such option or SAR for cash or a new Award with a lower (or no) exercise price or grant price or take any other action that would be considered a repricing for purposes of United States generally accepted accounting principles or any applicable stock exchange rule.

No termination, amendment, suspension or modification of the Fifth Amended and Restated 2004 Plan or an Award agreement will materially adversely affect any Award previously granted under the Fifth Amended and Restated 2004 Plan without the written consent of the participant holding such Award. The Compensation Committee may, however, terminate any Award previously granted and any Award agreement relating thereto in whole or in part upon payment of certain consideration (as set forth in the Fifth Amended and Restated 2004 Plan) or, in the case of options only, thirty (30) days after an acceleration of exercisability.

The Compensation Committee may authorize the repurchase of any Award by Capital One at any time for such price and on such terms and conditions as the Compensation Committee may determine, provided that without the prior approval of Capital One’s stockholders, the Compensation Committee may not permit the repurchase by Capital One of options or SARs with an exercise price or grant price, respectively, above the fair market value of the Shares at the time of such repurchase. The Compensation Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring

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SECTION XII - APPROVAL AND ADOPTION OF THE CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 4 ON PROXY CARD)

events affecting Capital One or the financial statements of Capital One or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits to be made available under the Fifth Amended and Restated 2004 Plan.

Successors. All obligations of Capital One under the Fifth Amended and Restated 2004 Plan with respect to Awards granted thereunder will be binding on any successor to Capital One, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Capital One.

Tax Withholding. Capital One may deduct or withhold, or require the participant to remit to Capital One, any taxes due as a result of or in connection with the Fifth Amended and Restated 2004 Plan or any Award. Participants may elect, or the Compensation Committee may require, the withholding of Shares to satisfy the participant’s withholding obligations.

Participants Based Outside of the United States. In order to comply with the laws in other jurisdictions in which Capital One, its affiliates or its subsidiaries operate or have employees, directors or Third Party Service Providers, the Compensation Committee will have the power to (i) determine which affiliates and subsidiaries will be covered by the Fifth Amended and Restated 2004 Plan, (ii) determine which employees, directors and Third Party Service Providers outside of the United States are eligible to participate in the Fifth Amended and Restated 2004 Plan, (iii) modify the terms and conditions of any Award granted to participants outside of the United States to comply with foreign laws, (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable and (v) take any action that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.

New Plan Benefits. Because benefits under the Fifth Amended and Restated 2004 Plan will depend on the Compensation Committee’s actions and the fair market value of the Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Fifth Amended and Restated 2004 Plan is approved by stockholders. As of December 31, 2018, the closing price of our common stock was $75.59 per share.

Equity Compensation Plan Information. For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see “Equity Compensation Plans” beginning on page 97.

Aggregate Past Grants under the 2004 Plan. The table below shows, as to each named executive officer and the various indicated groups, the number of Shares of Capital One common stock subject to stock-settled equity awards made under the 2004 Plan since inception through December 31, 2018.

Name	Number of Options Granted	Number of Shares of Restricted Stock and Stock-Settled RSUs Granted	Number of Performance Shares Granted at Target

Richard D. Fairbank	6,632,942	464,901	1,097,339
R. Scott Blackley	—	86,395	22,769
Frank G. LaPrade, III	363,416	247,916	74,357
John G. Finneran, Jr.	825,470	495,487	89,360
Sanjiv Yajnik	397,228	273,911	84,296
All current executive officers as a group (inclusive of NEOs)	9,898,716	3,274,942	1,716,159
All current non-management directors as a group	304,754	261,740	—
All other employees as a group	10,795,976	24,016,300	712,686

Material Tax and Other Considerations Relating to the Fifth Amended and Restated 2004 Plan

Federal Income Tax Consequences

The following is a summary description of the federal income tax consequences generally arising with respect to Awards granted pursuant to the Fifth Amended and Restated 2004 Plan. The discussion is intended solely for

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SECTION XII - APPROVAL AND ADOPTION OF THE CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 4 ON PROXY CARD)

general information and does not make specific representations to any Award recipient. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Fifth Amended and Restated 2004 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option or SAR will create no tax consequences for the participant or Capital One. A participant will not generally recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable Shares acquired on the date of exercise over the exercise price. Upon exercise of an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Shares received.

Upon a disposition of Shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the Shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO Shares minus the exercise price. Otherwise, a participant’s disposition of Shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in capital gain or loss measured by the excess of the sale price over the participant’s tax basis in such Shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

Capital One generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. Capital One generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Capital One will not be entitled to any tax deduction with respect to an ISO if the participant holds the Shares in satisfaction of the ISO holding periods prior to disposition of the Shares.

With respect to Awards other than options and SARs involving the issuance of Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the Shares or other property received at the first time the Shares or other property become transferable or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. Under the Fifth Amended and Restated 2004 Plan, a participant may be permitted or required to elect to be taxed at the time of receipt of Shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such Shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the Shares or property on which he or she previously paid tax. In such case, the participant must file any such election with the Internal Revenue Service within thirty (30) days of the receipt of the Shares or other property. Capital One generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards other than options and SARs granted under the Fifth Amended and Restated 2004 Plan that result in the payment or issuance of cash or Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Shares or other property received. Any deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. Capital One generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by Capital One and subject to a 20% excise tax by the participant.

***

The Board of Directors recommends that you vote “FOR” the proposal to approve and adopt the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan.

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Section XIII - Stockholder Proposal Requesting Stockholders’ Right to Act by Written Consent

(Item 5 on Proxy Card)

Capital One has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present a proposal for consideration at the Annual Meeting (the “Stockholder Proposal”) that addresses stockholders’ right to act by written consent. Mr. Chevedden has submitted documentation indicated that he is the beneficial owner of no fewer than 100 shares of Capital One common stock. The resolution being submitted by Mr. Chevedden to the stockholders for approval, if properly presented, is as follows:

Proposal 5 - Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any valid topic for written consent.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic would have received a vote still higher than 67% at Allstate and Sprint if most shareholders at Allstate and Sprint had access to independent proxy voting advice.

Our higher 25%-threshold for shareholders to call a special meeting (which may be unreachable due to time constraints and detailed technical requirements) is one more reason that we should have the right to act by written consent.

Shareholder proposals such as this have taken a leadership role to improve the corporate governance rules of our company. For instance after Capital One received shareholder proposals Capital One then adopted better practices such as a rudimentary version of a shareholder right to call a special meeting (2015) and shareholder proxy access (2016).

On the other hand the Capital One Board of Directors took a leadership role in the opposite direction. Under the leadership of Ann Fritz Hackett, who chaired the Capital One governance committee and who has been our Lead Director for 12-years, Capital One hired an outside law firm in 2018 with an annual business of more than $1 billion to prevent Capital One shareholders from even voting on improving our rudimentary version of a shareholder right to call a special meeting. Page one of this link lists the name of the outside law firm: https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2018/cheveddencapital022118-14a8.pdf

Such counterproductive action may not seem to be surprising when one considers that Ms. Hackett (our Lead Director for 12 years) also chaired the corporate governance committee of Fortune Brands Home & Security Inc (FBHS). Fortune Brands has no shareholder right to call a special meeting and no shareholder right to act by written consent. Meanwhile the Fortune Brands stock price fell from $64 to $42 in the year leading up to November 2018.

The expectation is that, once this proposal is adopted, shareholders would not need to make use of this right of written consent because its mere existence will act as a guardrail to help ensue that our company is better overseen by a more qualified and focused board.

Please vote yes:

Right to Act by Written Consent - Proposal 5

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SECTION XIII - STOCKHOLDER PROPOSAL REQUESTING STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT (ITEM 5 ON PROXY CARD)

Statement in Opposition to the Stockholder Proposal

Capital One already provides stockholders with a meaningful right to act in between annual meetings, and accordingly the Board of Directors recommends that stockholders vote “AGAINST” the Stockholder Proposal. The Board believes the proposed change requested by the Stockholder Proposal is not necessary in Capital One’s circumstances given our current governance practices and structures – including the ability of stockholders to call special meetings, our adoption of a standard proxy access right, and our strong year-around stockholder engagement practices – and is not in the best interests of our stockholders because it does not provide for an orderly and transparent discussion of all of our stockholders’ views on a topic.

In the Board’s view, the Stockholder Proposal is not in the best interests of stockholders because action at a stockholder meeting (whether annual or special), supports stockholders’ interests more than action by written consent. The Board believes matters sufficiently important to require a stockholder vote should be the subject of a stockholder meeting, which provides all stockholders with advance notice, the benefits of a well-structured process and publicly filed proxy materials, and the opportunity to consider and discuss the merits of a proposed action prior to a vote. Our governing documents ensure that all stockholders are provided with minimum advance notice and an opportunity to participate in determining any action subject to a stockholder vote. The Stockholder Proposal, however, does not provide for any of these protections. Thus, implementation of the Stockholder Proposal would mean that short-term or special interest stockholders could use the written consent procedure without providing advance notice or information to all stockholders on important pending stockholder actions, depriving many stockholders of the opportunity to engage in a transparent discussion and to exchange views with the Board and each other before stockholder action is taken. In addition, actions by written consent can cause confusion with multiple written consents being circulated that may be duplicative or contradictory. The vast majority of Capital One’s peer companies (9 out of 12, as of February 2019) and S&P 500 companies (70% of the 469 S&P 500 companies surveyed by FactSet as of February 2019) do not provide stockholders with the right to act by written consent (or limit its use to unanimous written consent), for similar reasons. See page 76 of this proxy statement for Capital One’s peer comparator group.

The Board believes implementation of the Stockholder Proposal is unnecessary in light of Capital One’s existing stockholder-friendly governance practices and structures. Capital One’s robust corporate governance structures empower our stockholders, promote accountability and oversight and provide stockholders with an opportunity to express their views. These features include an annually elected Board; a proxy access right with standard terms; a majority voting standard for election of directors in uncontested elections; and independent Board leadership through a strong and active Lead Independent Director and independent committee chairs for key committees. In addition, a similar proposal to this Stockholder Proposal was voted on by our stockholders in 2017 and did not receive majority stockholder support, and in our ongoing engagement with stockholders since then, stockholders have not raised the right to act by written consent as a matter of significant concern.

With respect to matters requiring stockholder action, either Capital One or its stockholders may present items for consideration at an annual or special meeting of the stockholders. Under our Certificate of Incorporation and Bylaws, stockholders may propose business for a stockholder vote at our annual meeting by following the procedures set forth in our governing documents and stockholders owning at least 25% of the Company’s voting stock (as defined in the Certificate of Incorporation) may require the Company to call a special meeting of the stockholders in between annual meetings. The threshold, which was ratified by our stockholders last proxy season, allows for stockholders who represent a significant financial stake in our Company to call a special meeting and protects against a small minority of stockholders utilizing the mechanism of a special meeting for their own special interests, which may not be shared more broadly by stockholders of the Company. Capital One is dedicated to strong and effective corporate governance principles that promote the long-term interests of our stockholders, allow for responsible decision-making and accountability, and foster a culture that reflects the Company’s high standards of independence, transparency and stockholder rights. The Board believes the governance practices and structures described above reflect our commitment to carefully consider corporate governance standards that operate for the benefit of all stockholders.

Capital One’s ongoing dialogue with stockholders also provides an open, transparent, and constructive forum for our stockholders to raise their concerns. As described more fully in this proxy statement under “Stockholder Engagement Program” on page 31, we proactively engage with our investors, including twice each

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SECTION XIII - STOCKHOLDER PROPOSAL REQUESTING STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT (ITEM 5 ON PROXY CARD)

year with their corporate governance representatives, who collectively own a significant percentage of our outstanding stock to ensure we are receiving feedback focused on important corporate governance matters and issues. This is in addition to our year-around engagement practices with our investors on business-related matters. Capital One values the input and insights of our stockholders and is committed to continued engagement with our investors. The wide breadth of our stockholder engagement activities gives our stockholders a variety of methods for communicating with management and the Board, and enables management and our Board to consider and effectively address the issues that matter most to our stockholders.

In sum, we believe that implementation of this Stockholder Proposal is unnecessary, in light of Capital One’s existing governance practices and structures combined with our ongoing dialogue with our stockholders, and is not in the best interests of our stockholders.

***

The Board of Directors unanimously recommends that you vote “AGAINST” the Stockholder Proposal Requesting the Stockholders’ Right to Act by Written Consent.

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Section XIV - Other Business

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Stockholder Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2018, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report, as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“Form 10-K”) may be obtained without charge at the Annual Stockholder Meeting, at our website at www.capitalone.com under “About,” then “Investors,” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice. The Form 10-K, which is filed with the Securities and Exchange Commission (“SEC”), may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2020 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for Capital One’s 2020 Annual Stockholder Meeting (“Capital One’s 2020 Annual Meeting”), stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November 21, 2019 (and in the case of proxy access director candidates no earlier than October 22, 2019). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provisions, then to be timely for consideration at Capital One’s 2020 Annual Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 3, 2020, and no later than February 2, 2020. If Capital One’s 2020 Annual Meeting is held on a date that is not within thirty days before or sixty days after May 2, 2020, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and no later than the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

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Section XV - Frequently Asked Questions

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the Securities and Exchange Commission (“SEC”), we are furnishing the proxy materials to our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of Capital One’s 2019 Annual Stockholder Meeting (“Annual Meeting”). Accordingly, on March 20, 2019, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board of Directors of Capital One (“Board of Directors” or “Board”) is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. All stockholders who held shares of Capital One common stock as of the close of business on March 5, 2019 (“Record Date”) are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. Whether or not you choose to attend the Annual Meeting in person, you may vote your shares via the Internet, by telephone or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available your control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2019 proxy materials by following the instructions at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A.

If you hold shares of Capital One common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the Annual Meeting. Because seating is limited, only you and one guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address in the Notice.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting.

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SECTION XV - FREQUENTLY ASKED QUESTIONS

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of 469,344,331 votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

In Person

In addition to complying with the requirements described under “Can I attend the Annual Meeting?” above, if you are a record holder, you must fill out a ballot at the meeting, and if you are a street name holder, you must obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee or other nominee.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc. (“Broadridge”), Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee or other nominee.

Time for Voting Your Shares By Internet, By Telephone or By Mail

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Daylight Time on May 1, 2019. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 1, 2019. If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Item 2 (ratification of selection of independent registered public accounting firm), which is considered a “routine” matter under NYSE rules. Item 1 (election of members of the Board of Directors), Item 3 (advisory approval of 2018 Named Executive Officer compensation), Item 4 (approval and adoption of Fifth Amended and Restated 2004 Stock Incentive Plan), and Item 5 (stockholder proposal) are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the Annual Meeting. If you hold shares in several accounts, you must provide voting instructions for each account to authorize all of your shares to be voted.

How do I vote my 401(k) shares?

If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, you may vote the number of shares equivalent

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SECTION XV - FREQUENTLY ASKED QUESTIONS

to your interest in the Capital One as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge. The trustee of the Capital One Associate Savings Plan and the Hibernia Corporation Supplemental Stock Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Daylight Time on April 29, 2019. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone or by mailing a new proxy card or voting instruction form;
∎	attending the Annual Meeting and voting in person, as indicated above under “How do I vote?”; or
∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1600 Capital One Drive, McLean, VA 22102.

Your new vote or revocation must be submitted in accordance with the timeframes above under “Time for Voting Your Shares By Internet, By Telephone or By Mail.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include the election of directors and Items 3, 4 and 5, if you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

Who will count the vote?

Votes will be tabulated by Broadridge. The Board of Directors has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices at 1600 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the list of stockholders prior to the Annual Meeting.

How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Morrow Sodali to assist us in the solicitation of proxies for an aggregate fee of $12,500, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our directors, officers and associates may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Capital One will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

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SECTION XV - FREQUENTLY ASKED QUESTIONS

What vote is necessary to approve each item and what are the Board’s recommendations?

All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting. The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to be Voted On	Board Recommendation	Voting Requirement
1.

Election of eleven candidates for director:

Richard D. Fairbank, Aparna Chennapragada, Ann Fritz Hackett, Peter Thomas Killalea, Eli Leenaars, Pierre E. Leroy, François Locoh-Donou, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West

FOR

Each candidate will be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. Capital One also maintains a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election tender a resignation for the Board of Directors’ consideration. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director nomination process see page 14.

2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as independent registered public accounting firm for 2019	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
3.	Advisory approval of Capital One’s 2018 Named Executive Officer compensation	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
4.	Approval and Adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
5.	Stockholder proposal requesting stockholders’ right to act by written consent	AGAINST	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2, 3 and 5. With respect to Item 4, because the NYSE rules for equity compensation plans apply, which treat abstentions as “votes cast,” abstentions will have the same effect as a vote against the proposal. Broker non-votes are not considered “votes cast” and thus will have no effect on the outcome of the vote on Item 4.

124	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

Appendix A – Information Regarding Non-GAAP Financial Measures

Our Compensation Committee believes that certain measures not defined by U.S. generally accepted accounting principles (“GAAP”), including adjusted diluted earnings per share, adjusted efficiency ratio, return on average tangible common equity and tangible book value per common share, help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. In addition, these non-GAAP measures are reviewed by the Compensation Committee and the other independent members of our Board of Directors as part of their assessment of the Company’s performance. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Table 1: Reconciliation of Diluted Earnings Per Share (“EPS”) and Efficiency Ratio

	Year Ended December 31, 2018			Year Ended December 31, 2017			Year Ended December 31, 2016

(Dollars in millions, except per share data and as noted)	Reported Results	Adj. (1)	Adjusted Results	Reported Results	Adj. (2)	Adjusted Results	Reported Results	Adj. (3)	Adjusted Results

Selected income statement data:

Net interest income	$22,875	$32	$22,907	$22,460	$44	$22,504	$20,873	$54	$20,927

Non-interest income	5,201	(578)	4,623	4,777	46	4,823	4,628	35	4,663

Total net revenue	28,076	(546)	27,530	27,237	90	27,327	25,501	89	25,590

Provision for credit losses	5,856	48	5,904	7,551	(88)	7,463	6,459	—	6,459

Non-interest expense	14,902	(282)	14,620	14,194	(253)	13,941	13,558	(76)	13,482

Income from continuing operations before income taxes	7,318	(312)	7,006	5,492	431	5,923	5,484	165	5,649

Income tax provision (benefit)	1,293	145	1,438	3,375	(1,660)	1,715	1,714	3	1,717

Income from continuing operations, net of tax	6,025	(457)	5,568	2,117	2,091	4,208	3,770	162	3,932

Income (loss) from discontinued operations, net of tax	(10)	—	(10)	(135)	—	(135)	(19)	—	(19)

Net income	6,015	(457)	5,558	1,982	2,091	4,073	3,751	162	3,913

Dividends and undistributed earnings allocated to participating securities	(40)	3	(37)	(13)	(15)	(28)	(24)	—	(24)

Preferred stock dividends	(265)	—	(265)	(265)	—	(265)	(214)	—	(214)

Net income available to common stockholders	$5,710	$(454)	$5,256	$1,704	$2,076	$3,780	$3,513	$162	$3,675

Selected performance metrics:

Diluted EPS	$11.82	$(0.94)	$10.88	$3.49	$4.25	$7.74	$6.89	$0.32	$7.21

Efficiency ratio (4)	53.08%	3bps	53.11%	52.11%	(109)bps	51.02%	53.17%	(49)bps	52.68%

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	125

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

(1)	Adjustments in 2018 consist of:

(Dollars in millions)	Year Ended December 31, 2018

Net gains on the sales of exited businesses	$(615)

Benefit as a result of tax methodology change on rewards costs	(284)

Legal reserve build	170

U.K. Payment Protection Insurance customer refund reserve (“U.K. PPI Reserve”)	99

Restructuring charges	34

Total	(596)

Income tax provision	139

Net income	$(457)

(2)	Adjustments in 2017 consist of:

(Dollars in millions)	Year Ended December 31, 2017

Impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”)	$1,769

Restructuring charges	184

U.K. PPI Reserve	130

Charges related to the Cabela’s acquisition	117

Total	2,200

Income tax provision	109

Net income	$2,091

(3)	Adjustments in 2016 consist of:

(Dollars in millions)	Year Ended December 31, 2016

U.K. PPI Reserve	$161

Impairment associated with certain acquired intangible and software assets	28

Gain related to the exchange of our ownership interest in Visa Europe with Visa Inc. as a result of Visa Inc’s acquisition of Visa Europe	(24)

Total	165

Income tax provision	3

Net income	$162

(4)	Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

126	CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Table 2: Reconciliation of Return On Average Tangible Common Equity and Tangible Book Value Per Common Share

(Dollars in millions, except per share data and as noted)	Year Ended December 31, 2018 Reported Results	Year Ended December 31, 2017 Reported Results	Year Ended December 31, 2016 Reported Results
Tangible Common Equity (Period-End)
Stockholders’ equity	$51,668	$48,730	$47,514
Goodwill and intangible assets (1)	(14,941)	(15,106)	(15,420)
Noncumulative perpetual preferred stock	(4,360)	(4,360)	(4,360)
Tangible common equity	$32,367	$29,264	$27,734
Tangible Common Equity (Average)
Stockholders’ equity	$50,192	$49,530	$48,753
Goodwill and intangible assets (1)	(15,017)	(15,308)	(15,550)
Noncumulative perpetual preferred stock	(4,360)	(4,360)	(3,591)
Tangible common equity	$30,815	$29,862	$29,612
Selected performance metrics:
Return on average tangible common equity (2)	18.56%	6.16%	11.93%
Tangible book value per common share (period-end) (3)	$69.20	$60.28	$57.76

(1)	Includes impact of related deferred taxes.

(2)

Return on average tangible common equity (“ROTCE”) is a non-GAAP measure calculated based on annualized (i) income from continuing operations, net of tax; (ii) less dividends and undistributed earnings allocated to participating securities; (iii) less preferred stock dividends, for the period, divided by average tangible common equity for the period. ROTCE for 2017 adjusted for the $1.77 billion impact of the Tax Act was 12.04%.

(3)	Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

CAPITAL ONE FINANCIAL CORPORATION	2019 PROXY STATEMENT	127

Appendix B – Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan

CAPITAL ONE FINANCIAL CORPORATION

FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment. The Company established, effective as of April 29, 2004, an incentive compensation plan to be known as the 2004 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document, as it may be amended from time to time. The Plan is hereby amended and restated effective as of January 1, 2018 (the “Restatement Effective Date”).

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, and Other Stock-Based Awards.

This amendment and restatement of the Plan shall become effective upon shareholder approval and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Associates, Directors and Third Party Service Providers of the Company, its Affiliates and Subsidiaries upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate May 1, 2024. After the Plan is terminated, no new Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 4.3.

2.3	“Annual Incentive Pool Award” means an Award granted to a Participant as described in Article 12.

2.4	“Associate” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.5

“Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.6

“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award. The Committee may provide for use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.7	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.8	“Board” or “Board of Directors” means the Board of Directors of the Company.

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

2.9	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.10	“Change of Control” means:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Article 2.10, the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Articles 2.10(iii)(A), 2.10(iii)(B) and 2.10(iii)(C); or

(ii)

Individuals who constituted the Board as of January 1, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to January 1, 2009 whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

2.11	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.12	“Committee” means the compensation committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

2.13	“Company” means Capital One Financial Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.14

“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with US generally accepted accounting principles, but shall exclude the effects of Extraordinary Items and (i) gains or losses on the disposition of a business; (ii) changes in tax or accounting regulations or laws; and (iii) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.15	“Date of Grant” means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

2.16	“Director” means a member of the Board of Directors.

2.17

“Disability” or “Disabled” means, unless the Committee or its authorized delegate determines otherwise, disability that renders an Associate unable to return to work, as defined in and evidenced by eligibility for and actual receipt of benefits payable under a group long-term disability plan or policy maintained by the Company or a Subsidiary to which the Associate provides services. Notwithstanding the foregoing, for purposes of an Award that is subject to Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A of the Code.

2.18	“Effective Date” has the meaning set forth in Section 1.1.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20	“Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under US generally accepted accounting principles.

2.21

“Fair Market Value” or “FMV” means, on any given date, the closing price for a Share on such date as reported on the New York Stock Exchange (“NYSE”) (or, if NYSE is not open for trading on such date, for the last preceding day on which a Share was traded). In the absence of any such sale, FMV means the last bid price of a Share on such date as reported on the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the absence of such price or if Shares are no longer traded on the NYSE, FMV shall be determined by the Committee using any reasonable method in good faith. Notwithstanding the foregoing, if the Committee determines in its discretion that another definition of FMV should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definitions may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days. Notwithstanding the foregoing, the definition of FMV used in connection with any Award that is intended to qualify as an ISO under Section 422 of the Code shall be a definition of FMV that satisfies the requirements of such provision of the Code.

2.22

“Freestanding SAR” means an SAR that is either granted independently of any Options or is granted in connection with a related Option, as described in Article 7, but, in the latter case, the exercise of which does not require forfeiture of any rights under a related Option (or vice versa).

2.23	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due to a Participant upon exercise of the SAR.

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

2.24

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Associate that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.25

“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26

“Net Income” means the consolidated net income before taxes and before discontinued operations, Extraordinary Items and cumulative effect of change in accounting principle, if applicable, for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.27	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.29	“Option” means an Award granted to a Participant, as described in Article 6.

2.30	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.

2.32	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.35	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.36

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated effective May 1, 2014, and as it subsequently may be amended from time to time.

2.39	“Plan Year” means the calendar year.

2.40

“Prior Plans” means the Capital One Financial Corporation 1994 Stock Incentive Plan, as amended, Capital One Financial Corporation 1999 Stock Incentive Plan and Capital One Financial Corporation 2002 Non-Executive Officer Stock Incentive Plan.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Date of Grant.

2.43

“Retirement” means the termination of employment of any Participant who either (a) has attained his or her 62nd birthday and has served as an employee of the Company, its Affiliates and/ or Subsidiaries for at least five (5) consecutive years prior to such termination of employment or (b) has attained his or her 55th birthday and has served as an employee of the Company, its Affiliates and/or

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Subsidiaries for at least ten (10) consecutive years prior to such termination of employment; unless, in either case, the Committee determines such termination is not a Retirement for purposes of the Plan and/or any Award.

2.44	“Share” means a share of common stock of the Company, $.01 par value per share.

2.45	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.46	“Subsidiary” means any corporation or other entity, whether domestic or foreign, which is consolidated with the Company in accordance with US generally accepted accounting principles.

2.47

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.48

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders bona fide services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Associate or Third Party Service Provider, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participants, the Company, and all other interested persons.

3.2 Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary power to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are eligible for Awards granted hereunder and the timing of any such Awards; (c) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof; (d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability, settlement or recoupment of any Award; (e) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (f) to determine the extent to which adjustments are required pursuant to Section 4.4; (g) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so; (h) to approve corrections in the documentation or administration of any Award; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.3 Delegation. Subject to this Section 3, the Committee may delegate to one or more of its members or other members of the Board or to one or more officers or management committees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. In addition, the Committee may, by resolution, authorize one or more officers or management committees of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Associates to be recipients of Awards; and (b) determine the type, number of Shares subject thereto and all other terms and conditions of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer or management committee for Awards granted to a Director or an Associate that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer(s) or management committee(s) may grant and any other

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limitations on the delegated authority that the Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated in the manner and at such times as requested by the Committee.

3.4 No Liability; Indemnity. To the fullest extent permitted from time to time by applicable law, subject to the Company’s Restated Certificate of Incorporation and Restated Bylaws (as each may be amended from time to time), neither the Company nor any member of the Committee shall be liable for any action, omission, or determination of the Committee relating to the Plan or any Award, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any such action, omission or determination relating to the Plan or any Award.

3.5 Third Party Agreements. Notwithstanding any other provision of the Plan (including without limitation Section 20.11 hereof), the Committee may enter into agreements with third parties pursuant to which such third parties may issue Awards to the Participants in lieu of the Company’s issuance thereof or assume the obligations of the Company under any Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

3.6 Determination of Termination of Employment or Service. The Committee shall have the authority to determine in its discretion whether a Participant’s placement by the Company, an Affiliate or a Subsidiary on military or sick leave or other authorized leave of absence will be considered a termination of employment or services as a Director or Third Party Service Provider or a continuation of the employment or service relationship.

In addition, the Committee shall have the authority to determine whether to treat the service of a Participant who ceases to be an Associate but continues to be a Director or Third Party Service Provider as a continuation of Participant’s employment relationship or as a termination of employment for purposes of the Plan or any outstanding Award.

Unless the Committee determines otherwise, if a Participant is employed by, or provides services as a Third Party Service Provider to, an entity that ceases to be an Affiliate or a Subsidiary as the result of a corporate event or transaction, for purposes of any Award under the Plan, such Participant shall be deemed to have had his or her employment or services as a Third Party Service Provider terminated by the Company, its Affiliates and Subsidiaries at the time of such cessation.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under the Plan shall be fifty-five million (55,000,000).

(b)

Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, there are no maximum Shares per type of Award, as described in Articles 6 through 10 below, that may be issued under the Plan, so long as no Shares are issued in excess of fifty-five million (55,000,000).

4.2 Share Usage.

(a)

Shares covered by an Award shall only be counted as used for purposes of Section 4.1 above to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee and are not forfeited by the Participant back to the Company. For purposes of Section 4.1 above, any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are forfeited by the Participant back to the Company, (iii) are settled in cash in lieu of Shares, or (iv) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving the issuance or delivery of Shares, shall be available again for grant under the Plan.

(b)

Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if (i) the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the

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Company (by either actual delivery or by attestation), or (ii) an SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above. In addition, except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if the exercise price of any stock option with a reload feature granted under any of the Prior Plans (a “Prior Option”) (the exercise of which results in the issuance pursuant to the reload feature of an Option under the Plan (a “Reload Option”)) is satisfied by tendering Shares to the Company, only the number of Shares issued pursuant to the Reload Option, net of the Shares tendered in payment of the exercise price for the Prior Option, shall be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above.

(c)

Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, the maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(d)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

4.3 Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)

Options: The maximum aggregate number of Shares with respect to which Options may be granted in the form of Options in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Options with respect to which Options were not granted determined as of the close of the previous Plan Year.

(b)

SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Stock Appreciation Rights with respect to which SARs were not granted determined as of the close of the previous Plan Year.

(c)

Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted as Restricted Stock or with respect to which Restricted Stock Units may be granted in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Restricted Stock and Restricted Stock Units with respect to which Restricted Stock and Restricted Stock Units were not granted determined as of the close of the previous Plan Year.

(d)

Performance Units or Performance Shares: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Performance Units or Performance Shares shall be two million five hundred thousand (2,500,000) Shares, or an amount equal to the value of two million five hundred thousand (2,500,000) Shares, as applicable, plus the number of Shares under the Participant’s Annual Award Limit relating to Performance Units and Performance Shares with respect to which Performance Units and Performance Shares were not granted determined as of the close of the previous Plan Year.

(e)

Cash-Based Awards: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Cash-Based Awards not denominated in Shares may not exceed thirty million dollars ($30,000,000) or, with respect to Cash-Based Awards denominated in Shares, an amount equal to the value of two million (2,000,000) Shares, plus the amount of the Participant’s Annual Award

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Limit related to Cash-Based Awards denominated in Shares and Cash-Based Awards not denominated in Shares, respectively, with respect to which Cash-Based Awards were not granted determined as of the close of the previous Plan Year.

(f)	Annual Incentive Pool Award: The maximum aggregate amount awarded or credited in any one Plan Year with respect to an Annual Incentive Pool Award shall be determined in accordance with Article 12.

(g)

Other Stock-Based Awards: The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted pursuant to Section 10.2 in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Other Stock-Based Awards with respect to which Other Stock- Based Awards were not granted determined as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall appropriately substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such corporate events or transactions, changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize under the Plan the issuance of Awards or the assumption of awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable, and any other applicable laws or stock exchange rules.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Associates and Directors. Third Party Service Providers are also eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

5.3 Trusts and Other Funding Vehicles. Notwithstanding any other provision herein (including without limitation Section 20.11), in lieu of making Awards directly to Associates, Directors or Third Party Service Providers under the Plan, the Committee may make Awards under the Plan through or to a trust or other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Associates of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422 and the regulations thereunder). Notwithstanding any other provision of the Plan, the Committee shall not grant Options containing, or amend Options previously granted to include, reload features providing for the automatic grant of Options with respect to

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the number of already owned Shares delivered by the Participant to exercise Options. Subject to the terms and provisions of the Plan, the Committee may grant Options in satisfaction of the Company’s obligation to issue stock options pursuant to stock options with reload features granted under the Prior Plans.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Date of Grant and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, an Option Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Limitations on Grant of Incentive Stock Options.

(a)

The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any Plan Year under the Plan and any other stock incentive plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be NQSOs, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(b)

No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the Option Price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

6.6 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); (d) a cashless (broker-assisted) exercise in accordance with procedures approved by the Committee; or (e) any other method approved or accepted by the Committee in its sole discretion.

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Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates and/or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10 Transferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.11 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.12 Substituting SARs. Regardless of the terms of any Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided the substituted SARs call for settlement by the issuance of Shares, and the terms of the substituted SARs and economic benefit of such substituted SARs are at least equivalent to the terms and economic benefit of the Options being replaced.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Any SAR granted in connection with an Option may be granted at

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the same time as its related Option is granted or at any time prior to the exercise, expiration or cancellation of its related Option.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, a Grant Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; provided, further, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, including a requirement that a Freestanding SAR be exercised only at the same time as a related Option.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR; provided, however, that the Committee may reserve the right to determine the form of such payout at any time subsequent to the grant, at which time it will give notice to the Participant.

7.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or

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otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Date of Grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Date of Grant, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

8.3 Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise determined at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, if such certificates are issued at the time of grant, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, if certificates are issued at the time of grant, each such certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion.

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The sale or transfer of shares of common stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions as set forth in the Capital One Financial Corporation 2004 Stock Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Capital One Financial Corporation.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to those Shares during the Period of Restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, any such dividend shall be paid in cash within a reasonable time after dividends are paid to the Company’s other stockholders. With respect to any Restricted Stock Units granted hereunder, a Participant shall have no such voting or dividend rights during the Period of Restriction, unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement.

8.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making (or otherwise give the Participant the choice of making) an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

9.3 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

9.4 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

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9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals (and any other non-performance terms) are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination of both, as the Committee determines.

10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards or to have such Awards vest or pay out, as applicable, following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

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Article 11. Performance Measures

11.1 Performance Measures. Generally, the performance goals upon which the grant, payment or vesting of an Award may occur (other than an Annual Incentive Pool Award awarded or credited pursuant to Article 12) shall be set at the discretion of the Committee, including (for example) by reference to the following performance measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Affiliate or any combination thereof, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)	Cash flow per share;

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets or ratios;

(m)	Charge-off levels;

(n)	Revenue growth;

(o)	Deposit growth;

(p)	Margins;

(q)	Operating efficiency;

(r)	Operating expenses;

(s)	Economic value added;

(t)	Improvement in or attainment of expense levels;

(u)	Improvement in or attainment of working capital levels;

(v)	Debt reduction;

(w)	Capital targets;

(x)	Consummation of acquisitions, dispositions, projects or other specific events or transactions; and

(y)	Any other performance goal that the Committee deems appropriate.

The Committee may also provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures specified in this Article 11.

11.2 Evaluation of Performance. The Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify

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and ascertain the amount of the applicable Award. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses.

Article 12. Annual Incentive Pool Awards

12.1 Establishment of Incentive Pool. The Committee may designate Associates who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) three percent (3%) of the Company’s Consolidated Operating Earnings for the Plan Year, (ii) twenty percent (20%) of the Company’s Operating Cash Flow for the Plan Year, or (iii) five percent (5%) of the Company’s Net Income for the Plan Year. At the beginning of the Plan Year, the Committee shall allocate an incentive pool percentage to each participating Associate for each Plan Year. In no event may (1) the incentive pool percentage for any one participating Associate exceed fifty percent (50%) of the total pool, (2) the sum of the incentive pool percentages for all participating Associates exceed one hundred percent (100%) of the total pool or (3) the monetary payment for any one participating Associate exceed $10 million.

12.2 Determination of Participating Associates’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each participating Associate’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each participating Associate’s Annual Incentive Pool Award then shall be determined by the Committee based on the participating Associate’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. The Committee shall retain the discretion to adjust all such Annual Incentive Pool Awards downward and provide for such other terms as it feels necessary or appropriate (including the effect, if any, of a Change of Control, death, Disability or Retirement).

Article 13. Dividend Equivalents

In the discretion of the Committee, any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award during the period between the date the Award is granted and the date the Award is exercised, vests, pays out or expires. Such dividend equivalents may be awarded or paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion. In no event shall dividend equivalents be granted with respect to Options or SARs. In addition, dividend equivalents granted with respect to Performance Shares or Performance Units shall not be distributed during the Performance Period or to the extent any such Award is otherwise unearned.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards and Annual Incentive Pool Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment or Share delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as “performance-based compensation,” as such term was defined in Code Section 162(m) on December 21, 2017, such earnings shall be in compliance with Code Section 162(m).

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Article 16. Rights of Participants

16.1 Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service as a Director or Third Party Service Provider at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any rights arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, the Plan and any Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination; No Repricings. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan or an Award shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. Furthermore, other than in connection with a change in the Company’s capitalization (as described in Section 4.4), the Committee shall not, without stockholder approval, reduce the Option Price or Grant Price of a previously awarded Option or Stock Appreciation Right and, at any time when the Option Price or Grant Price of the previously awarded Option or Stock Appreciation Right is above the Fair Market Value of a Share, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award with a lower (or no) Option Price or Grant Price or take any other action that would be considered a repricing for purposes of US generally accepted accounting practices or any applicable stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

17.3 Awards Previously Granted.

(a)

Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may terminate any Award previously granted and any Award Agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not vested or exercisable) or portion thereof pays to such Participant an amount in cash for each Share subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a Share received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar statutory amounts, over (b) the Option Price, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant’s Option or portion thereof (if necessary) and allows such Participant thirty (30) days to exercise such

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Award other than an Option outstanding under the Plan or portion thereof pays to such Participant an amount in Shares or cash or a combination thereof (as determined by the Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Committee in its sole discretion.

(b)

Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), the Committee may authorize the repurchase of any Award by the Company at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion, provided, however, that, without the prior approval of the Company’s shareholders, the Committee may not permit repurchase by the Company of Options or SARs with an Option Price or Grant Price, respectively, above the Fair Market Value of the Shares at the time of such repurchase.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with the Plan or any Award.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of or in connection with an Award granted hereunder, Participants may elect, subject to the approval of the Committee, or the Committee may require the Participant, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax withholding obligation is to be determined equal to the amount required to be withheld, using the applicable statutory withholding rate or, to the extent determined by the Committee or its delegate, in its sole discretion, another tax withholding rate not exceeding the maximum applicable rate. Any and all such Participant elections to withhold shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Any and all such Committee requirements to withhold shall either be set forth in the Award Agreement or otherwise communicated to the Participant by notice subsequent to the time of grant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as determined by the Committee in its discretion), termination of the Participant’s provision of services as a Director or Third Party Service Provider to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)

Failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its discretion, may determine.

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

(c)

Each Participant agrees to reimburse the Company with respect to any Award granted under the Plan (or any award granted under any Prior Plan) to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, as determined by the Board in its discretion, or as otherwise required by applicable law.

20.2 Legend. The certificates or book entry for Shares may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Associates, Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Associates, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Associates, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

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APPENDIX B – CAPITAL ONE FINANCIAL CORPORATION FIFTH AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

20.11 Unfunded Plan. Except as provided in Section 5.3 herein: (a) Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan; (b) nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person; (c) to the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be; and (d) all payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.16 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.17 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company, a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DR. MCLEAN, VA 22102-3491	VOTE BY INTERNET - www.proxyvote.com

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2019 for shares held directly and by 11:59 P.M. ET on 04/29/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors
	Nominees	For	Against	Abstain
1A 1B 1C 1D 1E 1F 1G 1H 1I 1J 1K

Richard D. Fairbank

Aparna Chennapragada

Ann Fritz Hackett

Peter Thomas Killalea

Cornelis “Eli” Leenaars

Pierre E. Leroy

Francois Locoh-Donou

Peter E. Raskind

Mayo A. Shattuck III

Bradford H. Warner

Catherine G. West

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR management proposals 2, 3 and 4.		For	Against	Abstain
					2.	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of Capital One for 2019.	☐	☐	☐
					3.	Advisory approval of Capital One’s 2018 Named Executive Officer compensation.	☐	☐	☐
					4.	Approval and adoption of the Capital One Financial Corporation Fifth Amended and Restated 2004 Stock Incentive Plan.	☐	☐	☐

					The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
					5.	Stockholder proposal requesting stockholders’ right to act by written consent, if properly presented at the meeting.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000405193_1    R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report to Stockholders/10-K is/are available at www.proxyvote.com.

CAPITAL ONE FINANCIAL CORPORATION

Annual Stockholder Meeting

Thursday, May 2, 2019 10:00 a.m. local time

Capital One’s Campus

1600 Capital One Drive

McLean, Virginia 22102

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 5, 2019, at the Annual Stockholder Meeting to be held on May 2, 2019 and at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2), (3) AND (4), AND "AGAINST" ITEM (5), AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

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